UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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July 26, 2013

To our stockholders:

We invite you to attend our Annual Meeting of Stockholders of Flagstar Bancorp, Inc. to be held at our national headquarters, 5151 Corporate Dr., Troy, Michigan on August 20, 2013 at 11:00 a.m., local time. Many of our directors and officers as well as representatives of Baker Tilly Virchow Krause, LLP, our independent registered public accountants for 2012, will be present to respond to questions that you may have.

Enclosed is a notice setting forth the business expected to come before our annual meeting, the proxy statement, the proxy card, and a copy of our 2012 Annual Report to Stockholders. Please read the attached Proxy Statement carefully for information about the matters you are being asked to consider and vote upon. Your vote is very important to us. On behalf of our board of directors, we urge you to sign, date and return the enclosed proxy as soon as possible, even if you currently plan to attend our annual meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend our annual meeting.

Thank you for your continuing support.

Sincerely,

/s/ Alessandro P. Dinello
Alessandro P. Dinello
President and Chief Executive Officer

2

FLAGSTAR BANCORP, INC.
5151 CORPORATE DR.
TROY, MI 48098
(248) 312-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON August 20, 2013

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Flagstar Bancorp, Inc. (the “Company”) will be held on August 20, 2013 at 11:00 a.m., local time, at the national headquarters of the Company, 5151 Corporate Dr., Troy, Michigan, for the purpose of considering and acting upon the following matters, all of which are more completely set forth in the accompanying proxy statement:

1.	to elect nine directors to the Board of Directors to hold office for a term of one year and until their successors shall have been duly elected and qualified;

2.	to vote on an advisory (non-binding) resolution to approve named executive officer compensation;

3.	to hold an advisory (non-binding) vote on the frequency of future advisory votes on named executive officer compensation;

4.	to reapprove the performance criteria set forth in the Flagstar Bancorp, Inc. 2006 Equity Incentive Plan;

5.	to approve an amendment to the Flagstar Bancorp, Inc. 2006 Equity Incentive Plan to increase the number of shares available for awards and the individual award limits thereunder;

6.	to ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company's independent registered public accountants for the year ending December 31, 2013; and

7.	to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

We are also enclosing a proxy card for the Annual Meeting and a copy of our 2012 Annual Report to Stockholders (the “Annual Report”).

As of the date of initial mailing of this proxy statement, the Board of Directors is not aware of any other business to come before the Annual Meeting.
The Board of Directors recommends that stockholders vote “FOR” each of the director nominees (Proposal 1), “FOR” Proposals 2, 4, 5 and 6, and “FOR” a frequency of every year on Proposal 3.

Proxies solicited hereby authorize the named proxies to take action on the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournments, the Annual Meeting may be adjourned. Stockholders of record of our common stock at the close of business on July 11, 2013 will be entitled to notice of and vote at the Annual Meeting and any adjournments or postponements thereof, and a complete list of stockholders entitled to vote will be available for inspection at the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Christine M. Reid
Christine M. Reid
Secretary

Troy, Michigan
July 26, 2013

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON AUGUST 20, 2013.
The Notice of Annual Meeting of Stockholders and the Proxy Statement relating to the Annual Meeting, as well as the Annual Report, are available at http://investors.flagstar.com/phoenix.zhtml?c=91343&p=irol-proxy.
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING.  IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN.  EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED.  IF YOU ARE THE RECORD OWNER OF YOUR SHARES AND YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY.  IF YOUR SHARES ARE HELD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING IN PERSON, YOU MUST OBTAIN FROM THE RECORD HOLDER OF YOUR SHARES AND BRING WITH YOU A PROXY FROM THE RECORD HOLDER ISSUED IN YOUR NAME.

PROXY STATEMENT
OF
FLAGSTAR BANCORP, INC.
5151 CORPORATE DR.
TROY, MI 48098
(248) 312-2000

ANNUAL MEETING OF STOCKHOLDERS

August 20, 2013

This proxy statement (“Proxy Statement”) and the enclosed proxy card (the “Proxy Card”) are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Flagstar Bancorp, Inc. (the “Company”). They will be used at the 2013 Annual Meeting of Stockholders of the Company (the “Annual Meeting”), that will be held on August 20, 2013 at 11:00 a.m., local time, at the national headquarters of the Company and Flagstar Bank, FSB (the “Bank”), 5151 Corporate Dr., Troy, Michigan. The accompanying Notice of Annual Meeting, this Proxy Statement, and the Proxy Card are being first mailed to stockholders entitled to vote at the Annual Meeting on or about July 26, 2013. As used in this Proxy Statement, the terms “we,” “us,” and “our” refer to the Company.

QUESTIONS AND ANSWERS

Why am I receiving these materials?

The Board is providing these proxy materials to you in connection with the Annual Meeting to be held on August 20, 2013. As a stockholder of record of our common stock on the Record Date, you are invited to attend the Annual Meeting and are entitled and requested to vote on the items of business described in this Proxy Statement. Many of our directors and officers, as well as representatives of Baker Tilly Virchow Krause, LLP (“Baker Tilly”), our independent registered public accountants for 2012, will be present to respond to questions that you may have.

What information is contained in this Proxy Statement?

This information relates to the proposals to be voted on at the Annual Meeting, the voting process, compensation of our directors and most highly paid executives, and certain other information required to be disclosed in this Proxy Statement.

Who is soliciting my vote pursuant to this Proxy Statement?

The Board is soliciting your vote at the Annual Meeting.

Who is entitled to vote?

Only stockholders of record of our common stock at the close of business on July 11, 2013 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting.

How many shares are eligible to be voted?

As of the Record Date, we had 56,083,291 shares of common stock outstanding and entitled to vote. Each outstanding share of common stock entitles its holder, determined as of the Record Date, to one vote on each matter to be voted upon at the Annual Meeting. For information regarding security ownership of executive officers, directors and holders of more than 5% of our outstanding common stock, see “Security Ownership of Certain Beneficial Owners” and “Security Ownership of Management” below.

What Matters Will be Submitted to Stockholders at the Annual Meeting?

At the Annual Meeting you will be asked to vote on each of the following matters:

1.
to elect nine directors to the Board. Our nominees are Walter Carter, Jay J. Hansen, John D. Lewis, David J. Matlin, James A. Ovenden, Peter Schoels, Michael J. Shonka, Michael J. Tierney and David L. Treadwell. All

nominees are current directors, and, if elected, each will serve a term of one year or until their earlier death, resignation or removal. No other nominations have been received;

2.	to approve an advisory (non-binding) resolution to approve named executive officer compensation;

3.	to select, on an advisory (non-binding) basis, the frequency of future advisory votes on named executive officer compensation;

4.	to reapprove the performance criteria set forth in the 2006 Equity Incentive Plan, as amended to date (the “2006 Plan”);

5.	to approve an amendment to the 2006 Plan to increase the number of shares available for awards and the individual award limits thereunder;

6.	to ratify the appointment of Baker Tilly as our independent registered public accountants for the year ending December 31, 2013.

You will also be entitled to vote on any other business that properly comes before the Annual Meeting or any adjournment thereof. We know of no additional matters that will be presented for consideration at the Annual Meeting.

How does the Board recommend that I vote?

The Board recommends that stockholders vote “FOR” each of the director nominees (Proposal 1), "FOR" Proposals 2, 4, 5, and 6, and "FOR" a frequency of every year on Proposal 3.

How many votes are required to hold the Annual Meeting and what are the voting procedures?

Quorum Requirement: Michigan law and our Bylaws (the “Bylaws”) require that a quorum be present to allow any stockholder action at a meeting. A quorum consists of a majority of all of our outstanding shares of common stock that are entitled to vote at the Annual Meeting. Therefore, at the Annual Meeting, the presence, in person or by proxy, of the holders of at least 28,041.646 shares of common stock will be required to establish a quorum. Stockholders of record who are present at the Annual Meeting, in person or by proxy, but who abstain from voting are still counted towards the establishment of a quorum. This will include brokers that are holding customers' shares of record even though the brokers may abstain from certain votes or be prohibited from casting a vote.

Required Votes:    Each outstanding share of common stock is entitled to one vote on each proposal at the Annual Meeting. The number of required votes set forth below assumes that a quorum is present at the Annual Meeting.

1.
Election of Directors. Each director nominee shall be elected if that director receives a majority of the number of votes cast with respect to the director. For purposes of the election of directors, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. Shares that are not voted, abstentions and broker non-votes will have no effect on the election of directors because they will not be counted as votes cast. Cumulative voting is not permitted.

2.
Advisory Vote to Approve Named Executive Officer Compensation. Adoption of an advisory resolution approving the compensation of the named executive officers as disclosed in this Proxy Statement requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of this proposal, a majority of the votes cast means that the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal. Shares that are not voted, abstentions and broker non-votes will have no effect on this proposal because they will not be counted as votes cast. While this vote is advisory and therefore not binding on us, the Compensation Committee or the Board, we value the opinions of our stockholders. Accordingly, the Board will take the results of this vote under advisement and will consider our stockholders' concerns when making future decisions regarding our executive compensation programs.

3.
Frequency of Advisory Vote on Named Executive Officer Compensation. Stockholders will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) every year, (2) every two years, (3) every three years or (4) abstain. Stockholders are not voting to approve or disapprove of the Board's recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes on executive compensation. If none of the frequency options receives majority support, the option receiving the greatest number of votes cast will be considered the frequency recommended by our stockholders.

4.
Reapproval of the Performance Criteria in the 2006 Plan. Reapproval of the performance criteria set forth in the 2006 Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. For purposes of this proposal, a majority of the votes cast means that the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal. Shares that are not voted, abstentions and broker non-votes will have no effect on this proposal because they will not be counted as votes cast. While this vote is advisory and therefore not binding on us, the Compensation Committee or the Board, we value the opinions of our stockholders. Accordingly, the Board will take the results of this vote under advisement and will consider our stockholders' concerns when making future decisions regarding the frequency of advisory votes on executive compensation programs.

5.
Amend the 2006 Plan to Increase the Number of Shares Available for Awards and the Individual Award Limits. An amendment to the 2006 Plan to increase the number of shares available for awards and the individual award limits requires the affirmative vote of a majority of the votes cast at the Annual Meeting, provided that the total votes cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal. For purposes of this proposal, a majority of the votes cast means that the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal. Shares that are not voted, abstentions and broker non-votes will have no effect on this proposal because they will not be counted as votes cast.

6.
Ratification of Independent Registered Public Accountants. The action will be approved if a majority of the votes cast on this proposal are voted in favor of ratification. For purposes of this proposal, a majority of the votes cast means that the number of shares voted “for” this proposal must exceed the number of shares voted “against” this proposal. Shares that are not voted and abstentions will have no effect on this proposal because they will not be counted as votes cast.

What is an abstention, and how will it affect the vote on a proposal?

An “abstention” occurs when the beneficial owner of shares is present, in person or by proxy, and entitled to vote at the meeting (or when a nominee holding shares for a beneficial owner is present and entitled to vote at the meeting), but such person does not vote on the particular proposal. Abstentions will not be counted as votes cast but will be considered present for the purpose of determining the presence of a quorum. Abstentions will have no effect on the results of the vote with respect to any of the proposals to be voted on by stockholders at the Annual Meeting.

What are broker non-votes, and how will they affect the vote on a proposal?

A “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have the discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. Under the applicable rules of the New York Stock Exchange (“NYSE”), brokers or other nominees have discretionary voting power with respect to matters that are considered routine, but not with respect to non-routine matters. Proposals 1, 2, 3, 4 and 5 are considered non-routine matters and Proposal 6 is considered a routine matter. A broker or other nominee cannot vote without instructions on non-routine Proposals 1, 2, 3, 4 and 5, and therefore there may be broker non-votes on those proposals. Broker non-votes are not deemed to be votes cast for purposes of determining whether stockholder approval has been obtained, and broker non-votes will have no effect on the voting results for any of these proposals. A broker or other nominee may vote without instructions on Proposal 6.

How may I cast my vote?

If you are the stockholder of record: You may vote by one of the following methods:

1. in person at the Annual Meeting; or

2. by mail by completing the Proxy Card and returning it.

If you submit a signed Proxy Card, the proxies identified on the Proxy Card will vote the shares of which you are the stockholder of record in accordance with your instructions. If you submit a signed Proxy Card without giving specific voting instructions, the proxies will vote the shares as recommended by the Board.

If you own your shares in “street name,” that is, through a brokerage account or in another nominee form: You are a beneficial owner and not a stockholder or record, and therefore must provide instructions to the broker or nominee as to how your shares held by them should be voted. Your ability to vote in person, by mail, by the Internet or by telephone depends on the voting procedures of your bank or broker. Please follow the directions that your bank or broker provides.

How may I revoke or change my vote?

If you are the stockholder of record of your shares, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

1.	attending the Annual Meeting and voting your shares in person;

2.	submitting prior to August 20, 2013 a new executed Proxy Card bearing a date that is later than the date on your most recently submitted Proxy Card; or

3.	delivering written notice to our Secretary for receipt prior to August 20, 2013, stating that you are revoking your proxy.

If your shares are held in street name and you have instructed a broker, bank or other nominee to vote your shares of common stock, you may revoke those instructions by following the directions received from your broker, bank or other nominee to change those instructions.

Please note that your attendance at the Annual Meeting will not, by itself, constitute revocation of your proxy.

Who is paying for the costs of this proxy solicitation?

We will bear the cost of preparing, printing and mailing the materials in connection with this solicitation of proxies. In addition to mailing these materials, our officers and regular employees may, without being additionally compensated, solicit proxies personally and by mail, telephone, facsimile or electronic communication. We usually will reimburse banks and brokers for their reasonable out-of-pocket expenses related to forwarding proxy materials to beneficial owners of stock or otherwise in connection with this solicitation.

Who will count the votes?

Our inspectors of election for the Annual Meeting, Danielle Tatum and Connie Atallah, will receive and tabulate the votes.

What happens if the Annual Meeting is postponed or adjourned?

Your proxy will still be effective and may be voted at the postponed meeting. You will still be able to change or revoke your proxy until it is voted.

What happens if a nominee for director is unable to serve, new business is introduced or procedural matters are voted upon?

Your proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, with respect to matters incident to the conduct of the Annual Meeting and any other matter that may properly come before the Annual Meeting. For more information on submitting matters to us, see “STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING” herein. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board. Except for procedural matters incident to the conduct of the Annual Meeting, we do not know of any other matters that are to come before the Annual Meeting.

Where do I find the voting results of the meeting?

We will announce the preliminary voting results at the meeting and publish the final results in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days following the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is currently composed of nine directors. Pursuant to our Amended and Restated Articles of Incorporation, as amended (the “Articles”), the term of a director is one year. At the Annual Meeting, the terms of all of the current directors will expire. The Board has nominated each of the nine existing directors to serve for a new one-year term and until their respective successors are duly elected and qualified.

It is intended that the persons named in the proxies solicited by the Board will vote for the election of each of these nominees. If a nominee is unable to serve, the shares represented by all properly executed proxies that have not been revoked may be voted for the election of a substitute for that nominee as the Board may recommend, the Board may continue operating with an additional vacancy or the Board may reduce its size to eliminate the vacancy. At this time, the Board does not know of any reason why any nominee might be unable to serve.

The Board is comprised of a diverse group of sophisticated leaders and professionals who meet the standards and qualifications for our directors as described in more detail below. Many of the current directors have prior experience in senior leadership roles at large companies where they gained significant and diverse management and other experiences including risk assessment, corporate strategy, public company financial reporting and leadership development. Several of the current directors have experience serving as executive directors of medium to large domestic companies and have an understanding of financial trends and the corporate governance practices and needs of companies of various sizes. The biographies below describe the skills, attributes and experiences of each of the nominees that led the Nominating/Corporate Governance Committee and the Board to nominate such individual nominees for election to the Board as directors.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION AS DIRECTORS OF ALL OF THE NOMINEES LISTED BELOW.

The following table sets forth, for the nominees and each continuing director, his name, his age as of the Record Date and the year he first became our director. Each of the nominees listed below has consented to serve if elected.

Director Nominees

Name	Age as of the Record Date	Year First Elected Director
Walter Carter	61	2009
Alessandro DiNello	58	2013(1)
Jay J. Hansen	50	2005
John D. Lewis	64	2013(2)
David J. Matlin	52	2009(3)
James A. Ovenden	50	2010
Peter Schoels	40	2013(3)(4)
Michael J. Shonka	65	2011
David L. Treadwell	58	2009

(1)
Mr. DiNello was appointed to the Board on May 15, 2013, subject to receipt of non-objection from the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Mr. DiNello became a director effective June 12, 2013 upon receipt of notice of non-objection from the Federal Reserve.

(2)
Mr. Lewis was appointed to the Board on October 1, 2012 subject to receipt of non-objection from the Federal Reserve. Mr. Lewis became a director effective February 12, 2013 upon receipt of notice of non-objection from the Federal Reserve.

(3)
Messrs, Matlin and Schoels were designated by MP Thrift pursuant to Section 4.1(c) of Investment Agreement between us and MP Thrift dated as of December 17, 2008 (the “Investment Agreement”). Pursuant to the terms of the Investment Agreement, MP Thrift is entitled to designate such number of directors to serve on the Board in proportion to the total voting power of voting stock beneficially owned by MP Thrift until such time as they no longer own at least 10% of the total voting power in us. MP Thrift beneficially owns 63.5% of our common stock.

(3)
Mr. Schoels was elected to the Board at our 2012 annual meeting of stockholders held on September 24, 2012, subject to receipt of non-objection from the Federal Reserve. Mr. Schoels became a director effective February 14, 2013 upon receipt of notice of non-objection from the Federal Reserve.

(4)
Mr. Schoels was elected to the Board at our 2012 annual meeting of stockholders held on September 24, 2012, subject to receipt of non-objection from the Federal Reserve. Mr. Schoels became a director effective February 14, 2013 upon receipt of notice of non-objection from the Federal Reserve.

The following sets forth the business experience of each director nominee.

Walter N. Carter has served as a member of the Board since 2009. Mr. Carter is currently a Managing Principal at Gateway Asset Management, LLC, a financial services consulting company focusing on consumer and commercial financial assets. Previously, Mr. Carter was Senior Vice-President and Director of Consumer Lending at Fifth Third Bank from 2005 to 2008, served as a consultant to the chief executive officer of the direct to consumer retail non-conforming mortgage business for General Electric from 2004 to 2005, and served as President of Manufactured Housing at Green Tree Servicing/Conseco Financial Corp from 2001 to 2004. Mr. Carter's extensive experience in banking operations and consumer lending provides significant insight and expertise to the Board, particularly as we continue to refine and execute our business operations in the current environment.

Alessandro P. DiNello joined the Board as a director effective May 15, 2013. Mr. DiNello also serves as our President and Chief Executive Officer and President and Chief Executive Officer of the Bank and his summary biography is included with the other executive officers below under “EXECUTIVE OFFICERS.” Mr. DiNello's many years of experience with the Company and the Bank and as an executive in the Michigan banking industry provides valuable leadership experience and industry knowledge to the Board. Moreover, Mr. DiNello's day-to-day leadership and intimate knowledge of our business and operations provide the Board with Company and Bank-specific experience and expertise.
Jay J. Hansen has served as a member of the Board since 2005. Mr. Hansen is co-founder and President of O2 Investment Partners, LLC, a private equity investment group that seeks to acquire a majority interest in small and middle market manufacturing, niche distribution, and select service and technology businesses. Prior to forming O2 Investment Partners in 2007, Mr. Hansen provided consulting services to financial and manufacturing concerns. From 2002 through December 2006, Mr. Hansen served in various capacities for Noble International, Ltd., a publicly-traded supplier of automotive parts, component assemblies and value-added services to the automotive industry, including service as Chief Operating Officer from February 2006 to December 2006; Vice-President and Chief Financial Officer from May 2003 to February 2006; and Vice-President of Corporate Development from 2002 to 2003. From 1994 to 2002, Mr. Hansen served as Vice-President at Oxford Investment Group, a privately held merchant bank with holdings in a variety of business segments. Prior to his time with Oxford Investment Group, Mr. Hansen had ten years experience in commercial banking, in various lending and special asset capacities. Mr. Hansen's experience as principal financial officer of a public company provides the Board and the Audit Committee with valuable expertise as a financial expert. In addition, Mr. Hansen's experience as a business operator and, more recently, a principal in a Michigan based private equity investment group provides us with valuable insight into the Michigan market. Mr. Hansen also serves on the board of directors and the audit committee of Power Solutions International, Inc., a publicly-traded leader in the design, engineering and manufacturing of emissions-certified alternative fuel and conventional power systems.

John D. Lewis joined the Board as non-executive Chairman of the Board effective February 12, 2013. Mr. Lewis retired in 2006 as vice chairman of Comerica Incorporated, the parent company of Comerica Bank (“Comerica”). During his 36-year tenure with Comerica, Mr. Lewis managed Small Business and Retail Banking divisions in Michigan, Florida, California and Texas, and oversaw the nationwide mortgage and consumer lending operations for all of Comerica's subsidiaries through a distribution system of more than 300 banking offices. Mr. Lewis's responsibilities included building and expanding Comerica's presence in Michigan, Florida, California and Texas. Mr. Lewis also had extensive experience managing various staff divisions within Comerica, including Human Resources, Marketing and Product Management, Corporate Communications, Compliance, Government Relations, Public Affairs and Quality Process. Mr. Lewis served as a director of Comerica, and as a member of Comerica's Management Policy Committee and Management Council. Mr. Lewis joined Donnelly Penman & Partners, an investment banking firm located in Grosse Pointe, Michigan, in 2006. Currently, he is serving as managing director of Donnelly Penman Capital, LLC, an investment banking firm that provides services to the community banking and manufacturing sectors. In addition, he heads the investment committee and is a general partner and advisory board member of the Donnelly Penman Fund, LLC, which invests in small community start-up banks throughout the United States.

David J. Matlin has served as a member of the Board since 2009. Mr. Matlin is the Chief Executive Officer of MP Global Advisers, which he co-founded in July 2002. Prior to forming MP Global Advisers, Mr. Matlin was a Managing Director at Credit Suisse First Boston, and headed their Distressed Securities Group upon its inception in 1994. Mr. Matlin was also a Managing Director and a founding partner of Merrion Group, L.P., a successor to Scully Brothers & Foss L.P., from 1988 to 1994. Mr. Matlin's background in distressed companies and his experience serving on several public company boards brings extensive leadership, risk assessment skills and public company expertise to the Board. Also, Mr. Matlin is a controlling member of MP Thrift, and as such, he provides the Board with the perspective of a major shareholder. Mr. Matlin also serves on the board of directors of Standard Pacific Corp., a publicly-traded home builder. Mr. Matlin was designated by MP Thrift pursuant to Section 4.1(c) of the Investment Agreement. Pursuant to the terms of the Investment Agreement, MP Thrift is entitled to designate such number of directors to serve on the Board in proportion to the total voting power of voting stock beneficially owned by MP Thrift until such time as they no longer own at least 10% of the total voting power in us. MP Thrift beneficially owns 63.5% of our common stock.

James A. Ovenden has served as a member of the Board since 2010. Mr. Ovenden is the Chief Financial Officer of Advance America, Cash Advance Centers, Inc., a leading provider of non-bank cash advance services in the United States, which he joined in May 2011. Since 2002, Mr. Ovenden has also been the principal consultant with CFO Solutions of SC, LLC, a financial consulting business for middle market companies requiring credit restructuring and business advisory services. Mr. Ovenden served as the Chief Financial Officer of AstenJohnson Holdings LTD, a manufacturer of paper machine clothing, specialty fabrics, filaments and drainage equipment, from 2009 to 2010, and a founding principal of OTO Development, Inc., a hospitality development company, where he served in an executive capacity from 2004 to 2007. Prior to that, he served as the Chief Financial Officer, Secretary and Treasurer of Extended Stay America, Inc. from January 2004 until May 2004, when the company was sold. Mr. Ovenden's experience and expertise in other public companies' financial and audit programs and policies provide the Board with invaluable expertise in these areas. Mr. Ovenden formerly served on the board of directors of Polymer Group, Inc., a leading global engineered materials company, and of Insight Health Services Holdings Corp., a provider of diagnostic imaging services.

Peter Schoels joined the Board as a director effective February 14, 2013. Mr. Schoels has served as Managing Partner of MP Global Advisers since 2009 and has been a partner with MP Global Advisers since its inception in July 2002. In his capacity as Managing Partner, Mr. Schoels has been involved in the supervision of all investments made by certain private investment partnerships managed by MP Global Advisers, including MP Thrift's investment in us. Mr. Schoels' background in supervising investments in distressed companies, and serving as a director of a publicly-traded company provides the Board with the perspective of a major shareholder and seasoned investor that has an intimate knowledge of our business and operations and with additional leadership and risk assessment skills. Since October 2009, Mr. Schoels has been a director of Standard Pacific Corp., a publicly-traded home builder. Mr. Schoels was designated by MP Thrift pursuant to Section 4.1(c) of Investment Agreement.

Michael J. Shonka has served as a member of the Board since 2011. Mr. Shonka is currently the Chief Financial Officer of West Star Aviation, Inc., an authorized jet maintenance company specializing in aircraft repair services and complete airframe overhaul. Mr. Shonka is also the managing partner of MJS Advisors, LLC, provider of advisory services regarding mergers and acquisitions, working capital and business performance in aerospace, banking, and other sectors, a position he has held since 2010. Previously, Mr. Shonka was executive vice president and Chief Financial Officer of Cessna Aircraft Company from 1999 to 2010, after joining Cessna Aircraft Company in 1996 as senior vice president. Prior to that, Mr. Shonka served as executive vice president and Chief Financial Officer of Fourth Financial Corporation from 1988 until 1996. Mr. Shonka's experience as a chief financial officer and expertise in mergers and acquisitions and business performance will be invaluable to the Board as we transform the Bank into a full service, super community bank.

David L. Treadwell has served as a member of the Board since 2009. Until its sale in August 2011, Mr. Treadwell was the President and Chief Executive Officer of EP Management Corporation (formerly known as EaglePicher Corporation), a diversified industrial products company, where he had served in the role since August 2006. Prior to that, he served as its Chief Operating Officer from November 2005 until August 2006, and as a division president from July 2005 until November 2005. From August 2004 until March 2005, Mr. Treadwell was Chief Executive Officer responsible for the restructuring of Oxford Automotive, a $1 billion automotive supplier. From 2002 until August 2004, Mr. Treadwell provided business consulting services following 19 years with Prechter Holdings, serving as CEO from 1993 to 2002. With his experience as the principal executive officer of a large Michigan corporation, Mr. Treadwell provides valuable insight and guidance on issues of corporate strategy and risk management, particularly as to his expertise and understanding of the Michigan market. Moreover, Mr. Treadwell has had considerable experience with distressed companies and has been instrumental in turnarounds. Mr. Treadwell also serves on the board of directors of Fairpoint Communications, a communications provider, and Visteon Corporation, a global automotive supplier, and chairs four private companies.

Board and Committee Meetings and Committees

The Board generally meets on a monthly basis, or as needed. During the year ended December 31, 2012, the Board met 13 times. Other than David J. Treadwell, no director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board during 2012, and (ii) the total number of meetings held by all committees of the Board on which that director served.

While we do not have a policy regarding director attendance at the Annual Meeting of Stockholders, we encourage directors to attend every annual meeting. Seven of our nine directors who were then on the Board attended last year's annual meeting of stockholders held on September 24, 2012.

Nominating/Corporate Governance Committee

The Nominating/Corporate Governance Committee consists of directors David J. Matlin, John D. Lewis and Peter Schoels. In addition, during 2012, the Nominating/Corporate Governance Committee included Gregory Eng, who served on the Nominating/Corporate Governance Committee until his resignation from the Board effective March 25, 2013. The chairman of the Nominating/Corporate Governance Committee is Mr. Matlin. The Nominating/Corporate Governance Committee met four times during 2012. We are a controlled company for purposes of the NYSE (defined as a company with over 50% of the voting power held by an individual, group or other company), and as such are exempt from the requirement that director nominees be selected, or recommended for the Board's selection, by either a Nominating Committee comprised solely of independent directors or by a majority of the independent directors.

Among other things, the Nominating/Corporate Governance Committee is responsible for reviewing annually the requisite skills and characteristics required of Board members, selecting, evaluating and recommending nominees for election by our stockholders and reviewing and assessing the adequacy of our policies and practices on corporate governance, including the Corporate Governance Guidelines. The charter of the Nominating/Corporate Governance Committee, as well as the Corporate Governance Guidelines, may be found on our website under the investor relations section at www.flagstar.com.

The Nominating/Corporate Governance Committee considers prospective nominees for the Board based on the need to fill vacancies or the Board's determination to expand the size of the Board. This initial determination is based on information provided to the committee with the recommendation of the prospective candidate, as well as the committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation. The committee then evaluates the prospective nominee against the standards and qualifications set forth below, including relevant experience, industry expertise, intelligence, independence, diversity of background and outside commitments.

The general criteria for nomination to the Board include:

•	Possessing personal and professional ethics, integrity and values, and commitment to representing the best interests of our stockholders and other constituencies;

•	Reputations, both personal and professional, consistent with our image and reputation;

•	Relevant experience and expertise and ability to add value and offer advice and guidance to our Chief Executive Officer based on that experience and expertise;

•	Current knowledge and contacts in our industry and other industries relevant to our business, ability to work with others as an effective group and ability to commit adequate time as a director;

•	The ability to exercise sound business judgment; and

•	Such nominee would complement the diversity, including diversity of background, skill, education and experience, among the existing members of the Board.

While it has no formal diversity policy, the Board believes its effectiveness is enhanced by being comprised of individuals with diverse backgrounds, skills and experience that are relevant in the role of the board and the needs of our business. Accordingly, the Board, through the Nominating/Corporate Governance Committee, will regularly review the changing needs of the business and the skills and experience resident in its members, with the intention that the Board will be periodically “renewed” as certain directors rotate off and new directors are recruited. The Board's commitment to diversity and renewal will be tempered by the need to balance change with continuity and experience. The Board believes that it has been effective in its commitment to establishing a Board that consists of members with diverse backgrounds, skills and experience that are relevant to the role of the Board and the needs of the business.

In considering director nominees, the Nominating/Corporate Governance Committee has not used third party search firms to assist in this purpose. The Nominating/Corporate Governance Committee recommends to the Board the slate of directors to be nominated for election at the Annual Meeting, but the Board is responsible for making interim appointments of directors in accordance with our Articles and Bylaws.

On October 1, 2012, the Board appointed John D. Lewis as a director for a term to expire at the 2013 Annual Meeting, such appointment subject to receipt of non-objection from the Federal Reserve which was received on February 12, 2013. Mr. Lewis was recommended to the Nominating/Corporate Governance Committee by a member of the executive management team. Also on May 15, 2013, the Board appointed Mr. DiNello as a director for a term to expire at the 2013 Annual Meeting, such appointment subject to receipt of non-objection from the Federal Reserve which was received on June 12, 2013.

Compensation Committee

The Compensation Committee consists of directors David J. Matlin, John D. Lewis, Peter Schoels and Michael J. Shonka. In addition, during 2012, the Compensation Committee included Gregory Eng, who served on the Compensation Committee until his resignation from the Board effective March 25, 2013. The Chairman of the Compensation Committee is Mr. Matlin. The Compensation Committee met six times during 2012. The charter of the Compensation Committee may be found on our website under the investor relations section at www.flagstar.com.

On January 30, 2009, we became a controlled company for purposes of the NYSE. Section 303A.00 of the NYSE Listed Company Manual (the "NYSE Manual") exempts a controlled company from the rules that require that (1) the compensation of the chief executive officer of the company be determined, or recommended to the board of directors for determination, either by a Compensation Committee comprised of independent directors or by a majority of the independent directors on its board of directors, (2) the chief executive officer may not be present during voting or deliberations, and (3) compensation for all other executive officers must be determined, or recommended to the board of directors for determination, either by the Compensation Committee or a majority of the independent directors on the board of directors. Accordingly, as a controlled company, we are not required to have officer compensation, including the compensation of the chief executive officer, determined or approved by a Compensation Committee or a majority of the independent directors on our Board.

The Compensation Committee is responsible for establishing the policies that govern executive compensation and for recommending the components and structure of executive compensation. The Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of the Chairman of the Board and of our Chief Executive Officer, evaluates performance in light of such criteria and objectives, determines compensation of the Chairman of the Board and of the Chief Executive Officer based on such respective evaluations, and makes compensation recommendations to the Board related to other executive officers.

The Compensation Committee may delegate its authority to a subcommittee composed solely of directors that satisfy its membership criteria but has never done so. However, the Compensation Committee frequently requests that management assist in evaluating employee performance, recommending factors and targets for incentive compensation, recommending compensation levels and forms of awards, and providing information with respect to, among other things, strategic objectives and the current market environment.

Audit Committee

During 2012, the Audit Committee, which is a separately designated standing committee of the Board, consisted of directors Jay J. Hansen, James A. Ovenden, and Michael J. Shonka, each of whom is independent under the NYSE listing standards and applicable SEC rules and regulations. The chairman of the Audit Committee is Mr. Hansen. The Audit Committee met 21 times during 2012. The Board has determined that Messrs. Hansen, Ovenden and Shonka each qualify as an “Audit Committee financial expert,” as defined by the rules and regulations of the SEC. Further, the Board certifies that each member of the Audit Committee is financially literate and has accounting or related financial management expertise, as such qualifications are defined by the rules of the NYSE. The charter of the Audit Committee may be found on our website under the investor relations section at www.flagstar.com.

The Audit Committee is responsible for reviewing our audit programs and the activity of the Bank in conjunction with the Bank's audit committee. The Audit Committee oversees the quarterly regulatory reporting process, oversees the internal compliance audits as necessary, receives and reviews the results of each external audit, reviews management's responses to independent registered public accountants' recommendations, and reviews management's reports on cases of financial misconduct by employees, officers or directors. The Audit Committee is also responsible for engaging our independent registered public accountants and for the compensation and oversight of the work of our independent registered public accountants for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for us.

Compliance Committee

The Compliance Committee was formed in 2012 for the purposes of overseeing the Board's and management's response to regulatory matters and serving as a liaison between the Board and the federal regulators. The Compliance Committee is responsible for, among other things, assisting the Board in fulfilling its oversight responsibilities and obligations with regard to the existing Supervisory Agreement by and between the Bank and the Office of Thrift Supervision effective as of January 27, 2010 (the “Supervisory Agreement”), the Consent Order between the Bank and the Office of the Comptroller of the Currency (the “OCC”) effective as of October 23, 2012, reports of examination delivered to the Bank by the OCC, and any supervisory agreement or other supervisory or administrative action taken or imposed by the OCC or any federal or state regulatory authority or other governmental entity. The Compliance Committee provides quarterly reports to the Board on its activities and management's progress on outstanding regulatory matters. During 2012, the Compliance Committee consisted of Jay J. Hansen, David L. Treadwell, David J. Matlin and Peter Schoels. John D. Lewis was added to the Compliance Committee upon receipt of non-objection from the Federal Reserve, and Mr. Treadwell ceased to serve on the Compliance Committee when Mr. Lewis was added. The chairman of the Compliance Committee was Mr. Treadwell in 2012 and is Mr. Lewis in 2013. The Compliance Committee met seven times during 2012. The charter of the Compliance Committee can be found on our website under the investor relations section at www.flagstar.com.

Risk Committee

The Risk Committee was formed in early 2010 for the purpose of monitoring and overseeing credit risk, market and liquidity risk, operational risk and the regulatory component of compliance risk of us and our subsidiaries. The Risk Committee consists of David L. Treadwell, John D. Lewis, Peter Schoels and Walter N. Carter, and, during 2012, also included Joseph P. Campanelli until his resignation from the Board effective November 1, 2012 and Gregory Eng until his resignation from the Board effective March 25, 2013. The chairman of the Risk Committee is Mr. Treadwell. The Governance and Risk Committee met eleven times during 2012. The charter of the Risk Committee can be found on our website under the investor relations section at www.flagstar.com.

Board Leadership Structure

Following the resignation of Joseph P. Campanelli from his positions as Chairman of the Board and Chief Executive Officer effective October 1, 2012, the Board, upon recommendation from the Nominating/Corporate Governance Committee, decided to separate the positions of chairman of the board and chief executive officer consistent with the view of the Board that such a structure is the most appropriate based on the size of the Board as well as the experience of the applicable individuals, the current business environment and other relevant factors. Further, the Board believes that the separation of the positions of chief executive officer and chairman of the board strengthens its governance structure, fosters clear accountability and enhances alignment on corporate strategy. The Board will continue to review this structure from time to time in accordance with our needs. As a result of the separation of the positions of chairman of the board and chief executive officer, the Board will no longer utilize a separate independent Lead Director.

The Board's administration of its risk oversight function has not specifically affected the Board's leadership structure. In establishing the Board's current leadership structure, risk oversight was one factor among many considered by the Board, and the Board believes that the current leadership structure is conducive to and appropriate for its risk oversight function. As stated above, the Board regularly reviews its leadership structure and evaluates whether it, and the Board as a whole, is functioning effectively. If in the future the Board believes that a change in its leadership structure is required to, or potentially could, improve the Board's risk oversight function, it may make any change it deems appropriate.

Risk Management

The Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. The Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our Audit Committee oversees management of financial risks. Our Nominating/Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. Our Compliance Committee is responsible for overseeing the management of risks related to regulatory matters. Our Governance and Risk Committee is responsible for monitoring and overseeing credit risk, market and liquidity risk, operational risk and the regulatory component of compliance risk of us and our subsidiaries. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about such risks through committee reports.

Director Compensation

Our general policy is to provide non-management directors with compensation that is intended to assist us in attracting and retaining qualified non-management directors. We do not pay director compensation to directors who are also our employees. In addition, directors David J. Matlin, Mark R. Patterson, who resigned from the Board effective July 11, 2012, Peter Schoels, and Gregory Eng, who resigned from the Board effective March 25, 2013, waived the receipt of compensation for serving on the Board or its committees.

The Nominating/Corporate Governance Committee has the primary responsibility to review director compensation and benefits on an annual basis and recommend any revisions to the Board. For 2012, the compensation of non-management directors for their service on the Board and its committees was as follows:

•	Annual retainer, $55,000;

•	Annual retainer fee for the members of the Audit Committee, $20,000;

•	Annual additional retainer fee for the chairman of the Audit Committee, $12,500;

•	Annual retainer fee for the members of the Compensation Committee, $3,000;

•	Annual additional retainer fee for the chairman of the Compensation Committee, $2,000;

•	Annual retainer fee for the members of the Nominating/Corporate Governance Committee, $3,000;

•	Annual retainer fee for the members of the Risk Committee, $4,000;

•	Annual additional retainer fee for the chairman of the Risk Committee, $10,000;

•	Annual retainer fee for the members of the Compliance Committee, $4,000; and

•	Annual retainer for Lead Director, $10,000.[1]

(1)	Effective October 1, 2012, the Board separated the positions of chairman of the board and chief executive officer and terminated the position of separate Lead Director.
We also reimbursed non-management directors who attend meetings of the Board or its committees from out-of-town for reasonable travel expenses, including accommodations. In addition, non-management directors were eligible to receive equity-based compensation under the 2006 Plan.
The table below details the compensation earned by our non-management directors in 2012.

Name	Total Fees Earned Or Paid in Cash
Walter Carter	$59,000
Gregory Eng (1)	$—
Jay J. Hansen (2)	$87,500
John D. Lewis (3)	$—
David J. Matlin (1)	$—
James A. Ovenden	$75,000
Mark R. Patterson (1)	$—
Peter Schoels (1) (4)	$—
Michael J. Shonka	$78,000
David L. Treadwell	$79,000

(1)
Messrs. Matlin, Patterson, Schoels and Eng waived the receipt of compensation for serving on the Board or its committees. Mr. Patterson resigned effective July 9, 2012, and Mr. Eng resigned effective March 25, 2013.

(2)	As of December 31, 2012, Jay J. Hansen had options to purchase 15 shares of common stock, all of which were awarded prior to 2007.

(3)
Mr. Lewis was appointed to the Board on October 1, 2012, subject to receipt of non-objection from the Federal Reserve. Mr. Lewis became a director effective February 12, 2013 upon receipt of notice of non-objection from the Federal Reserve. Prior to receipt of non-objection, we entered into a consulting agreement with Mr. Lewis pursuant to which he was paid $50,000 in cash and $67,400 in unrestricted shares of common stock for the year ended December 31, 2012.

(4)
Mr.Schoels was elected to the Board at our 2012 annual meeting of stockholders held on September 24, 2012, subject to receipt of non-objection from the Federal Reserve. Mr. Schoels became a director effective February 14, 2013 upon receipt of notice of non-objection from the Federal Reserve.

Based upon its annual review of director compensation and benefits, the nominating/corporate governance committee did not recommend any changes to compensation for non-management directors for 2013. However, we have agreed to pay Mr. Lewis compensation of $25,000 per month in cash and $25,000 per month in unrestricted shares of common stock for his service as Chairman of the Board and Chairman of the Compliance Committee.

From time to time, our directors may be asked to engage in special director services, whether or not a committee of the Board has been formed for such purpose. Such services may include strategic reviews, strategic transaction oversight, independent major litigation oversight and like matters involving substantially greater commitments of time from the directors. In such circumstances, the directors engaged in such efforts may receive additional fees for the duration of such service. Fees related to a special committee may be paid whether or not the matter concludes in a transaction or other specific result and may be adjusted upward or downward based on the amount of work required and any other criteria the committee and Board deem appropriate. In 2012, our directors did not receive any additional compensation for special director services.

We will continue to reimburse non-management directors who attend meetings of the Board or its committees from out-of-town for reasonable travel expenses, including accommodations, and the non-management directors will continue to be eligible to receive equity-based compensation under the 2006 Plan.

CORPORATE GOVERNANCE

General

We initially adopted Corporate Governance Guidelines in 2004, and the Nominating/Corporate Governance Committee reviews and assesses the adequacy of those guidelines annually and recommends amendments as necessary. You may obtain the Corporate Governance Guidelines and the charters of each of the Board's committees, including the Audit Committee, the Compensation Committee, the Nominating/Corporate Governance Committee, the Compliance Committee and the Governance and Risk Committee, on our website under the investor relations section at www.flagstar.com. These documents are also available in print upon written request to Flagstar Bancorp, Inc., Attn: Investor Relations Officer, 5151 Corporate Drive, Troy, MI 48098.

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to actions of our employees, officers and directors including the principal executive officer, principal financial officer, and principal accounting officer. Among other things, the Code of Conduct requires compliance with laws and regulations, avoidance of conflicts of interest and insider trading, and reporting of illegal or unethical behavior. Further, the Code of Conduct provides for special ethics obligations for employees with financial reporting obligations. A copy of the Code of Conduct may be found on our website under the investor relations section at www.flagstar.com. Also, the Code of Conduct is available in print upon written request to Flagstar Bancorp, Inc., Attn: Investor Relations Officer, 5151 Corporate Drive, Troy, MI 48098. We intend to make all required disclosures concerning any amendments to, or waivers from, the Code of Conduct on our website.

Stockholder Nominations

While the Nominating/Corporate Governance Committee will consider nominees recommended by stockholders, it has not actively solicited recommendations from our stockholders for nominees. Stockholders who wish to nominate candidates for election to the Board at the Annual Meeting must follow the procedures outlined in the section of this proxy statement titled “STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING.” The Nominating/Corporate Governance Committee will evaluate candidates properly proposed by stockholders in the same manner as all other candidates, as set forth above under “PROPOSAL 1 - ELECTION OF DIRECTORS - Nominating/Corporate Governance Committee.”

All stockholder nominations for new directors must be in writing and must set forth as to each director candidate recommended the following: (1) name, age, business address and, if known, residence address of the nominee; (2) the principal occupation or employment of the nominee; (3) the number of shares of common stock that are beneficially owned by the nominee; and (4) any other information relating to the person that would be required to be included in a proxy statement prepared in connection with the solicitation of proxies for an election of directors pursuant to applicable law and regulations. Certain information as to the stockholder nominating the nominee for director must be included, such as the name and address of the stockholder and the number of shares of common stock which are beneficially owned by the stockholder. The stockholder also must promptly provide any other information requested by us.

Independence

Section 303A.00 of the NYSE Manual exempts a controlled company, such as us, from the requirements that a majority of its board of directors be comprised of “independent” directors, that the compensation of our Chief Executive Officer and all of our other executive officers be determined or recommended to the Board for determination either by a majority of independent directors or a compensation committee comprised solely of independent directors, and that director nominees either be selected or recommended for selection by the board of directors by a majority of independent directors or a nominating committee comprised solely of independent directors. The Audit Committee of our Board is comprised of the following three members: Jay J. Hansen, James A. Ovenden, and Michael J. Shonka, each of whom is “independent,” as that term is defined by Section 303A.02 of the NYSE Manual, and the charter of the Audit Committee complies with the NYSE independence standards for audit committees and the regulations of the SEC applicable to audit committees. None of Messrs. Hansen, Ovenden or Shonka has had a relationship or has been involved in any transaction or arrangement with us that required consideration by the Board under the applicable independence standards in determining that such director is independent.

The Board has conducted its annual review of director independence. During this review, the Board considered relationships and transactions, if any, during the past three years between each director or any member of his or her immediate family and us and our subsidiaries and affiliates, including those reported under “CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS,” deposit and lending transactions and family relationships. The purpose of the review was to determine whether any such relationship or transactions were inconsistent with a determination that the director is independent.

Based on its review, the Board has affirmatively determined that directors Jay J. Hansen, John D. Lewis, James A. Ovenden, Michael J. Shonka and David L. Treadwell are independent in accordance with applicable SEC and NYSE rules. The Board considered all relevant facts and circumstances in concluding that such persons are independent and have no material relationship with us. As a result, a majority of the Board is independent, and the entirety of the Audit Committee is composed of independent directors. However, a majority of the Compensation Committee and the Nominating/Corporate Governance Committee are not independent.

Director and Executive Officer Stock Ownership Guidelines

The Board previously adopted stock ownership requirements for our directors and executive officers and included such requirements in our Corporate Governance Guidelines. Non-management directors must meet or exceed these requirements within one year of joining the Board, and senior officers are expected to meet or exceed these requirements within one year of joining us. Each of the non-management directors and senior officers meet or exceed the requirement set forth in the stock ownership guidelines.

Executive Sessions of Non-Management Directors

All non-management directors meet in executive session at least four times per year. None of our employees may attend or participate in such executive sessions. The Chairman of the Board leads the executive sessions and establishes and distributes an agenda for each such meeting.

Communications with the Board or the Chairman

Individuals who have an interest in communicating directly with a member of the Board, the Board or the non-management members of the Board may do so by directing the communication to the “Board of Directors — [name of individual director],” “Board of Directors,” or “Chairman,” respectively. Following each meeting of the non-management directors, the Chairman determines whether any communication necessitates discussion by the full Board. Any communications should be sent to the following address: Flagstar Bancorp, Inc., Attention: Corporate Secretary, 5151 Corporate Drive, Troy, Michigan, 48098.

Succession Plan

Pursuant to the Corporate Governance Guidelines, the Chief Executive Officer and the Nominating/Corporate Governance Committee review succession planning with the Board on an annual basis. The Board has adopted a succession plan that is consistent with industry practice and would provide for an orderly transition in case of a catastrophic event involving the Chairman and/or the Chief Executive Officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Persons and groups that beneficially own more than 5% of our common stock are generally required under federal securities laws to file certain reports with the SEC detailing such ownership. The term “beneficial ownership” means the shares held as of the Record Date plus shares underlying any options or securities that are exercisable or convertible into common stock, as the case may be, as of or within 60 days before or after the Record Date. The following table sets forth, as of the Record Date, certain information as to the common stock beneficially owned by any person or group of persons who are known to us to be the beneficial owners of more than 5% of our common stock. Other than as disclosed below, management knows of no person who beneficially owned more than 5% of our common stock at the Record Date. This table is based on information included in a Schedule 13D filed with the SEC.

Name and Address of Beneficial Owner	Shares	Percent of Class (1)
MP Thrift Investments L.P.
MPGOP III Thrift AV-I L.P.
MPGOP (Cayman) III Thrift AV-I L.P.
MP (Thrift) Global Partners III LLC
MP (Thrift) Asset Management LLC
MP (Thrift) LLC
David J. Matlin
Mark R. Patterson
MP (Thrift) Global Advisers III LLC
c/o MatlinPatterson Global Advisers LLC
520 Madison Ave, 35th Floor
New York, New York 10022	35,600,352(2)	63.5%

(1)
The percentage owned is calculated for each stockholder by dividing with respect to our common stock, (i) the total number of outstanding shares beneficially owned by such stockholder as of the Record Date plus the number of shares such person has the right to acquire within 60 days of the Record Date, into (ii) the total number of outstanding shares as of the Record Date plus the total number of shares that such person has the right to acquire within 60 days of the Record Date.

(2)
Based solely on a Schedule 13D filed with the SEC on December 27, 2010, which reports beneficial ownership of these persons of, 35,600,352 shares of our common stock over which they have shared voting and dispositive power, and as adjusted to give effect to a 1-for-10 reverse stock split of our common stock that was effective October 10, 2012. Both Mr. Matlin's and Mr. Patterson's exact pecuniary interest are not readily determinable because they are subject to several variables, and they each disclaim beneficial ownership of any of the shares except to the extent of their individual pecuniary interest therein.

EXECUTIVE OFFICERS

The following table sets forth the name and age (as of the Record Date) of our executive officers.

Name and Age	Position(s) Held
Alessandro P. DiNello, 58	President and Chief Executive Officer of the Company and the Bank
Matthew A. Kerin, 59	Executive Vice-President of the Company; President, Mortgage Banking Division of the Bank
Lee M. Smith, 38	Executive Vice-President and Chief Operating Officer of the Bank (1)
Paul D. Borja, 52	Executive Vice-President and Chief Financial Officer of the Company and the Bank
Hugh Boyle, 53	Executive Vice President and Chief Risk Officer of the Company and the Bank
Michael C. Flynn, 57	Executive Vice President and Chief Legal Officer of the Bank
(1) Pending the receipt of regulatory non-objection as to Mr. Smith's appointments as Chief Operating Officer.

Alessandro P. DiNello was appointed President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank on May 15, 2013. Since December 18, 2012, Mr. DiNello served as Executive Vice-President and Chief Administrative Officer of the Company and President and Chief Administrative Officer of the Bank. As the Bank's President and Chief Administrative Officer, Mr. DiNello has been responsible for all banking operations at the Bank, including commercial banking, personal financial services and technology, and has led the Bank's efforts to coordinate and ensure compliance with its regulatory agreements. Mr. DiNello served as Executive Vice President, Personal Financial Services from 2011 to December 2012. From 1995 to 2011, Mr. DiNello served as Executive Vice President and Head of Retail Banking. In that role, Mr. DiNello grew the bank branch network from five locations to 162 locations, all on a de novo basis. Included in this expansion was the development of an in-store banking platform, principally in partnership with Wal-Mart. Mr. DiNello was also responsible for forming a Government Banking group, as well as an Internet Banking group. Prior to joining the Bank, Mr. DiNello served as President of Security Savings Bank (“Security”), which in 1996 was merged with First Security Savings Bank (“First Security”) to form Flagstar Bank. Mr. DiNello began his employment with Security in 1979. He was instrumental in converting Security from a mutual to a stock organization in 1984, and in 1994, he was instrumental in negotiating the sale of Security to First Security at a price that resulted in a return of almost 600% to Security's charter stockholders. He also served as a Bank Examiner with the Federal Home Loan Bank Board from 1976 through 1979.

Matthew A. Kerin was appointed President of the Bank's Mortgage Banking Division on December 18, 2012. Prior to that appointment, Mr. Kerin served as Executive Vice President and Managing Director, Mortgage Banking and Warehouse, since November 2009. Prior to joining Flagstar in 2009, Mr. Kerin spent twenty years in the financial services industry, most recently having served as head of Corporate Specialties at Sovereign Bank overseeing multiple business units, among them, mortgage banking and warehouse lending, home equity underwriting and credit cards, auto finance, capital markets and private banking and investment sales. Prior to joining Sovereign Bank in 2006, Mr. Kerin served as chief operating officer of Columbia Management Distributors, Bank of America's asset management sales organization. Prior to joining Bank of America in April 2004, following its merger with FleetBoston, Mr. Kerin served as chief administrative officer of FleetBoston Financial's asset management organization. During his career at FleetBoston, he also served as Executive Vice-President, Corporate Strategy & Development where he was involved in the development and execution of corporate strategic initiatives mergers and acquisitions, joint ventures and strategic investments, and the Project Management Office, managing various integration/consolidation activities for numerous large acquisitions. Prior to his service at FleetBoston, Mr. Kerin held senior management roles at Shawmut Bank and Hartford National Bank, with experience in mergers and acquisitions, strategy, real estate workout, and corporate finance.

Lee M. Smith was appointed Executive Vice-President and Chief Operating Officer of the Bank on May 15, 2013, subject to the receipt of regulatory non-objection as to his appointment as Chief Operating Officer. Prior to his appointment, Mr. Smith has been a Partner at MP (Thrift) Global Advisers III LLC, the investment adviser to the Company's largest shareholder, MP Thrift Investments L.P., for the past two years. Prior to that, Mr. Smith was a Partner at MatlinPatterson Global Advisers LLC, the investment adviser to the MatlinPatterson family of private equity vehicles. Prior to joining MatlinPatterson in 2010, Mr. Smith was a Senior Director at Zolfo Cooper LLC in New York, an advisory and interim management firm. At Zolfo Cooper, Mr. Smith acted as both interim management and adviser to a number of companies, improving and optimizing operational and financial performance. Before joining Zolfo Cooper, Mr. Smith was a Vice President in the national restructuring group at Ernst & Young, a professional services firm.
Paul D. Borja has served as Executive Vice President since May 2005 and Chief Financial Officer since June 2005. Mr. Borja has worked with the banking industry for over 30 years, including from 1982 through 1990 as an audit and tax CPA with a Big 4 accounting firm and other accounting firms specializing in financial institutions. He also practiced as a banking and securities attorney in Washington, D.C. from 1990 through 2005, where he structured the corporate and tax aspects of mergers and acquisitions, managed initial public offerings and public and private secondary offerings of debt and equity, provided bank regulatory advice and assisted with accounting standard interpretations and reviews of financial processes. Mr. Borja previously served on the board of directors of the Federal Home Loan Bank of Indianapolis and also served as the vice chairman of its Finance Committee.

Hugh Boyle was appointed Executive Vice-President and Chief Risk Officer on January 22, 2013. From 2009 to 2012, Mr. Boyle was Chief Risk Officer of CIBC FirstCaribbean International Bank. From 2007 to 2009, Mr. Boyle served as an independent consultant on banking and risk management issues to commercial and investment banks, mutual funds, asset advisors, hedge funds, and venture capital companies. Prior to that, he served in various positions at Washington Mutual, Inc. from 2003 to 2007, including Chief Credit Officer and Chief Risk Officer, Treasury Division.

Michael C. Flynn was appointed Executive Vice-President and Chief Legal Officer on March 4, 2013. From 2009 to 2013, Mr. Flynn was General Counsel - Mortgage Banking of PNC Financial Services Group. From 2007 to 2009, he was Acting General Counsel and Deputy General Counsel of the U.S. Department of Housing and Urban Development where he managed approximately 370 attorneys in all areas of agency program responsibilities. Prior to that, Mr. Flynn served as Senior Vice-President and Senior Counsel of World Savings Bank and Golden West Financial from 2001 to 2007 where he managed a team of lawyers in mortgage loan business, including originations, litigation, servicing, regulatory disputes, compliance matters, contracts, and insurance coverage. Mr. Flynn also served as Vice-President and General Litigation Counsel at Chicago Title Insurance Company from 1997 to 2000.

SECURITY OWNERSHIP OF MANAGEMENT

This table and the accompanying footnotes provide a summary of the beneficial ownership of our common stock as of the Record Date by all of the named executive officers, our directors and executive officers as a group. A total of 56,083,291 shares of common stock were issued and outstanding as of the Record Date.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1), (2)	Percent of Class
Walter Carter	850	*
Jay J. Hansen	1,637	*
John D. Lewis	15,041	*
David J. Matlin (2)	35,600,352	63.5%
James A. Ovenden	8,750	*
Peter Schoels (3)	35,600,352	63.5%
Michael J. Shonka	5,000	*
David L. Treadwell	750	*
Matthew A. Kerin	83,475	0.2%
Paul D. Borja (4)	54,946	0.1%
Steven J. Issa	6,776	*
Daniel Landers	48,635	0.1%
Joseph P. Campanelli	169,623	0.3%
Salvatore J. Rinaldi	57,823	0.1%
Michael Soura	53,127	0.1%
Michael J. Tierney	39,500	0.1%
All directors and executive officers as a group (19)(4)	36,183,101	64.5%

*	Less than 0.1%

(1)	These amounts include beneficial ownership of shares with respect to which voting or investment power may be deemed to be directly or indirectly controlled.

(2)	Please see footnote (2) to the “Security Ownership of Certain Beneficial Owners” table above for further information with respect to the share holdings of Mr. Matlin.

(3)
Mr. Schoels does not have voting or dispositive power over shares held by MP Thrift, but he may be deemed to have an indirect pecuniary interest in such shares. Mr. Schoels' exact pecuniary interest is not readily determinable because it is subject to several variables, and he disclaims beneficial ownership of any of the shares except to the extent of his pecuniary interest therein.

(4)
These amounts also include 114 shares of common stock underlying options exercisable as of the Record Date, or that will become exercisable within 60 days thereafter, regardless of exercise price, to purchase shares of common stock held by Mr. Borja.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program, philosophy and objectives. We also provide an overview of how and why the Compensation Committee of the Board made specific decisions involving our named executive officers listed below.

•
Michael J. Tierney - former President and Chief Executive Officer. Mr. Tierney was appointed to serve as our President effective October 1, 2012 and our Chief Executive Officer effective November 1, 2012, subject to regulatory non-objection which was received on December 21, 2012. Mr. Tierney resigned as our President and Chief Executive Officer as of May 15, 2013.

•	Paul D. Borja - Executive Vice-President and Chief Financial Officer.

•	Matthew A. Kerin - President, Mortgage Banking Division.

•
Steven J. Issa - former Executive Vice President. Mr. Issa entered into a retention agreement pursuant to which he remained employed as our Executive Vice President through April 30, 2013 to facilitate obtaining consents from third parties necessary to complete the sales of commercial loans based upon agreements entered into during the fourth quarter of 2012 and the first quarter 2013.

•
Daniel Landers - former Executive Vice President and Chief Credit Officer. Mr. Landers resigned as our Executive Vice President and Chief Credit Officer effective December 31, 2012, but he remained employed as Executive Vice President and Senior Advisor to the President and Chief Executive Officer through June 30, 2013.

•
Joseph P. Campanelli - former Chairman of the Board, President and Chief Executive Officer. Mr. Campanelli's employment agreement was mutually terminated pursuant to a separation agreement effective November 1, 2012. On the same date, we entered into a consulting agreement with Mr. Campanelli subject to applicable regulatory approval or non-objection. Mr. Campanelli has not received any compensation under the consulting agreement, because the applicable regulatory approval or non-objection has not been received yet. Mr. Campanelli is our named executive officer because he served as our principal executive officer during a portion of 2012.

•
Salvatore J. Rinaldi - former Executive Vice-President and Chief Operating Officer. Mr. Rinaldi resigned as our Executive Vice-President and Chief Operating Officer effective December 18, 2012, but he remained employed as a Senior Advisor through July 1, 2013. Mr. Rinaldi is our named executive officer because he would have been one of our most highly compensated executive officers for 2012 had he been serving as an executive officer at December 31, 2012.

•
Marshall P. Soura - Executive Vice President and Director, Mortgage Servicing and Representation and Warranty. Mr. Soura is our named executive officer because he would have been one of our most highly compensated executive officers for 2012 had he been considered an executive officer at December 31, 2012.

Overview of Performance and Compensation Governance

Executive Summary. At our 2012 annual meeting, our stockholders expressed their continued support of our executive compensation programs. Approximately 78% of our stockholders approved the non-binding advisory vote on our executive compensation policies and practices. During 2012, we managed our executive compensation decision-making in light of our business results, stockholder support of our executive compensation programs and the constraints imposed by our participation in the Troubled Assets Relief Program (“TARP”) Capital Purchase Program.

Our focus is to provide a compensation program that contributes to our strong pay for performance and long-term stockholder value orientation, supports our financial and strategic goals, complies with regulatory requirements, and discourages unnecessary and excessive risk-taking that could threaten our and our stockholders’ interests.

Compensation Governance Highlights. We have included below a summary of our executive pay and governance actions and practices in 2012. These highlights serve to illustrate our commitment to provide a compensation program that supports our financial and strategic goals, links executive pay with stockholder value creation, complies with regulatory requirements and discourages unnecessary and excessive risk-taking that threatens us and our stockholders' interests:

•
Named Executive Officer Compensation Program. In 2012, the Compensation Committee did not change the overall named executive officer compensation program which consisted of base salary, a share salary, and an equity-based long-term incentive award, all compliant with the TARP compensation limitations.

•
Incentive Plan Risk Review and Modification. In 2012, we conducted on behalf of the Compensation Committee, a company-wide review of all divisional short-term incentive plans regarding 24 individual risk evaluation components within one of four categories: financial risk; compensation strategy; plan design; and governance.

Upon its review of the study, the Compensation Committee directed us to begin modification and consolidation of these plans to ensure ongoing compliance.

•
Annual Incentives. Named executive officers and the next 10 most highly compensated employees (“MHCEs”) were not eligible for annual cash incentives awards under TARP. Other executives continue to participate in a modest performance based program with a “capped” funding level dependent upon our performance.

•
Long-Term Incentives. Under TARP, restricted stock grants to named executive officers and the next 10 MHCEs could not exceed one-third of such participant’s annual compensation, require regulatory review and approval, and are subject to transferability and payout restrictions. Restricted stock grants to other executives continue to be subject to 3-year pro-rata vesting.

•	Retirement Benefits. Our employment agreement with Mr. Tierney does not include supplemental retirement benefits.

•
Limited Perquisites. Perquisites in 2012 were limited to basic commuting expenses for four named executive officers, a modest auto allowance for three other named executive officers and a modest communication allowance for one named executive officer.

•	Gross-ups. Flagstar does not provide tax gross-ups to employees, including named executive officers or the 20 next MHCEs.

•	Severance or Golden Parachute Payments. All named executive officers and next five MHCEs are currently prohibited from receiving severance or golden parachute payments.

•
Maximum Individual Share Limitation. If a restricted stock grant is cancelled, the cancelled grant continues to be counted against the maximum number of shares for which grants may be awarded to each such participant under our stockholder approved 2006 Equity Incentive Plan (the “2006 Plan”).

•	No Repricing. The Compensation Committee is prohibited from repricing any grant unless approved pursuant to a vote of the stockholders.

•
No Reloads. Any stock options or stock appreciation rights granted under the 2006 Plan may not contain any provisions entitling a participant to an automatic grant of additional options or stock appreciation rights in connection with any exercise of the original option or stock appreciation right.

•
Antidilution. In the event of any change in the outstanding shares of common stock, other than for consideration received by us, restricted stock granted under the 2006 Plan may be, but is not required to be, appropriately adjusted for participants by the Compensation Committee in its sole and absolute discretion.

•
Clawback. As required by TARP, all contracts, employment agreements and terms of named executive officers required that any bonus, retention award or incentive pay based on earnings, gains or other criteria later found to be materially inaccurate were subject to repayment (also refer to as a “clawback”).

•
Forfeiture. Pursuant to our restricted stock agreements, if a grantee violates any post-termination obligation, the proceeds of any grant received on or after one year prior to the date of termination must be returned to us immediately upon demand.

Management’s Assessment of 2012 Performance. Achieving sustainable profits and growth with superior stockholder returns over the long term has been our objective as we develop and execute our corporate strategies. We continue to enhance our focus on our community banking operation in Michigan and our national mortgage business. Going forward, our commercial banking efforts will primarily relate to small business and middle market companies in Michigan.

In fiscal 2012, our named executive officers made and effectively managed the execution of key business and strategic decisions that allowed achievement of the results noted below. Our named executive officers also made progress towards our long-term strategies to strengthen governance and oversight, create a culture of compliance and control and achieve profitability. To this end, selected financial achievements for the 2012 fiscal year compared with the 2011 fiscal year are included in the table immediately below (dollars in millions, except per share price data).

Financial Performance Metric	Fiscal Year 2012	Fiscal Year 2011	Total Change
Net Gain (Loss) on Loan Sales	$990.9	$(300.8)	$1,291.8
Net Income (Loss) Applicable to Common Stockholder	$62.7	$(198.9)	$261.6
Closing Share Price on Final Day of Fiscal Year	$19.40	$ 5.10 (1)	$14.30
Tier One Leverage Ratio	9.26%	8.95%	0.31%
Retail Core Deposits / Total Retail Deposits	50.1%	45.9%	4.2%
(1) Adjusted for 1:10 reverse stock split effective October 11, 2012.

Executive Compensation Decision-Making

Structure

Role of the Compensation Committee.  The Compensation Committee meets at least two times annually, or more frequently as needed, as determined by the Chairman of the Board or the Chairman of the Compensation Committee. The Compensation Committee is responsible for establishing the key compensation principles within our executive compensation philosophy as well as the specific policies that govern executive compensation practices. This includes recommending the components and structure of each element of executive compensation.

The Compensation Committee reviews and approves criteria and objectives relevant to the compensation of the Chief Executive Officer and evaluates the performance of the Chief Executive Officer in light of such criteria and objectives. The Compensation Committee then determines and recommends to the Board for its approval the compensation of the Chief Executive Officer based on such evaluations. Additionally, the Compensation Committee considers the perspectives of our Chief Executive Officer on each named executive officer's performance as well as the Chief Executive Officer's compensation recommendations. Based on its evaluation, the Compensation Committee makes compensation recommendations to the Board regarding the named executive officers.
The Compensation Committee serves as the administrator of the 2006 Plan and any other compensation plan as designated by the Board. This includes providing advice and recommendations to the Board as necessary or appropriate with respect to incentive compensation plans, deferred compensation plans, executive retirement plans and equity-based plans. The Compensation Committee will also discuss, evaluate and review with the Chief Risk Officer all such incentive compensation and any regulatory limitations imposed on such plans.
The Compensation Committee's charter, which is located in the investor relations section of flagstar.com, describes in detail the Compensation Committee's responsibilities and authority.

Role of Management.  Our management plays an important role in the executive compensation decision-making process. Management provides the Compensation Committee with data regarding our strategic objectives, past and future performance on prior strategic objectives in light of overall and industry specific business conditions, external industry trends, and other relevant data. These data assist the Compensation Committee in approving policies and practices that directly align compensation outcomes with our performance and stockholder interests.

The Chief Executive Officer annually reviews the performance and pay level of each named executive officer and senior executive (other than himself), develops recommendations concerning the compensation of these individuals and presents these recommendations to the Compensation Committee. The Chief Executive Officer does not make recommendations concerning his own compensation. Our Finance and Human Resources management provide information, analysis and other support to the Chief Executive Officer and the Compensation Committee during these processes.

Role of Stockholder Say-On-Pay Votes.    In 2012, we provided our stockholders with the opportunity to cast an advisory vote on the compensation of our executives. Although the stockholder vote was non-binding, the support of our stockholders, 78% of whom voted favorably, for the compensation policies and practices then in effect for our executive officers was considered by the Compensation Committee in its decision-making process. However, the Compensation Committee may be constrained from achieving full alignment with investor expectations due to regulatory and structural factors discussed below as “Factors Affecting Compensation Decisions.”

Role of the Compensation Consultant.    The Compensation Committee is authorized to obtain advice and assistance from legal, accounting, or other advisors at our expense without prior permission of management or the Board. Under the Compensation Committee's charter, the Compensation Committee has the sole authority to retain and terminate any consultant to be used to assist in the evaluation of executive compensation, replace the consultant or hire additional consultants at any time, and to approve the consultant's fees

In 2012, the Compensation Committee continued to follow the parameters outlined in the 2010-2012 Compensation Plan (the “Compensation Plan”) developed in 2010 by the independent compensation consulting firm, McLagan, an Aon Consulting Company. The Compensation Plan is discussed below in the section titled “Factors Affecting Compensation Decisions.” Given the guidance provided by the Compensation Plan as well as the limitations on plan design and payout levels related to our participation in the TARP Capital Purchase Program, the Compensation Committee did not make changes to the named executive officer compensation arrangements and thus, did not have a need to engage an independent consulting firm to advise its compensation decision-making for 2012.

Factors Affecting Compensation Decisions

Controlled Company. We are a Michigan-based savings and loan holding company. We are considered a controlled company for NYSE purposes, because MP Thrift beneficially owns 63.5% of our voting stock. The company has elected to be exempt from having a majority independent Board and fully independent Compensation and Nominating/Corporate Governance Committees pursuant to the exemptions afforded to controlled companies under the NYSE rules. Despite the fact that we are not considered an independent company, the Compensation Committee makes its decisions regarding named executive officer compensation following best practices and the protocol discussed in this CD&A.

Regulatory Environment. As a savings and loan holding company, we and the Bank are subject to regulation, examination and supervision by the Board of Governors of the Federal Reserve (the “Federal Reserve”) and the Office of the Comptroller of the Currency (“OCC”) of the United States Department of the Treasury (“U.S. Treasury”), respectively. The Bank is also subject to regulation, examination and supervision by the Federal Deposit Insurance Corporation, which insures the Bank's deposits. The Bank is also subject to the rule-making supervision and examination authority of the Consumer Financial Protection Bureau, which is responsible for the principal federal consumer protection laws. The Bank is a member of the Federal Home Loan Bank of Indianapolis. Pursuant to our supervisory agreement with the Federal Reserve, any proposed restricted stock grants to named executive officers and other named executive officer compensation decisions by the Compensation Committee require Federal Reserve non-objection before they may be awarded. In 2012, such non-objection for proposed named executive officer restricted stock grants was not received.

Our Participation in the TARP Capital Purchase Program. Due to our participation in the TARP Capital Purchase Program, we were restricted in our ability to pay annual or long-term incentive cash compensation to our senior executive officers and the next ten most highly compensated employees for the period in which our preferred stock issued in connection with the TARP Capital Purchase Program was still held by the U.S. Treasury. Additional details regarding the above mentioned limitations are described in a separate section at the end of this CD&A.

The Compensation Committee's 2012 decision making with respect to named executive officers and the MHCEs was compliant with respect to the restrictions of the TARP Capital Purchase Program. These actions included the use of fixed compensation, such as base and share salaries, and long-term restricted stock. We believe these actions are consistent with the current compensation practices of other companies in our industry that are subject to the provisions of the TARP Capital Purchase Program.
In addition, the Compensation Committee considered and took other steps necessary to comply with the requirements of our participation in the TARP Capital Purchase Program. These steps included an analysis to review the relationship between our risk management policies and practices and the compensation arrangements for the named executive officers in order to identify any features in the compensation program that might encourage unnecessary or excessive risk taking.
The Flagstar Bancorp 2010-2012 Compensation Plan. The Compensation Plan was designed to establish parameters for compensation decision-making and program administration. The Compensation Plan's intention is to ensure adherence to both the compensation philosophy and, with regard to equity awards, the provisions maintained in the 2006 Plan. In addition, the Compensation Plan was designed to be in compliance with the guidance on the executive compensation and corporate governance provisions of the American Recovery and Reinvestment Act of 2009 (“ARRA”) and the restrictions and requirements of the TARP Capital Purchase Program.

The Compensation Plan establishes limits on compensation that could otherwise lead senior executive officers as defined by the TARP Capital Purchase Program and other highly compensated employees to take unnecessary and excessive risks, or encourage behavior by such individuals that is focused on short-term results rather than long-term value creation for stockholders. Under the TARP Capital Purchase Program standards, Flagstar was prohibited from paying or accruing any bonus, retention award, or incentive compensation to its senior executive officers and at least the next 10 MHCEs.

Our Executive Compensation Program
Our Compensation Philosophy and Guiding Principles

The Compensation Committee's compensation decision making is guided by our compensation philosophy and its associated guiding principles. These serve as a framework for stockholder-aligned pay practices throughout the organization.
Through our compensation programs, we seek to provide market competitive compensation opportunities that will attract, retain and engage the high caliber talent we require to continue our financial success and increase stockholder value. We define the competitive market as financial services organizations (national, regional, and local) of a size and business focus similar to us. Generally, we use the market median as a reference for competitiveness. Due to the restrictions of the TARP Capital Purchase Program (discussed briefly above and in more detail at the end of this CD&A), we were constrained in our ability to provide traditional, corporate performance-based annual or long-term incentives to our named executive officers.
The Compensation Committee continually evaluates our compensation policies, practices, and program design in light of our strategic and financial objectives, performance outcomes, regulatory constraints and proven executive compensation practices.

The Components of our Executive Compensation Program
Our executive compensation program consists of a number of elements that support our compensation objectives. A brief description of each element is highlighted in the following chart:

Component	Description

Base Salary
•   This is fixed compensation paid in cash and designed to provide named executive officers with a predictable level of competitive income.

•   Salary levels reflect the executive’s experience, scope of responsibility and impact on the organization relative to competitive salary levels of executives in comparable positions at similar companies.

•   It is reviewed annually and may be adjusted based on changes in responsibilities or competitive market conditions.

Share Salary
•   This is fixed compensation paid in fully vested shares of common stock awarded on regular salary pay dates.

•   Share salaries are designed to allow us to remain competitive in total cash compensation.

•   The number of shares is calculated based upon the market price on the grant date, so the number of shares awarded increases or decreases if the market price on the grant date decreases or increases, respectively.

•   The amount of the share salaries are generally determined pursuant to the terms of the named executive officer’s individual negotiated employment agreement, require approval by the Board, are reviewed by the Compensation Committee for renewal each year and are awarded under the 2006 Plan.

Annual Incentives
•   This is variable annual compensation paid in cash and designed to award officers for the achievement of annual financial goals.

•   The level of financial achievement determines the overall incentive pool funding.

•   The target incentive pool is determined by adding together the annual funding targets of all eligible officers, and the funding targets for each officer level are an absolute dollar amount that ranges from $8,000 for assistant vice-presidents to $120,000 for executive vice-presidents. Division heads allocate the incentive pool generated for their officer group based on achievement of divisional and individual criteria.

•   Payment of annual cash incentives to named executive officers and the next 10 MHCEs was not permitted under the TARP Capital Purchase Program.

Long-Term Incentives
•   Annual restricted stock grants are designed to focus executives to achieve strategic and financial goals that contribute to longer-term stockholder value creation.

•   Pursuant to the TARP Capital Purchase Program, for named executive officers and the next 10 MHCEs, awards could not exceed one-third of each executive’s total annual compensation. The grants were not transferable or payable at any time earlier than a schedule based on the repayment in 25% increments of TARP funds received and require regulatory review and approval. In addition, a two-year pre-vesting service requirement applied to grants awarded to named executive officers and the next 10 MHCEs.

•   Restricted stock grants to other executives are awarded at grant date value and vest in three equal installments on the anniversary of the grant date.

Retirement Benefits
•   This benefit is designed to provide income to employees following retirement.

•   All employees, including all executives, are eligible to participate in our 401(k) plan, and, in 2012, we matched up to 50% of the first 3% of each eligible employee’s annual contribution up to a $3,675 maximum matching contribution.

•   In addition, Mr. Campanelli was the only employee to receive a supplemental retirement pension plan, but accruals on his plan terminated upon the termination of his employment agreement.

Health and Welfare Benefits
•   The benefits are intended to protect against catastrophic expense and includes medical, dental, vision, disability, and life insurance.

•   All named executive officers are eligible to participate in our health and welfare benefits plan that is available to all employees.

Perquisites
•   Minimal perquisites are provided.

•   These consist of commuting expense for four named executive officers that were negotiated as an inducement to employment, a modest automobile allowance for three named executive officers and a modest communication allowance for one named executive.

2012 Executive Compensation Decisions

Summary of Decisions
For the year ended December 31, 2012, the Compensation Committee determined that the executive compensation program should be comprised primarily of base and share salary. As discussed above, our ability to grant incentive compensation, which previously was a substantial part of our compensation program, was limited by our participation in the TARP Capital Purchase Program. Pursuant to our supervisory agreement with the Federal Reserve, neither we nor the Bank are permitted to renew, extend or revise any contractual arrangement relating to compensation or benefits for the named executive officers without providing 30 days prior written notice to the Federal Reserve.

In that regard, in March 2012, the Bank requested non-objection from the OCC to award long-term restricted stock to Messrs. Campanelli, Borja, Rinaldi, Kerin, and Issa as follows: $1,325,000 for both 2011 and 2010; $350,000 for 2011 and $300,000 for 2010; $440,000 for 2011 and $400,000 for 2010; $395,000 for 2011 and $400,000 for 2010; and $325,000 for 2011 only, respectively. The Compensation Committee did not use any formulaic method, subject to the TARP restrictions, to set the size of the grants but did factor the individual performance of such named executive officers and accomplishments in executing our business plan. Such non-objection was not received from the OCC for these requested restricted stock awards.

Overview of 2012 Named Executive Officer Compensation Arrangements
The following provides an overview of each named executive officer’s compensation arrangement in 2012 and the agreed upon 2013 arrangements.

Named Executive Officer	2012 Base Salary	2012 Share Salary	2013 Base Salary	2013 Share Salary
Tierney, Michael J. (1)	$475,000	$264,000	$895,000	$600,000
Borja, Paul D.	$500,000	$250,000	$500,000	$250,000
Kerin, Matthew A. (2)	$475,000	$300,000	$700,000	$400,000
Issa, Steven J. (3)	$475,000	$300,000	$475,000	$300,000
Landers, Daniel (4)	$475,000	$300,000	$630,000	$470,000
Campanelli, Joseph P. (5)	$1,900,000	$750,000	N/A	N/A
Rinaldi, Salvatore J. (6)	$550,000	$300,000	$550,000	$300,000
Soura, Marshall P.	$425,000	$250,000	$425,000	$250,000

(1)
The base salary and share salary increases for 2013 reflect Mr. Tierney's former position as our Chief Executive Officer. He is also eligible for a restricted stock award up to $600,000 at the end of each fiscal year, subject to regulatory non-objection.

(2)	The base salary and share salary increases for 2013 reflect Mr. Kerin's new position as President, Mortgage Banking Division.

(3)
Mr. Issa's retention agreement effective from January 1, 2013 through April 30, 2013, provided for his base salary and share salary to increase to $1,000,000 and $600,000, respectively, on an annualized basis. Mr. Issa's retention agreement also provided for two retention payments subject to the satisfaction of various conditions. He received a retention payment of $15,484 on March 29, 2013, and a second retention payment of $250,000 on April 25, 2013. The 2013 increases in Mr. Issa's base salary and share salary and the two retention payments are subject to compliance with applicable laws and regulation and the restrictions under the TARP Capital Purchase Program.

(4)
Effective as of February 21, 2013, Mr. Landers entered into a retention agreement that provides financial incentives for him to remain employed through June 2013. Pursuant to the retention agreement, Mr. Landers's 2013 annualized cash salary is $630,000 and his annualized share salary is $470,000. In addition, Mr. Landers received a retention payment of $2,903 on April 12, 2013 based upon the achievement of certain conditions, and his retention agreement provided for a second retention payment of $110,000 on June 18, 2013 if Mr. Landers was actively employed by us on that date and other conditions had been satisfied. The 2013 increases in Mr. Landers' base salary and share salary and the two retention payments are subject to compliance with applicable laws and regulation and the restrictions under the TARP Capital Purchase Program.

(5)
Mr. Campanelli's employment was terminated effective November 1, 2012. However, our consulting agreement with Mr. Campanelli provided for a monthly fee of $158,333 in cash and $62,500 grant of unrestricted shares from November 1, 2012 through May 1, 2013 and a grant of $500,000 in restricted shares with vesting subject to achievement of performance criteria established by the Board. The agreement is subject to the applicable regulatory approval or non-objection, which has not been received yet, so Mr. Campanelli has not received any compensation under the consulting agreement.

(6)
Mr. Rinaldi served as a senior advisor of the Bank and provide transitional services to the Chief Executive Officer through July 1, 2013. In addition to continuation of his base salary and share salary, Mr. Rinaldi received a retention payment of $2,419 on April 12, 2013 based upon the achievement of certain conditions, and he was scheduled to receive a second retention payment of $125,000 on June 30, 2013 if Mr. Rinaldi was actively employed by us on that date and other conditions had been satisfied. Mr. Rinaldi's retention payments are subject to compliance with applicable laws and regulation and the restrictions under the TARP Capital Purchase Program.

Discussion of the Compensation Committee’s 2012 Named Executive Officer Compensation Decisions

The following provides additional insights regarding the Compensation Committee's 2012 named executive officer compensation decisions.
Base Salary.  We provide the named executive officers with a base salary for services rendered during the fiscal year. The Compensation Committee based their salary decisions on personal performance, effectiveness, level of responsibility, past and potential contributions to us, internal pay equity relationships, as well as any relevant employment agreement provisions. Based on our overall performance and our participation in the TARP Capital Purchase Program, the Compensation Committee elected to retain the 2011 base salary level in 2012 for each of the named executive officers listed in the table immediately above. For 2012, the base salaries were $475,000 for Mr. Tierney, $500,000 for Mr. Borja, $475,000 for Mr. Kerin, $475,000 for Mr. Issa, $475,000 for Mr. Landers, $1,900,000 for Mr. Campanelli, $550,000 for Mr. Rinaldi, and $425,000 for Mr. Soura. The base salaries for Messrs. Tierney, Kerin, Campanelli and Rinaldi were each pursuant to the terms of their respective individually negotiated employment agreements. Messrs. Issa and Landers' base salaries were individually negotiated and included in their respective offer letters.

As a result of the management changes discussed above, the base salaries for Messrs. Tierney and Kerin were increased to reflect their new roles, responsibilities and potential contributions to us. Messrs. Tierney and Kerin's base salaries were increased to $875,000 and $700,000, respectively, upon receipt of regulatory non-objection. In addition, Mr. Campanelli resigned from us and ceased receiving his base salary effective November 1, 2012. However, we entered into a consulting agreement with Mr. Campanelli that provides for a consulting fee of $158,333.33 per month payable in cash. The agreement is subject to the applicable regulatory approval or non-objection, which has not been received yet.
Share Salary.  While our base salaries have historically been paid in cash, the Compensation Committee determined that we should also pay a share salary to the named executive officers based in part on the limitations imposed on us due to our participation in the TARP Capital Purchase Program. The Compensation Committee believes that paying a share salary to the named executive officers will address issues caused by the constraints on paying incentive cash compensation, allow us to remain competitive for executive talent and align our named executive officers with the interests of our stockholders. Specifically, we pay the shares of common stock each pay period, net of tax, under our 2006 Plan based upon the closing price on the date of grant. For 2012, share salaries were, $264,000 for Mr. Tierney, $250,000 for Mr. Borja, $300,000 for Mr. Kerin, $300,000 for Mr. Issa, $300,000 for Mr. Landers, $750,000 for Mr. Campanelli, $300,000 for Mr. Rinaldi and $250,000 for Mr. Soura. Other than as discussed below, these amounts did not change from 2011, were established pursuant to individually negotiated employment agreements and offer letters, and are consistent with the Compensation Plan. Salaries for new named executive officers are established at market levels.

As a result of the management changes discussed above, the share salaries for Messrs. Tierney and Kerin were increased to reflect their new roles, responsibilities and potential contributions to us. Messrs. Tierney and Kerin's share salaries were increased to $600,000 and $400,000, respectively, upon receipt of regulatory non-objection. In addition, Mr. Campanelli resigned from us and ceased receiving his share salary effective November 1, 2012. However, we entered into a consulting agreement with Mr. Campanelli that provides for a consulting fee of $62,500 per month payable in shares of unrestricted common stock. The agreement is subject to the applicable regulatory approval or non-objection, which has not been received yet.
Annual Incentives.  In 2012, we were proscribed from providing annual cash incentive compensation to named executive officers due to our participation in the TARP Capital Purchase Program. Prior to his appointment as President and Chief Executive Officer, Mr. Tierney was not subject to restrictions under the TARP Capital Purchase Program. Mr. Tierney received a cash bonus of $50,000 in 2012. The Compensation Committee did not use any formulaic method to set the size of Mr. Tierney's cash bonus but did factor the individual performance of and accomplishments of Mr. Tierney in executing our business plan.

Long Term Incentives. The Compensation Committee believes that long-term restricted stock aligns compensation with stockholder interests because the named executive officer would receive a benefit if the stock price increases and would also share with stockholders in the loss of value if the stock price decreases. However, our long-term incentive compensation was limited by our participation in the TARP Capital Purchase Program.

As discussed above, we could not increase any salaries, bonuses or make any similar payments to the named executive officers without the prior written non-objection of the OCC. In that regard, in March 2012, we requested non-objection from the OCC to award long-term restricted stock to Messrs. Campanelli, Borja, Rinaldi, Kerin, and Issa. Such non-objection was not received from the OCC for these requested restricted stock awards.
Pursuant to his individually negotiated consulting agreement, we agreed to grant $500,000 in restricted shares to Mr. Campanelli subject to applicable regulatory approval or non-objection, which has not been received yet. The restricted shares would vest upon the achievement of performance criteria established by the Board.
Supplemental Retirement Pension. Mr. Campanelli is the only named executive officer who received a supplemental pension in 2012. This pension was part of Mr. Campanelli's employment agreement when he joined the Company in 2009. This pension was negotiated with Mr. Campanelli's employment agreement, and the Compensation Committee determined that it is reasonable for a chief executive officer at a financial institution to receive a pension. The pension is designed to provide income to Mr. Campanelli following his retirement and was individually negotiated with him in connection with his employment agreement in order to induce him to join us as Chief Executive Officer. The supplemental retirement pension provides that, upon the later to occur of age 62 or Mr. Campanelli's separation of service (or later, if necessary, to comply with applicable law), Mr. Campanelli is entitled to receive a lump sum payment equal to the actuarial equivalent of the aggregate of the monthly accruals paid on an annual basis for 23 years. According to the agreement, we accrue for Mr. Campanelli's benefit, on the last day of each of the first 60 months of the employment agreement, a supplemental retirement accrual equal to 1.022% of the sum of the base salary and share salary.

As of December 31, 2012, the aggregate of such monthly accruals was $616,223 and the actuarial equivalent of the lump sum payment of such amount for 23 years was $12,195,194. The amount accrued with respect to the supplemental retirement pension for 2012 through Mr. Campanelli's resignation on November 1, 2012, assuming a discount rate of 4.25%, was $3,454,841 and, in total, $12,195,194 was accrued during Mr. Campanelli's employment.

Perquisites.  In 2012, we provided perquisites that the Compensation Committee believes to be reasonable and consistent with our compensation program to the named executive officers. The Compensation Committee believes that these perquisites enabled us to recruit and retain these named executive officers. We provided an automobile allowance to Messrs. Tierney and Landers, each, in the amount of $6,000. Mr. Issa was provided an automobile allowance in the amount of $9,600 and a communication allowance of $2,400. The perquisites provided to Messrs. Kerin, Campanelli, Rinaldi, and Soura were negotiated with their employment agreements and/or offer letters as an inducement to their employment with us, and includes compensation for commuting expenses (airfare and temporary housing accommodations) from their residences to our headquarters in Michigan. The value of such perquisites in 2012 totaled $38,172, $8,813, $46,841, and $62,098 for Messrs. Kerin, Campanelli, Rinaldi, and Soura, respectively.

Flagstar Bank 401(k) Plan.  We make available to the named executive officers a 401(k) plan that is generally available to all of our employees. Under the 401(k) plan, eligible employees may contribute up to 60% of their annual compensation, subject to a maximum amount prescribed by law. The maximum annual contribution was $17,000 for 2012, or $22,500 (includes a $5,500 annual catch-up provision) for participants who were 50 years old or older in 2012. In January 2012, the matching contribution was resumed after being suspended since October 1, 2009 for all employees, but is limited to 50% of the first 3% of an employee's annual contribution up to a maximum matching contribution of $3,675.

Health and Welfare Benefits. We also provide medical, dental and life insurance to our named executive officers, which are benefits generally available to all of our employees.

Severance and Change-in-Control Benefits. Under the terms of the 2006 Plan, certain of our employment agreements and our change-in-control agreements, the named executive officers are entitled to payments and benefits upon the occurrence of certain events. The terms of these arrangements, as well as an estimate of compensation that would have been payable had they been triggered as of fiscal year-end following a change-in-control, are described in detail in the section entitled “Executive Compensation - Potential Payment Upon Termination or Change-In-Control” below. The Compensation Committee also analyzed the employment agreements of some companies in our peer group in setting the amounts payable and the triggering events under the arrangements. As a condition to our participation in the TARP Program, Mr. Borja entered into an agreement implementing the restrictions applicable to employment agreements required under the TARP Capital Purchase Program. Such restrictions prohibited severance and change-in-control benefits otherwise payable under his employment agreement until we are no longer subject to those restrictions mandated by our participation in the TARP Capital Purchase Program. The employment agreements that we entered into with Messrs. Tierney, Kerin, Campanelli and Rinaldi did not include any severance or change-in-control benefits. The offer letters provided to Messrs. Issa and Lander's did not include any severance or change-in-control benefits.

While such benefits are not currently effective, the Compensation Committee believes that, in order to attract and retain the best management talent, companies should provide reasonable severance and change-in-control benefits to senior executive officers. As with any public company, it is always possible that changes to management could occur. The Compensation Committee believes that the threat of such an occurrence can result in significant distractions of key management personnel because of the uncertainties inherent in such a situation. The retention and motivation of key management personnel is essential to execution of our strategic business plan and is in our stockholders' best interests. Reasonable severance and change-in-control benefits help ensure executives' continued dedication and efforts in such event without undue concern for their personal, financial and employment security.
Further, the Compensation Committee believes that severance benefits should reflect the fact that it may be difficult for senior executive officers to find comparable employment within a short period of time, and they also serve to help disentangle the Company from the former employee as soon as practicable. However, until we are no longer subject to restrictions on change-in-control payments pursuant to our supervisory agreement with the Federal Reserve, such benefits are not effective.
Other Practices and Policies

Stock Ownership Guidelines
To align the interests of our senior officers with the interests of our stockholders, we believe that each senior officer should maintain a minimum ownership amount of our common stock. Additionally, we believe that the payment of share salaries further align our stockholders’ interests with the named executive officers. At this time we do not have specific share ownership requirements.

Currently, our named executive officers own less than 1% of our outstanding common stock in the aggregate. The individual named executive officers own the amounts of Flagstar common stock set forth in the section entitled “Security Ownership of Management” in this proxy. The Compensation Committee believes that the named executive officers' interests are sufficiently aligned with our stockholders based upon current stock ownership percentages.
Equity Granting Process

Grants of stock options, restricted stock and other equity awards to our executive officers and other employees are approved by the Compensation Committee at regularly scheduled meetings, or occasionally by unanimous written consent. As discussed above, all equity awards to our named executive officers require a non-objection from the OCC. We currently have no structured practice or timing of stock option grants, restricted stock and other equity awards to coordinate with the release of material non-public information, nor have we timed the release of material non-public information for the purpose of affecting the value of any executive compensation. The 2013-2015 Compensation Plan will outline our approach to the annual granting of long term equity and equity-based awards. We anticipate targeted long term incentive awards subject to our financial status at the time of grant.

Tax and Accounting Implications

The financial reporting and income tax consequences to us of individual compensation elements are important considerations for the Compensation Committee when it is analyzes the overall level and mix of compensation among individual pay elements. The Compensation Committee seeks to balance its objective of ensuring an effective compensation package for the named executive officers with the need to maximize the corporate deductibility of compensation, while at the same time focusing on ensuring an appropriate and clearly articulated relationship with reported earnings and other closely followed financial measures.
The executive compensation program has historically been structured to allow us to comply with Section 162(m) of the Internal Revenue Code (the “IRC”) and Section 409A of the IRC. Section 162(m) of the IRC generally provides that we may not deduct annual compensation of more than $1,000,000 per individual, except to the extent of performance based payments.
However, as a result of our participation in the TARP Capital Purchase Program, the Section 162(m) compensation deduction limit was reduced to $500,000 annually, and the exception for performance based pay not counting against this limit is not available to us. In 2012, we did not limit compensation to certain covered executives to the $500,000 deduction limit, so we were not able to claim a deduction for such excess payments. We believe that amounts paid in excess of $500,000, including amounts attributable to share salary, and the cost of the lost tax deduction, are justifiable in order for us to effectively motivate and retain key executives and remain competitive with peer financial institutions.
Under IRC Section 409A, any nonqualified deferred compensation subject to and not in compliance with such provision will become immediately taxable to the employee and the employee will be subject to a federal excise tax. We believe our deferred compensation arrangements are in compliance with IRC Section 409A.
We account for stock-based payments in accordance with the requirements of FASB ASC Topic 718. Under FASB ASC Topic 718, all stock-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the consolidated statement of earnings. The amount of compensation expense is determined based on the fair value of the equity award when granted and is expensed over the required service period, which is normally the vesting period of the equity award.
TARP Capital Purchase Program

In January 2009, we issued $267 million of preferred stock to the U.S. Treasury pursuant to the TARP Capital Purchase Program and a warrant to purchase approximately 645 thousand shares of our common stock at a price of $62.00 per share, as adjusted for our one-for-ten reverse stock splits in 2010 and 2012. Our participation in the TARP Capital Purchase Program was a catalyst for several actions by the Compensation Committee and senior executive officers, including:

•
TARP involves the designation of the Chief Executive Officer as the Principal Executive Officer, the Chief Financial Officer as the Principal Financial Officer, and other selected named executive officers to possibly be designated as senior executive officers depending on whether their total compensation results in their designation as one of the MHCEs. Senior executive officers categories involve direct reports to the Principal Executive Officer and range from the next 5 MHCEs to the next 10 MHCEs, depending on the executive compensation pay element and issue. Where referenced within this document as they apply to named executive officers, TARP terms (e.g. Principal Executive Officer, Principal Financial Officer) and more traditional executive position terms (Chief Executive Officer and Chief Financial Officer here, respectively) as well as those named executive officers that also meet the requirements of senior executive officers (e.g. next five MHCEs) should generally be considered synonymous.

•
The senior executive officers in January 2009 individually entered into letter agreements with the U.S. Treasury, as a condition for participating in the TARP Capital Purchase Program, accepting the restrictions and limitations on compensation as may be required by the TARP Capital Purchase Program rules; and

•
The Compensation Committee conducts a review of our senior executive officer compensation programs from a risk perspective from time to time and concludes that those programs do not encourage unnecessary or excessive risk.

In addition, ARRA revised and expanded the restrictions and requirements on the executive compensation paid to participants in the TARP Capital Purchase Program to include the following:

•
Prohibition on paying or accruing any bonus, incentive or retention compensation for our senior executive officers and next ten MHCEs, other than certain awards of long-term restricted stock or bonuses payable under existing employment contracts;

•
Prohibition on any golden parachute payments to our senior executive officers and next five MHCEs for a departure from the Company, other than compensation earned for services rendered or accrued benefits;

•
Condition on bonus, incentive and retention payments made to our senior executive officers and next twenty MHCEs subjecting each to clawback if based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate; and

•	Prohibition on any compensation plan that would encourage manipulation of reported earnings.

Since January 2009, we have been subject to the restrictions under the TARP Capital Purchase Program. However, U.S. Treasury sold our preferred stock issued under the TARP Capital Purchase Program to unrelated third party investors on March 28, 2013. Therefore, we were no longer subject to the TARP Capital Purchase Program restrictions as of such date.
Development of 2013-2015 Compensation Plan

Flagstar initiated in 2012 the development of the 2013-2015 Compensation Plan. The process, which is ongoing, has included a company-wide review of the market value of all named executive officer, executive level and other jobs in accordance with the principles of our compensation philosophy.
To facilitate our review process, we established a market comparison peer group of 20 organizations. We selected publicly-traded companies with the same Global Industry Classification Standard code for regional banks and thrifts and mortgage companies. We gave preference to non-commercial banks with mortgage lending offerings. Our total assets as of December 31, 2012 were $14,082,012 or 91.1% of the median total assets of the members of our selected peer group. The selected peer group is shown below. Highlighted peers also were members of the peer group developed for the 2010-2012 Compensation Plan.

Astoria Financial Corp	Capitol Federal Financial	New York Community Bancorp Inc.
Associated Banc-Corp	Citizens Republic Bancorp, Inc.	Provident Financial Services Inc
Bank United Inc.	EverBank Financial Corp	TCF Financial Corporation
Bank of Hawaii Corporation	First Horizon National Corporation	TFS Financial Corporation
BOK Financial Corporation	FirstMerit Corporation	Valley National Bancorp
Bancorp South Inc.	First Niagara Financial Group Inc	Washington Federal Inc
Commerce Bancshares Inc.	Northwest Bancshares Inc.

Our intent is to develop a 2013-2015 Compensation Plan that moves us toward more of a performance-oriented, market-based compensation program in design and practice and which reflects our exit from the TARP Capital Purchase Program. In that regard, the Compensation Committee anticipates adopting a long-term incentive program, further discussed in “PROPOSAL 5” below, to focus key executives on achieving our long-term goals and encouraging risk management.
Compensation Committee Report

The Compensation Committee is responsible for establishing and evaluating the policies that govern executive compensation and for recommending the components and structure of executive compensation. In 2012, the components of our executive compensation program included:

•	Base salary;

•	Share salary;

•	Long-term restricted stock;

•	401(k) plan;

•	A supplemental retirement pension; and

•	Perquisites and other benefits.

The Compensation Committee met with our Chief Risk Officer to analyze the relationship between risk management policies and practices and the compensation program for the named executive officers. Among the risks considered by the

Compensation Committee were credit risk, interest rate risk, market risk, legal risk, operational risk and reputational risk. In an effort to mitigate these risks, the Compensation Committee considered or utilized the following:

1.	The compensation program components were not tied to short term performance factors;

2.
Under the TARP Capital Purchase Program, incentive compensation for senior executive officers was limited to restricted stock, which typically does not vest for several years, in an amount not to exceed one-third of the officer's total annual compensation;

3.	Certain compensation is subject to recovery, or clawback, if found to be based on materially inaccurate financial statements or other materially inaccurate performance criteria; and

4.
The Compensation Committee determined, in reliance upon an analysis provided by our compensation consultant, that the overall level of incentive compensation that we award does not appear to be excessive compared to incentive compensation awarded to employees of comparable institutions in our selected peer group.

 In addition to compensation for the named executive officers, the Compensation Committee also monitors the compensation program for all employees, including the 25 MHCEs, irrespective of title. The Compensation Committee reviews the design and function of the Compensation Program along with the risks associated therewith. The Compensation Committee also monitors performance under the compensation program. Significant modifications to the compensation program are communicated to and approved by the Compensation Committee. The compensation program was reviewed by legal counsel for compliance with the TARP Capital Purchase Program and the ARRA, as well as the enterprise risk department under the guidance of the Chief Risk Officer and the internal audit department.
The Compensation Committee regularly conducts a broad review of the current compensation program to ensure that it does not subject us to unnecessary or excessive risk or encourage employees to manipulate our earnings. The review of the compensation program includes many factors: performance metrics within the plan; whether the plan contains caps, or maximums, on each participant's incentive opportunity; clawback provisions; discretion to reduce or eliminate payouts; and risk mitigating factors of each plan. As a result of this review, we make changes to the design and function of the compensation plan going forward. Legal counsel reviews such changes to ensure they are compliance with all of the provisions contained in the interim final rule.
As a result of our evaluation, the Compensation Committee certifies that:

1.
The Compensation Committee has reviewed the senior executive officer compensation plans with the Chief Risk Officer and has made all reasonable efforts to ensure that these plans do not encourage senior executive officers to take unnecessary and excessive risks that threaten our value;

2.	The Compensation Committee has reviewed with the Chief Risk Officer the employee compensation plans and has made all reasonable efforts to limit any unnecessary risks these plans pose to us;

3.
The Compensation Committee has reviewed the employee compensation plans to eliminate any features of these plans that would encourage the manipulation of our reported earnings to enhance the compensation of any employee.

4.
The Compensation Committee as long as we have outstanding debt or equity securities (but excluding any warrants to purchase common stock) issued to and held by the U.S. Treasury under the TARP Capital Purchase Program, will discuss, evaluate and review, at least semiannually with the Chief Risk Officer, all such compensation to ensure ongoing compliance with the TARP Capital Purchase Program including without limitation, any limits imposed by the TARP Capital Purchase Program with respect to incentive compensation that may be paid to any employee.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on this review and discussion, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission for the year ended December 31, 2012.

Submitted By THE COMPENSATION COMMITTEE

David J. Matlin, Chairman
Michael J. Shonka
John D. Lewis
Peter Schoels

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to the compensation paid to or earned by the named executive officers during the fiscal years ended December 31 of the year indicated. The named executive officers consist of (i) those individuals who served as our principal executive officer during 2012, (ii) those individuals who served as our principal financial officer during 2012, (iii) our next 3 highest compensated officers other than the principal executive officer and principal financial officer who were serving as executive officers at the end of 2012, and (iv) up to 2 additional officers who would have been included as a named executive officer under (iii) but for the fact that they were not serving as executive officers at the end of 2012.

A portion of the amount in the column entitled “Salary” includes the dollar value of salary paid in shares of our common stock, as determined by the Compensation Committee and paid under the 2006 Plan. Mr. Tierney received a cash bonus in early 2012 and prior to his appointment as President and Chief Executive Officer, and such amount is included in the column entitled “Bonus.” Mr. Campanelli had a supplemental employee retirement plan included in his employment agreement, and such amounts accrued during 2012 are included in the column entitled “Change in Pension Value and Nonqualified Deferred Compensation Earnings.” All other compensation is included in the column entitled “All Other Compensation.”

Name and Principal Position(s)	Year	Salary (1)	Bonus	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Michael J. Tierney (2) President and Chief Executive Officer	2012	$778,458	$50,000	$—	$9,750 (3)	$838,208
Paul D. Borja Executive Vice-President and Chief Financial Officer	2012	$749,982	$—	$—	$3,750 (4)	$753,732
	2011	$749,699	$—	$—	$—	$749,699
	2010	$750,000	$—	$—	$—	$750,000
Matthew A. Kerin President, Mortgage Banking Division	2012	$775,006	$—	$—	$41,375(5)	$816,741
	2011	$774,999	$—	$—	$23,083	$798,082
	2010	$775,000	$—	$—	$39,281	$814,281
Steven J. Issa Executive Vice-President and Managing Director	2012	$775,006	$—	$—	$15,563(6)	$790,384
	2011	$685,578	$—	$—	$9,750	$695,328
Daniel Landers (2) Executive Vice-President and Chief Credit Officer	2012	$700,006	$—	$—	$9,514(7)	$709,520
Joseph P. Campanelli Former Chairman of the Board, President and Chief Executive Officer	2012	$2,272,886	$—	$3,454,841	$12,563(9)	$5,740,290
	2011	$2,650,001	$—	$3,987,767	$7,311	$6,645,079

	2010	$2,650,000	$—	$3,822,124	$—	$6,472,124
Salvatore J. RinaldiFormer Executive Vice-President and Chief of Staff	2012	$850,006	$—	$—	$46,841(10)	$896,847
	2011	$849,999	$—	$—	$34,784	$884,783
	2012	$850,000	$—	$—	$50,324	$900,324
Marshall P. Soura (2) Executive Vice President and Director, Mortgage Servicing and Representation and Warranty	2012	$674,982	$—	$—	$62,098 (11)	$737,080

(1)
Salary represents amounts paid in cash or shares of our common stock. In 2012, named executive officers received cash salaries and share salaries, of which the share salaries were paid using shares of our common stock, as valued on the day of the grant and payable every two weeks:

	Tierney	Borja	Kerin	Issa	Landers	Campanelli	Rinaldi	Soura
Cash salary	$514,231	$500,000	$475,000	$475,000	$400,000	$1,629,615	$550,000	$425,000
Share salary	$264,227	$249,982	$300,006	$300,006	$300,006	$643,274	$300,006	$249,982
Total salary reported above	$778,458	$749,982	$775,006	$775,006	$700,006	$2,272,886	$850,006	$674,982
Mr. Tierney was appointed President and Chief Executive Officer on October 1, 2012. Upon receipt of regulatory non-objection on December 21, 2012, Mr. Tierney's cash salary increased from $475,000 to $895,000 and share salary increased from $264,000 to $600,000. Mr. Tierney resigned as President and Chief Executive Officer on May 15, 2013. Mr. Rinaldi resigned as Executive Vice-President and Chief Operating Officer effective December 18, 2012, but continued to serve as a Senior Advisor and his cash and share salaries continued pursuant to his retention agreement.

(2)
Although Messrs. Tierney, Landers and Soura were executive officers prior to 2012, they did not qualify as named executive officers in 2011 or prior and, accordingly, the above table does not include any compensation data for those periods.

(3)	The amount reflected in this column for Mr. Tierney includes a car allowance of $6,000 and matching contributions made by the Flagstar Bank 401(k) Plan of $3,750.

(4)	The amount reflected in this column for Mr. Borja includes matching contributions made by the Flagstar Bank 401(k) Plan of $3,750.

(5)	The amount reflected in this column for Mr. Kerin includes travel and hotel expenses of $38,712 in connection with commuting and matching contributions made by the Flagstar Bank 401(k) Plan of $3,563.

(6)	The amount reflected in this column for Mr. Issa includes a car allowance of $9,600, a communications allowance of $2,400 and matching contributions made by the Flagstar Bank 401(k) Plan of $3,378.

(7)	The amount reflected in this column for Mr. Landers includes a car allowance of $6,000 and matching contributions made by the Flagstar Bank 401(k) Plan of $3,514.

(8)
The amount reflected in this column for Mr. Campanelli includes the change in pension values for fiscal year ended December 31, 2012. For the assumptions used to determine the change in the pension value, see the section entitled “Pension Benefit for Fiscal Year 2012” below.

(9)
The amount reflected in this column for Mr. Campanelli includes travel and hotel expenses of $8,812 in connection with commuting and matching contributions made the Flagstar Bank 401(k) Plan of $3,750.

(10)	The amount reflected in this column for Mr. Rinaldi includes travel and hotel expenses of $48,841 in connection with commuting.

(11)	The amount reflected in this column for Mr. Soura includes travel and hotel expenses of $62,098 in connection with commuting.

Grants of Plan Based Awards

In this table, we provide information concerning each grant of an award made to a named executive officer in our most recently completed fiscal year. Such grants are share salaries issued under the 2006 Plan, which are discussed in greater detail in the section entitled “Compensation Discussion and Analysis.”

Name	Grant Date	All Other Stock Awards: Number of Shares of All Other Units (#)	Grant Date Fair Value Of Stock and Option/SAR Awards ($) (1)
Michael J. Tierney	Various	22,866 (2)	$264,227
Paul D. Borja	Various	27,089 (2)	$249,982
Matthew A. Kerin	Various	32,509 (2)	$300,006
Steven J. Issa	Various	32,509 (2)	$300,006
Daniel Landers	Various	32,509 (2)	$300,006
Joseph P. Campanelli	Various	75,227 (2)	$643,274
Salvatore J. Rinaldi	Various	32,509 (2)	$300,006
Marshall P. Soura	Various	27,089 (2)	$249,982

(1)
The amounts in this column are the grant date fair values of the awards of shares of restricted stock calculated in accordance with FASB ASC Topic 718. Amounts reported for share salaries represent the aggregate of 26 separate grants paid in accordance with our normal payroll cycle.

(2)
This amount reflects the number of shares of stock paid in 2012 as share salary to the named individuals pursuant to the 2006 Plan. These grants were made in accordance with our normal payroll cycle throughout 2012 and are fully vested upon grant. The number of shares paid as share salary was calculated by dividing the dollar amount of the share salary for the relevant pay period by the closing price for a share of our common stock on the NYSE on the pay date for such pay period. During 2012, such closing prices ranged from $6.00 to $19.07 per share. As a result, there were 26 separate grant dates, each corresponding to our normal payroll cycle.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have not Vested	Market Value of Shares or Units of Stock That Have Not Vested
Name	Exercisable	Unexercisable
Paul D. Borja	231	—	$686.00	1/24/2018	—	—	(1)
	181	—	$1,448.00	1/30/2014	—	—	(2)
	168	—	$1,628.00	2/3/2013	—	—	(3)
	114	—	$1,935.00	5/25/2015	—	—	(4)

(1)
Represents stock appreciation rights issued on January 24, 2008. The stock appreciation rights vested in four equal parts beginning January 24, 2009 and each one-year anniversary afterwards through 2012. The stock appreciation rights are required to be settled in cash.

(2)
Represents stock appreciation rights issued on January 24, 2007. The stock appreciation rights vested in four equal parts beginning January 24, 2008 and each one-year anniversary afterwards through 2011. The stock appreciation rights are required to be settled in cash.

(3)
Represents stock appreciation rights issued on May 26, 2006. The stock appreciation rights vested in four equal parts beginning February 3, 2007 and each one-year anniversary afterwards through 2010. The stock appreciation rights are required to be settled in cash.

(4)
Represents a stock option award issued May 25, 2005. The options were scheduled to vest in four equal parts starting on the first anniversary of the grant date. However, the options are fully vested after our accelerated vesting of all out-of-the money options at December 31, 2005. The primary purpose of the accelerated vesting was to enable us to avoid recognizing future compensation expenses associated with accelerated stock options.

Option Exercises and Stock Vested During Fiscal Year

	Option Awards		Stock Awards
Name	Number of Shares Acquired On Exercise	Value Realized On Exercise	Number of Shares Acquired On Vesting	Value Realized On Vesting
Michael J. Tierney	—	—	22,866 (1)	$264,227
Paul D. Borja	—	—	27,089 (1)	$249,982
Matthew A. Kerin	—	—	32,059 (1)	$300,006
Steven J. Issa	—	—	32,059 (1)	$300,006
Daniel Landers	—	—	32,059 (1)	$300,006
Joseph P. Campanelli	—	—	75,227 (1)	$643,274
Salvatore J. Rinaldi	—	—	32,059 (1)	$300,006
Marshall P. Soura	—	—	27,089 (1)	$249,982

(1)
The amounts in this column are the grant date fair values of the awards of shares of restricted stock calculated in accordance with FASB ASC Topic 718. Amounts reported for share salaries represent the aggregate of semi-monthly grants paid in accordance with our normal payroll cycle.

Employment Agreements and Compensation Arrangements

Michael J. Tierney. On October 1, 2012, we entered into an employment agreement with Mr. Tierney pursuant to which he agreed to serve as our President and Chief Executive Officer, subject to the receipt of regulatory non-objection from the Federal Reserve and the OCC. Mr. Tierney resigned as our President and Chief Executive Officer on May 15, 2013. Pursuant to the terms of the employment agreement, Mr. Tierney's base salary is $895,000 annually. In addition, the employment agreement provided that Mr. Tierney will be paid a share salary of $600,000 annually. The employment agreement could be terminated by us and Mr. Tierney by giving six months prior written notice to the other party. Mr. Tierney is also eligible to receive a restricted stock grant in an amount up to one-third of his annual compensation at the Board's discretion. Mr. Tierney is entitled to reimbursement of all reasonable and appropriate business expenses and such fringe and other benefits and perquisites as are regularly and generally provided to other senior executives. The employment agreement does not provide for any termination or change-in-control benefits and is subject to applicable laws.

Paul D. Borja. We entered into an amended and restated employment agreement with Mr. Borja effective as of January 1, 2007, amended such agreement on December 31, 2008 to comply with the requirements of IRC Section 409A, and further amended such agreement on January 30, 2009 to comply with the executive compensation restrictions and prohibitions that were applicable to our named executive officers under the TARP Capital Purchase Program, as discussed above under “Compensation

Discussion and Analysis.” The initial term of the agreement was three years, and, on January 1 of each year, the term of the agreement may be extended for an additional one-year period upon approval of the Board. Mr. Borja's agreement currently terminates on December 31, 2013. Mr. Borja's current base salary is $500,000 and share salary is $250,000. The base salary and share salary are reviewed annually, and Mr. Borja may participate in any plan we maintain for the benefit of our employees, including discretionary bonus plans, a profit-sharing plan, retirement and medical plans, and customary fringe benefits. The agreement contains provisions for termination and change-in-control benefits, which are restricted by applicable laws. Such provisions are described in “Potential Payments Upon Termination or Change-in-Control” below.

Matthew A. Kerin. We entered into an employment agreement with Mr. Kerin in November 2009 pursuant to which Mr. Kerin joined us as Executive Vice-President and Managing Director of the Bank's Mortgage Banking Division. Pursuant to the terms of the employment agreement, Mr. Kerin's base salary is $475,000 annually. In addition, the employment agreement provides that Mr. Kerin will be paid a share salary of $300,000 annually. The employment agreement may be terminated by us and Mr. Kerin by giving notice two months prior to the end of the initial term and any subsequent year. Mr. Kerin is also eligible to receive a restricted stock grant in an amount up to one-third of his annual compensation at the Board's discretion. Mr. Kerin is entitled to reimbursement of all reasonable and appropriate business expenses and such fringe and other benefits and perquisites as are regularly and generally provided to other senior executives. The employment agreement does not provide for any termination or change-in-control benefits and is subject to applicable laws. Effective December 18, 2012, Mr. Kerin was appointed President of the Bank's Mortgage Banking Division. In connection with this appointment, Mr. Kerin and the Company agreed in principle to increase his base salary to $700,000 annually and his share salary to $400,000 annually. Mr. Kerin's modified compensation arrangement was subject to the receipt of applicable regulatory approval, which was received January 29, 2013 and the negotiation of a definitive amended and restated employment agreement.

We believe that these agreements assure fair treatment of the named executive officers in relation to their careers, providing them with a limited form of financial security while committing them to future employment for the term of their respective agreements.

Steven J. Issa. In January 2011, Mr. Issa joined us as Executive Vice-President and Managing Director, Commercial Banking. Pursuant to his offer letter, Mr. Issa's base salary was $475,000 annually and share salary was $300,000 annually. Mr. Issa was eligible to receive a restricted stock grant in an amount equal up to one-third of his annual compensation at the Board's discretion, an auto allowance of $800 per month, a communication allowance of $200 per month and customary fringe benefits. Mr. Issa was terminable at will by us, and the offer letter did not provide termination or change-in-control benefits and was subject to the TARP Capital Purchase Program. Effective as of March 4, 2013, Mr. Issa entered into a retention agreement that provided financial incentives for him to remain employed through April 30, 2013 and to assist the Bank in the process of obtaining consents required pursuant to the Bank's commercial loan sales. Mr. Issa's retention agreement, effective from January 1, 2013 through April 30, 2013, provided for his base salary and share salary to increase to $1,000,000 and $600,000, respectively, on an annualized basis. Mr. Issa's retention agreement also provided for two retention payments subject to the satisfaction of various conditions. He received a retention payment of $15,484 on March 29, 2013, and a second retention payment of $250,000 on April 25, 2013. The 2013 increases in Mr. Issa's base salary and share salary and the two retention payments were subject to compliance with applicable laws and regulation and the restrictions under the TARP Capital Purchase Program.

Daniel Landers. In January 2011, Mr. Landers joined us as Executive Vice-President and Chief Credit Officer, but he did not have an employment agreement with us. Pursuant to his offer letter, Mr. Landers' base salary was $400,000 annually and share salary was $300,000 annually. Mr. Landers was eligible to receive a restricted stock grant in an amount equal up to one-third of his annual compensation at the Board's discretion, an auto allowance of $800 per month, and customary fringe benefits. Mr. Landers was terminable at will by us, and the offer letter did not provide termination or change-in-control benefits and was subject to the TARP Capital Purchase Program. Effective as of February 21, 2013, Mr. Landers entered into a retention agreement that provides financial incentives for him to remain employed through June 2013. Pursuant to the retention agreement, Mr. Landers's 2013 annualized cash salary was $630,000 and his annualized share salary was $470,000. In addition, Mr. Landers received a retention payment of $2,903 on April 12, 2013 based upon the achievement of certain conditions, and his retention agreement provided for a second retention payment of $110,000 on June 18, 2013 if Mr. Landers was actively employed by us on that date and other conditions had been satisfied. The 2013 increases in Mr. Landers' base salary and share salary and the two retention payments are subject to compliance with applicable laws and regulation and the restrictions under the TARP Capital Purchase Program.

Salvatore J. Rinaldi. In October 2009, we entered into an employment agreement with Mr. Rinaldi. Pursuant to the terms of the employment agreement, Mr. Rinaldi's base salary was $550,000 annually. In addition, the employment agreement provided that Mr. Rinaldi was to be paid a share salary of $300,000 annually. The employment agreement was terminable by us and Mr. Rinaldi by giving notice two months prior to the end of the initial term and any subsequent year. Mr. Rinaldi was also eligible to receive a restricted stock grant in an amount equal up to one-third of his annual compensation at the Board's discretion. Mr. Rinaldi was entitled to reimbursement of all business expenses that are reasonable and appropriate and such other fringe and other benefits and prerequisites as are regularly and generally provided to other senior executives. The employment agreement did not provide termination or change-in-control benefits and was subject to the restrictions and prohibitions applicable to our named executive officers under the TARP Capital Purchase Program. Effective as of December 18, 2012, Mr. Rinaldi resigned as Executive Vice-President and Chief Operating Officer. Mr. Rinaldi remained with us through July 1, 2013 as Senior Advisor to the President and Chief Executive Officer, and his compensation remained the same. In addition, Mr. Rinaldi received a retention payment of $2,419 on April 12, 2013 based upon the achievement of certain conditions, and he was scheduled to receive a second retention payment of $125,000 on June 30, 2013 if Mr. Rinaldi was actively employed by us on that date and other conditions had been satisfied. Mr. Rinaldi's retention payments are subject to compliance with applicable laws and regulation and the restrictions under the TARP Capital Purchase Program.

Pension Benefit for Fiscal Year 2012

The following table sets forth information with respect to the supplemental executive retirement plan (“SERP”) that provides for payments or other benefits to the named executive officer at, following, or in connection with retirement.

Named Executive Officer	Plan Name	Number of Years Credited Service (1)	Present Value of Accumulated Benefit (2)	Payments During Last Fiscal Year
Joseph P. Campanelli	SERP	3.1	$12,195,194	—

(1)
Mr. Campanelli’s benefit was based on monthly accruals as described below, as opposed to years of credited service. The number listed in this column indicates the number of monthly accruals as of December 31, 2012, divided by 12 to be expressed in years.

(2)	In the calculation of Mr. Campanelli’s SERP benefit, the following is assumed: a discount rate of 4.25% based on 30-year Treasury Bond rates during September 2009.

Supplemental Executive Retirement Plan. We maintain a SERP for the benefit of Mr. Campanelli. The SERP was a non-tax-qualified defined benefit pension plan designed to ensure the payment of a competitive level of retirement income and disability and death benefits to Mr. Campanelli. The Compensation Committee determined that the benefits were in line with market practice, comply with the requirements of IRC Section 409A, the Internal Revenue Service and Department of the Treasury regulations, and any requirements applicable to us under the TARP Capital Purchase Program. Benefits payable under the SERP were an unfunded obligation of the Company.

The SERP provided for a lump sum payment to Mr. Campanelli equal to the actuarial equivalent of an accrued annual benefit payable for 23 years. The annual benefit was the sum of monthly accruals of 1.022% of Mr. Campanelli's eligible compensation, for a maximum of 60 months, provided Mr. Campanelli was employed by us on the date of each such monthly accrual. Eligible compensation included base salary and share salary. The accrued annual benefit equaled the annual benefit less any other retirement benefits provided and funded by us, and also less 50% of the benefits to which Mr. Campanelli was entitled from Social Security. Mr. Campanelli resigned effective November 1, 2012. As of November 1, 2012, the aggregate of the monthly accruals with respect to the SERP was $616, 223 and the actuarial equivalent of the lump sum payment of such amount for 23 years was $12,195,194. The amount accrued with respect to the supplemental retirement pension, assuming a discount rate of 4.25%, in 2012 was $3,454,841 and, in total, $12,195,194 was accrued since Mr. Campanelli joined us in 2009.
Mr. Campanelli became vested in his monthly SERP accruals on the date of such accrual. The SERP provides that his SERP benefit is payable at the later of age 62. The SERP also provides for benefits in the event of Mr. Campanelli's death or disability (as defined in IRC Section 409A and accompanying regulations). In the event of either death or disability, Mr. Campanelli or, if applicable, Mr. Campanelli's beneficiary would receive a lump sum payment equal to the actuarial equivalent present value of the benefit that would otherwise be paid to Mr. Campanelli at age 62. In connection with Mr. Campanelli's separation, we have agreed to use its reasonable best efforts to seek and obtain approval from all appropriate regulatory authorities to make a lump sum payment to Mr. Campanelli before age 62 equal to the actuarial equivalent present value of the benefit that would otherwise be paid to Mr. Campanelli at age 62, subject to compliance with applicable legal requirements. Regulatory approval for the accelerated SERP payment has not been received yet, and Mr. Campanelli has not received any payment under the SERP.

Potential Payments Upon Termination or Change-in-Control

On January 30, 2009, we sold preferred stock to the U.S. Treasury as part of our participation in the TARP Capital Purchase Program. From January 30, 2009 until U.S. Treasury's sale of the preferred stock on March 28, 2013, we were prohibited from paying any “golden parachute” payments to certain of the named executive officers pursuant to the regulations adopted by the U.S. Treasury to implement the TARP Capital Purchase Program. Although we are no longer subject to such restrictions, we are subject to restrictions on the payment of “golden parachute” payments pursuant to our supervisory agreement with the Federal Reserve. With certain exception, we cannot make, or agree to make, any “golden parachute” payments without Federal Reserve approval.
At December 31, 2012, Messrs. Tierney, Kerin, Issa, Landers, Rinaldi and Soura would not have been entitled to termination or change-in-control benefits, but Mr. Borja's estate would have been entitled to severance payment of $374,991 and benefits continuation in the amount of $5,428 solely in the event of his death. Otherwise, Mr. Borja's termination and change-in-control benefits pursuant to his employment agreement were prohibited by the TARP Capital Purchase Program. The actual amounts to be paid out can only be determined at the time of separation, and the amounts for Mr. Borja set forth above assume that such separation was effective as of December 31, 2012.
Concurrent with his resignation, Mr. Campanelli entered into a consulting agreement, subject to receipt of regulatory approval or non-objection, whereby he agreed to provide to us transitional services for six months following his resignation. The consulting agreement provides for, a monthly consulting fee of $220,833.33, of which $62,500 is payable in the form of unrestricted shares of our common stock pursuant to the 2006 Plan and a one-time grant of $500,000 of restricted stock pursuant to the 2006 Plan, which will vest upon substantial completion of the objectives outlined in the consulting agreement. Regulatory approval or non-objection for the consulting agreement has not been received yet, and Mr. Campanelli has not received any compensation under the consulting agreement.
Employment Agreements. Pursuant to our employment agreements with Messrs. Tierney and Kerin, either party may terminate at any time and there are no termination or change-in-control benefits.

Our employment agreement with Mr. Borja includes termination and change-in-control benefits as discussed below, but other than in the event of Mr. Borja's death or disability, no termination or change-in-control benefits are payable without Federal Reserve approval. If we were no longer subject to the restrictions on the payment of “golden parachute” payments under our supervisory agreement with the Federal Reserve, Mr. Borja would be eligible for (a) six months base salary payable in a lump sum and benefits continuation and accrued and unpaid discretionary bonus payable in a lump sum in the event of his death, (b) twelve months base salary payable in a lump sum, continued participation in our health benefit plans through the term of the employment agreement, and a prorated amount of incentive compensation that would have been payable during the year of termination payable in the ordinary course in the event of his termination not “for cause” or constructive termination, and (c) a lump sum amount payable within 45 days of such termination equal to the difference between (x) 2.99 times his “base amount” under Section 280G of the IRC and (y) the sum of any other parachute payments that he receives on account of the change-in-control and for six months benefits continuation in the event of his involuntary or constructive termination in connection with a change in control. In the event of a voluntary termination, termination for “just cause,” disability, or retirement, Mr. Borja would not be eligible for termination benefits.
2006 Equity Incentive Plan. Stock options, stock appreciation rights and restricted stock are subject to the termination and change-in-control benefits set forth in the 2006 Plan. In the event of a voluntary termination, termination not “for cause,” constructive termination or an involuntary or constructive termination in connection with a change-in-control, stock options and stock appreciation rights may be exercised within three months after such termination. In the event of death or disability, vesting of restricted stock and stock options is accelerated, incentive compensation may be paid out at the target level, and stock options and stock appreciation rights may be exercised within one year of death and two years of disability. In the event of retirement, vesting of restricted stock and stock options is accelerated, incentive compensation may be paid out on a prorated basis based upon the actual amount payable for the year of termination, and the target level, and stock options and stock appreciation rights may be exercised within three months and one year, respectively. In the event of a change-in-control, vesting of unvested restricted stock, stock appreciation rights and stock options may be accelerated and stock appreciation rights and stock options may be exercised until expiration, incentive compensation may be paid out at the target level. Stock options and stock appreciation rights may be exercised until expiration.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee has at any time been an officer or employee of us or our subsidiaries. Members of the Compensation Committee may, from time to time, have banking relationships in the ordinary course of business with the Bank, as described in the section entitled “CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS.” No member of the Compensation Committee had any other relationship with us during 2012 requiring disclosure as a related party transaction. During 2012, none of our executive officers served as a member of another entity's compensation committee, one of whose executive officers served on our Compensation Committee or was a director of ours, and none of our executive officers served as a director of another entity, one of whose executive officers served on our Compensation Committee.

CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

We and our subsidiaries regularly monitor transactions with our directors and executive officers and members of their immediate families for regulatory reporting purposes. The policies and procedures adopted by us and our subsidiaries include: (i) a written policy requiring compliance with the requirements of Regulation O, including the prompt reporting of extension of credit to the Board; (ii) a Code of Business Conduct and Ethics that governs potential conflicts of interest; and (iii) an Audit Committee charter that requires the Audit Committee to conduct a review of related party transactions in order to ensure that such transactions are on substantially the same terms as those prevailing for comparable transactions with non-affiliated persons or are otherwise fair to and in the best interests of us and our subsidiaries.

We and our subsidiaries have had, and expect to have in the future, transactions in the ordinary course of business with directors and executive officers and members of their immediate families, as well as with principal stockholders. Each of the following business transactions conformed with the policies and procedures of ours and our subsidiaries, and it is the belief of management that such loans or transactions neither involved more than the normal risk of collection nor presented other unfavorable features.

Walter N. Carter is a member of our Board. He is a managing principal at, and has a 33.3% ownership interest in, Gateway Asset Management Company, which provides consulting services to us. We paid $1,348,450 to Gateway Asset Management Company for these consulting services in 2012.

In addition to the transactions listed above, certain directors and executive officers of us and our subsidiaries, and members of their immediate families, were indebted to the Bank as customers in connection with mortgage loans and other extensions of credit by the Bank. These transactions were in the ordinary course of business and were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons. None of these loans have involved more than the normal risk of collectability or presented other unfavorable features.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and to furnish us with copies of all such reports. The Form 4 statement for Mr. Issa reporting his sale of shares in thirty transactions on February 11, 2013 was not filed with the SEC until February 20, 2013. Other than the foregoing, and based solely on our review of copies of such reports received by us, or written representations from certain reporting persons that no annual report of change in beneficial ownership is required, we believe that all filing requirements applicable to our directors, executive officers and greater than 10% beneficial owners during the year ended December 31, 2012 were timely met.

PROPOSAL 2

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we request that our stockholders cast a non-binding, advisory vote to approve the compensation of our “named executive officers” identified in the section titled “Compensation Discussion and Analysis” set forth below in this proxy statement.

Our focus is to provide a compensation program that contributes to our strong pay for performance and long-term stockholder value orientation, supports our financial and strategic goals, complies with regulatory requirements, and discourages unnecessary and excessive risk-taking that could threaten our and our stockholder's interests. As we develop and execute our corporate strategies, our objective is achieving sustainable profits and growth with superior stockholder returns over the long term. In fiscal 2012, our named executive officers made and effectively managed the execution of key business and strategic decisions that allowed achievement of increased performance. Notwithstanding our increased performance, the compensation of our named executive officers remained substantially the same in 2012 as compared to 2011, except that Messrs. Tierney and Kerin were promoted in late 2012 and received increased compensation reflecting their increased level of responsibility and potential contributions to us.

Details concerning how we implement our compensation philosophy and structure our compensation programs are provided in the “Compensation Discussion and Analysis” section above. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and our performance.

In light of the foregoing, we ask that stockholders vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company's stockholders approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed in the Company's proxy statement for the 2013 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.”
Required Vote and Board Recommendation

Approval of this resolution requires the affirmative vote of a majority of the votes cast at the Annual Meeting. While this vote is advisory and therefore not binding on us, the Compensation Committee or the Board, we value the opinions of our stockholders. Accordingly, the Board will take the results of this vote under advisement and will consider our stockholders' concerns when making future decisions regarding our executive compensation programs.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RESOLUTION TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE PROXY STATEMENT.
PROPOSAL 3

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the Dodd-Frank Act, we request that our stockholders cast a non-binding, advisory vote regarding the frequency with which we should include in future annual proxy statements a stockholder advisory vote on the compensation of our named executive officers, similar to Proposal 2 above. By voting on this proposal, stockholders may indicate whether they would prefer that we provide for a stockholder advisory vote at future annual meetings every year, every two years or every three years.

The Board of Directors believes that providing an advisory vote on the compensation of our named executive officers every year is currently the most appropriate alternative for us. In formulating its recommendation, the Board of Directors determined that an annual advisory vote on named executive officer compensation will allow stockholders to provide their direct input on our compensation philosophy, policies and practices as disclosed in the proxy statement on a more timely and consistent basis than if the vote were held less frequently. Additionally, an annual advisory vote on executive compensation is consistent with our policy of seeking regular dialogue with our stockholders on corporate governance matters and our executive compensation philosophy, policies and practices. We understand that our stockholders may have different views as to what is the best approach for us, and we look forward to hearing from our stockholders on this proposal.

Required Vote and Board Recommendation
Our stockholders will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) every year, (2) every two years, (3) every three years or (4) abstain. Stockholders are not voting to approve or disapprove of the Board of Directors' recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes on executive compensation. If none of the frequency options receives majority support, the option receiving the greatest number of votes cast will be considered the frequency recommended by our stockholders.
While we intend to carefully consider the voting results of this proposal, this vote is advisory and therefore not binding on us, the Compensation Committee or the Board.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” A FREQUENCY OF EVERY YEAR FOR FUTURE ADVISORY VOTES REGARDING NAMED EXECUTIVE OFFICER COMPENSATION

PROPOSAL 4

REAPPROVAL OF THE PERFORMANCE CRITERIA SET FORTH IN THE
FLAGSTAR BANCORP, INC. 2006 EQUITY INCENTIVE PLAN
Stockholders are being asked to reapprove the performance criteria set forth in the 2006 Plan for the purpose of complying with certain requirements of the IRC. Stockholder reapproval of the performance criteria under the 2006 Plan is required every five years in order to qualify the 2006 Plan under Section 162(m) of the IRC, thereby allowing us to deduct for federal income tax purposes compensation paid under the 2006 Plan. If stockholders do not reapprove the performance criteria under the 2006 Plan, it will not be available for us to continue to grant performance-based awards to our key employees and executive officers. If that happens, we may not be entitled to a tax deduction for some or all of the incentive cash compensation paid to our Chief Executive Officer and our three other most highly compensated executive officers.
The following description of the 2006 Plan is qualified in its entirety by reference to the applicable provisions of the plan documents. A full and complete copy of the 2006 Plan, as amended, is attached to this Proxy Statement as Appendix A.

Purpose
The purpose of the 2006 Plan is to provide incentive to key employees, officers, directors and others expected to provide significant services to us and our affiliates to foster and promote the long-term financial success of us and our affiliates and materially increase shareholder value. The 2006 Plan is also intended to encourage proprietary interest in us, to encourage such key employees to remain in the employ of us and our affiliates, to attract new employees with outstanding qualifications, and to afford additional incentives to others to increase their efforts in providing significant services to the us and our affiliates.

General Description of the 2006 Plan

The 2006 Plan was originally approved by our stockholders on May 26, 2006 and most recently amended on May 17, 2011.
The 2006 Plan permits awards of a variety of equity-based incentives, including stock awards, options to purchase shares of our common stock, restricted stock, restricted stock units, stock appreciation rights, performance unit awards and performance share awards (collectively, “Stock Incentives”).
The number of shares of common stock reserved for issuance under the 2006 Plan is 2,272,682, of which approximately 1,052,986 were available as of July 22, 2013 for future grants thereunder. Please note that the number of shares of common stock reserved for issuance under the 2006 Plan will increase to 7,272,682 if Proposal 5 is approved. As of July 22, 2013, the market value for our common stock was $15.51 per share. The 2006 Plan has a term of ten years.

The number of shares of common stock as to which any Stock Incentive is granted and the persons to whom any Stock Incentives are granted is determined by the Compensation Committee, subject to the provisions of the 2006 Plan. To the extent not inconsistent with the terms of the 2006 Plan, the Compensation Committee may establish the terms of any Stock Incentive, including exercise or settlement price and terms of forfeiture. Stock Incentives generally are not transferable or assignable during a holder's lifetime, subject to such terms as may be established by the Compensation Committee.
Currently, the individual limit of the 2006 Plan for awards of options and stock appreciation rights is 500,000 shares per year. Please note that the maximum annual options and stock appreciation rights which may be granted under the 2006 Plan will increase to 1,300,000, per individual, if Proposal 5 is approved. For awards of restricted stock, restricted stock units, performance units, performance shares, and other awards, currently, the maximum annual shares of stock which may be granted is 500,000 per individual. Please note that the maximum annual shares of stock which may be granted under the 2006 Plan will increase to 1,300,000, per individual, if Proposal 5 is approved. Currently, the maximum annual cash payment to any one participant as performance-based compensation is $6,000,000. The maximum aggregate number of shares that may be issued through incentive stock options under the 2006 Plan is 150,000.

Eligibility

Officers, employees, directors and other service providers of us and our subsidiaries are eligible for awards under the 2006 Plan. However, only employees of us and our subsidiaries will be eligible to receive incentive stock options under the 2006 Plan. As of July 22, 2013, there were approximately 3,813 officers, employees and directors that were approved by the Compensation Committee to receive awards under the 2006 Plan.

Performance Criteria

Under the 2006 Plan, at the time a Stock Incentive is granted, the Compensation Committee may establish performance measures, if any, attributable to the payment, vesting or other settlement of the Stock Incentive. Performance measures will be established by the Compensation Committee under an objective formula or standard utilizing one or any combination of the following performance metrics (each determined in accordance with generally accepted accounting principles or similar objective standards):

•	revenue;

•	revenue growth;

•	earnings (including earnings per share, earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes, and earnings before or after taxes);

•	operating income;

•	gross profit;

•	net income;

•	profit margins;

•	earnings per share;

•	return on assets;

•	return on equity;

•	return on invested capital;

•	economic value-added;

•	efficiency ratio (other expenses as a percentage of other income plus net interest income);

•	stock price;

•	gross dollar volume;

•	cost containment or reduction;

•	total stockholder return;

•	market share;

•	book value;

•	asset growth;

•	deposit growth;

•	expense deposit ratios;

•	management;

•	cash flow;

•	customer satisfaction;

•	regulatory compliance metrics;

•	CAMELS rating; and

•	loan originations.

The Compensation Committee may make equitable adjustments to established performance criteria in recognition of unusual or non-recurring events for the following qualifying objective items: asset impairments; acquisition related charges; accruals for restructuring and/or reorganization program charges; merger integration costs; merger transaction costs; any profit or loss attributable to the business operations of any entity or entities acquired during the period of service to which the performance goal relates; tax settlements; extraordinary, unusual in nature, infrequent in occurrence, or other non-recurring items as described in Accounting Principles Board Opinion No. 30; any extraordinary, unusual in nature, infrequent in occurrence, or other non-recurring items (not otherwise listed) in management's discussion and analysis of financial condition results of operations, selected financial data, financial statements and/or in the footnotes each as appearing in the annual report to stockholders; unrealized gains or losses on investments; charges related to derivative transactions contemplated by FASB ASC Topic 815; and compensation charges related to FASB ASC Topic 718. The Compensation Committee must certify in writing prior to payout that the performance criteria and any other material terms were in fact satisfied.

The Compensation Committee may, but is not required to, structure any Stock Incentive so as to qualify as performance-based compensation under Section 162(m) of the IRC.

Federal Income Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in the 2006 Plan. Individual circumstances may vary and each participant should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2006 Plan.

Incentive Stock Options. A participant who exercises an incentive stock option will not be taxed at the time he or she exercises his or her option or a portion thereof. Instead, the participant will be taxed at the time he or she sells the shares of common stock purchased pursuant to the incentive stock option. The participant will be taxed on the difference between the price he or she paid for the common stock and the amount for which he or she sells the common stock. If the participant does not sell the shares of common stock prior to two years from the date of grant of the incentive stock option and one year from the date the stock is transferred to him or her, any subsequent gain on sale of the shares will be capital gain and we will not receive a corresponding deduction. If the participant sells the shares of stock at a gain prior to that time, the difference between the amount the participant paid for the common stock and the lesser of fair market value on the date of exercise or the amount for which the stock is sold will be taxed as ordinary income, and we will receive a corresponding deduction. If the participant sells the shares of common stock for less than the amount he or she paid for the stock prior to the one- or two-year period indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss. Exercise of an incentive stock option may subject a participant to, or increase a participant's liability for, the alternative minimum tax.

Nonqualified Stock Options. A participant will not recognize income upon the grant of a nonqualified option without a readily ascertainable market value or at any time prior to the exercise of the option or a portion thereof. At the time the participant exercises a nonqualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the common stock on the date the option is exercised over the price paid for the stock, and we will then be entitled to a corresponding deduction.

Depending upon the time period shares of common stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a nonqualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the nonqualified option was exercised.

Special rules apply to a participant who exercises a nonqualified option by paying the exercise price, in whole or in part, by the transfer of shares of common stock to us.

Restricted Stock. Recipients of shares of restricted stock that are not “transferable” and are subject to “substantial risk of forfeiture” at the time of grant will not be subject to federal income taxes until the lapse or release of the restrictions or sale of the shares, unless the recipient files a specific election under the IRC to be taxed at the time of grant. The recipient's income and our deduction will be equal to the excess of the then fair market value of the share less any purchase price.

Restricted Stock Units. Recipients of restricted stock units will not recognize taxable income at the time of grant. A recipient is taxed upon receipt of payment for an award of restricted stock units, which payment may be in shares or cash. Upon receipt of payment for an award of restricted stock units, the fair market value of the shares or the amount of cash received will be taxed to the recipient at ordinary income rates. However, if any shares used as payment for restricted stock units are not “transferable” and are subject to “substantial risk of forfeiture,” the taxable event is deferred until either the restriction on transferability or the risk of forfeiture lapses. The basis of any shares used as payment for restricted stock units will be equal to the fair market value of the shares on the date the recipient recognizes ordinary income as described above. We will receive a deduction of an equal amount in the same year the participant recognized income.

Other Stock Incentives. A participant will not recognize income upon the grant of a stock appreciation right, performance unit award or performance share award (collectively, the “Other Equity Incentives”). Generally, at the time a participant receives payment under any Other Equity Incentive, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or fair market value of the common stock received, and we will then be entitled to a corresponding deduction.

Withholding Taxes

A participant may be liable for federal, state and local tax withholding obligations as a result of the grant, exercise, vesting or settlement of a Stock Incentive. The tax withholding obligations may be satisfied by payment in the form of cash, certified check, previously-owned shares of our common stock or, if a participant elects with the permission of the Compensation Committee, by a reduction in the number of shares to be received by the participant under the award.

Required Vote and Board Recommendation

Reapproval of the performance criteria set forth in the Flagstar Bancorp, Inc. 2006 Equity Incentive Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE REAPPROVAL OF THE PERFORMANCE CRITERIA SET FORTH IN THE FLAGSTAR BANCORP, INC. 2006 EQUITY INCENTIVE PLAN

PROPOSAL 5

APPROVAL OF AN AMENDMENT TO THE 2006 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR AWARDS AND THE INDIVIDUAL AWARD LIMITS

Proposal 5 requests stockholders to approve, in part, an amendment to the 2006 Plan to increase the total number of shares available for awards under the 2006 Plan. The Board believes that approval of the amendment to the 2006 Plan is necessary to provide us with a sufficient number of shares to attract, retain and motivate employees and directors. Moreover, the Board believes that additional shares are necessary to provide the Company with sufficient flexibility to design a long-term incentive program, which is currently under review and intended to focus key executives on achieving our long-term goals and encouraging risk management. If this proposal receives stockholder approval, the number of shares of common stock issuable under the 2006 Plan would increase by 5,000,000 shares, from 2,272,682 shares to 7,272,682 shares. The Board anticipates that a substantial majority of the increase in shares will be used to implement the long-term incentive program, a portion of which the Company plans to grant in 2013.
Proposal 5 also seeks to increase the limits on individual awards under the 2006 Plan. IRC Section 162(m) precludes a publicly held corporation from claiming a federal income tax deduction for annual compensation paid to certain senior executives in excess of $1,000,000 per person. The $1,000,000 deduction limit applies to our Chief Executive Officer and the next three other highest compensated employees other than the chief financial officer, pursuant to guidance of the Internal Revenue Service. IRC Section 162(m) generally provides that performance based incentive compensation meeting various criteria is exempt from the $1,000,000 deduction limit. The performance based incentive compensation exception requires, in part, that we establish an individual grant limit on various grants under the 2006 Plan. Currently, the 2006 Plan limits individual annual grants for options and stock appreciation rights to 500,000 shares per individual per year and for restricted stock, restricted stock units, performance units, performance shares and other awards to 500,000 shares per individual per year. These limits on individual awards under the 2006 Plan allowed us to design equity compensation that best maximized our federal income tax deduction limit of $1,000,000 as annually applied to certain senior executives. If this proposal receives stockholder approval, the 2006 Plan will be amended to increase individual annual grants for options and stock appreciation rights by 800,000 shares, from 500,000 to 1,300,000 shares per individual per year and for restricted stock, restricted stock units, performance units, performance shares and other awards by 800,000 shares, from 500,000 to 1,300,000 shares per individual per year. However, these individual grant limits do not prevent our Compensation Committee from granting awards in an amount greater than these limits although our federal income tax deduction attributable to compensation earned under the award could be limited.
We are required to receive stockholder approval of this proposal pursuant to Section 312.03 of the NYSE Manual. Additional information regarding the 2006 Plan is set forth above in Proposal 4 and in Appendix A hereto and stockholders are urged to review both Proposal 4 and Appendix A in connection with voting on this proposal. A vote in favor of Proposal 5 constitutes an approval of an amendment to the 2006 Plan to increase the total number of shares available for awards, and the individual award limits under the 2006 Plan.
The proposal to amend the 2006 Plan will be approved if a majority of shares of common stock voted on this proposal are voted in favor of approval, provided that the total votes cast on the proposal represents over 50% in interest of all shares entitled to vote on the proposal. Failure to vote, broker non-votes and abstentions will not be included in the vote count to determine if a majority of shares voted in favor of this proposal, although abstentions and broker non-votes will be counted as “present” for purposes of determining a quorum.
Future awards under the 2006 Plan will be made at the discretion of the Compensation Committee. Therefore, it is not presently possible to determine the benefits or amounts that may be received by such persons or groups pursuant to the 2006 Plan in the future.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT TO THE FLAGSTAR BANCORP, INC. 2006 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR AWARDS AND THE INDIVIDUAL AWARD LIMITS

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following information reflects certain information about our equity compensation plans as of December 31, 2012:

	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders (1)(2)	87,041	$143.41	1,052,986
Equity compensation plans not approved by security holders	—	—	—
Total	87,041	$143.41	1,052,986

(1)
Consists of the 2006 Plan, which provides for the granting of Stock Incentives and other awards. The 2006 Plan consolidated, merged, amended and restated our 1997 Employees and Directors Stock Option Plan, 2000 Stock Incentive Plan, and 1997 Incentive Compensation Plan. Awards still outstanding under any of the prior plans will continue to be governed by their respective terms. Under the 2006 Plan, the exercise price of any option granted must be at least equal to the fair value of our common stock on the date of grant. Non-qualified stock options granted to directors expire five years from the date of grant. Grants other than non-qualified stock options have term limits set by the board of directors in the applicable agreement. All securities remaining for future issuance represent option and stock awards available for award under the 2006 Plan.

(2)	Restated for one-for-ten reverse stock splits effective on October 10, 2012 and May 27, 2010.

PROPOSAL 6

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Baker Tilly served as our independent registered public accountants for the year ended December 31, 2012. A representative of Baker Tilly is expected to be present at the Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she so desires.

The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of our independent registered public accountants. The Audit Committee appointed Baker Tilly to serve as our independent registered public accountants for 2013.
Selection of our independent registered public accountants is not required to be submitted to a vote of our stockholders for ratification. However, the Board is submitting this matter to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain Baker Tilly. After doing so, it may retain that firm or another without re-submitting the matter to our stockholders. Even if the stockholders ratify the appointment of Baker Tilly, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Require Vote and Board Recommendation

Our independent registered public accountants will be ratified if a majority of the votes cast on this proposal are voted in favor of ratification. Shares not voted, broker non-votes and abstentions will not be included in the number of votes cast to determine if a majority of the votes cast were in favor of this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF BAKER TILLY AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of our accounting, auditing and financial reporting practices. In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited financial statements with management and with our independent registered public accountants, Baker Tilly. The Audit Committee also discussed with Baker Tilly the matters required to be discussed by Statement on Auditing Standards No. No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
In addition, the Audit Committee has received the written disclosures and the letter from Baker Tilly required by the applicable requirements of the Public Company Accounting Oversight Board regarding Baker Tilly's communications with the Audit Committee concerning independence, and has discussed with Baker Tilly any relationships that may impact the independent registered public accountants' objectivity and independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.
THE AUDIT COMMITTEE

Jay J. Hansen, Chairman
James A. Ovenden
Michael J. Shonka

Fees of Independent Registered Public Accountants

The Audit Committee engaged Baker Tilly as our independent registered public accountants for the year ended December 31, 2012. The following table presents fees for professional audit services rendered by Baker Tilly for its audit for the years ended December 31, 2012 and 2011, and fees billed for other services rendered by Baker Tilly during those periods.

	2012	2011
Audit fees (1)	$1,627,465	$1,314,105
Non-audit fees:
Audit-related fees (2)	21,000	31,000
Tax fees	—	—
All other fees	—	—
Total fees paid	$1,648,465	$1,345,105

(1)
Comprised of professional services rendered in connection with the regular annual audit of our financial statements, approximately $300,000 related to additional audit services provided in connection with the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q for the years indicated.

(2)	Audit-related fees are for professional services related to the audit of our employee benefit plans.

The Audit Committee has concluded that the provision of services covered under the caption “Non-audit fees” is compatible with Baker Tilly maintaining its independence. None of the hours expended on Baker Tilly's engagement to audit the consolidated financial statements for the year ended December 31, 2012, were attributable to work performed by persons other than Baker Tilly's full-time, permanent employees. No other fees were paid to Baker Tilly during 2012.

The Audit Committee adopted the Flagstar Bancorp, Inc. Audit Committee Pre-Approval Policy (the “Pre-Approval Policy”), which requires the committee to pre-approve the audit and non-audit services performed by the independent registered public accountants and confirm that such services do not impair the independent registered public accountants' independence. Among other things, the Pre-Approval Policy provides that unless a service to be provided by the independent registered public accountants has received general pre-approval, it requires specific pre-approval by the Audit Committee. Further, the Pre-Approval Policy provides that any services exceeding pre-approval cost levels will require specific pre-approval by the Audit Committee. In 2012, all of the fees paid to our independent registered public accountants were pre-approved by the Audit Committee.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act, and, in compliance with the Exchange Act, we file periodic reports and other information with the SEC. These reports and the other information we file with the SEC can be read and copied at the public reference room facilities maintained by the SEC in Washington, DC at 100 F Street, N.E., Washington, DC 20549. The SEC's telephone number to obtain information on the operation of the public reference room is (800) SEC-0330. These reports and other information are also filed by us electronically with the SEC and are available at the SEC's website, www.sec.gov.
STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING

It is anticipated that our Annual Meeting in 2014 will be held on May 20. Stockholders who intend to present a proposal for action at that meeting and would like a copy of the proposal included in our proxy materials must forward a copy of the proposal or proposals to our principal executive office at 5151 Corporate Drive, Troy, Michigan 48098, and it must be received by us not later than December 21, 2013. In order to be included in the proxy statement, such proposals must comply with applicable law and regulations, including SEC Rule 14a‑8, as well as the Articles.

Under the Articles, if a stockholder intends to nominate a director nominee for election at the 2014 Annual Meeting of Stockholders or to submit a proposal at such meeting other than pursuant to SEC Rule 14a-8, such stockholder must provide written notice of such nomination or proposal to our Secretary not fewer than 30 days nor more than 60 days prior to the date of the Annual Meeting. For the 2014 Annual Meeting of Stockholders, notice must be received by our Secretary no later than the close of business on April 20, 2014 and no earlier than the close of business on March 21, 2014. However, if public announcement of the date of the Annual Meeting is given fewer than 40 days before the date of the Annual Meeting, written notice of the proposal must be given prior to 10 days following the day on which notice of the Annual Meeting is mailed to stockholders. Such written notice must comply with the Articles.

Nothing in this section shall be deemed to require us to include in our proxy statement and proxy relating to the 2014 Annual Meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received. A copy of the Articles can be obtained by written request to Flagstar Bancorp, Inc., Attn: Investor Relations Officer, 5151 Corporate Drive, Troy, MI 48098.

INCORPORATION BY REFERENCE

The Compensation Committee Report and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this Proxy Statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by us under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate such information by reference.
OTHER MATTERS

The Board is not aware of any other business to be presented for action by the stockholders at the Annual Meeting other than those matters described in this Proxy Statement and matters incident to the conduct of the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, the persons named in the accompanying proxy will vote such proxy on such matters as determined by a majority of the Board.

ANNUAL REPORT ON FORM 10-K

A copy of our Annual Report on Form 10-K for the year ended December 31, 2012 , as filed with the SEC, will be furnished without charge to persons who were stockholders as of the Record Date upon written request to Flagstar Bancorp, Inc., Attn: Investor Relations Officer, 5151 Corporate Drive, Troy, MI 48098. Additionally, our Annual Report on Form 10-K and all other reports that we file with the SEC are available on our website under the investor relations section at www.flagstar.com.
Our Annual Report to Stockholders, including financial statements, has been mailed to all persons who were stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of the Annual Report to Stockholders may obtain a copy by writing to our Chief Financial Officer at the address listed above. The Annual Report to Stockholders is not to be treated as a part of this proxy solicitation material or as having been incorporated herein by reference.

APPENDIX A

FLAGSTAR BANCORP, INC.
2006 EQUITY INCENTIVE PLAN
AS AMENDED

ARTICLE I

ESTABLISHMENT AND PURPOSE

Section 1.1. Establishment. Prior to the adoption of this Flagstar Bancorp, Inc. 2006 Equity Incentive Plan, as amended by the 2011 Amendments and the 2013 Amendments as defined below (the “Plan”), the Company maintained the 1997 Incentive Plan, the 1997 Employees and Directors Stock Option Plan and the 2000 Stock Incentive Plan, all as amended from time to time (collectively, the “Prior Plans”). This Plan consolidates, amends and restates the Prior Plans into this single plan document so that as of the Effective Date: (i) the Prior Plans will be merged into this Plan; and (ii) no additional grants will be made under any Prior Plan. Outstanding awards under any Prior Plan will continue to be governed by such Prior Plan according to the terms of that Prior Plan as of the Effective Date.

Section 1.2. Purpose. The Plan is intended to provide incentive to key employees, officers, directors and others expected to provide significant services to the Company and its Affiliates to foster and promote the long‑term financial success of the Company and Affiliates and materially increase shareholder value. The Plan is also intended to encourage proprietary interest in the Company, to encourage such key employees to remain in the employ of the Company and its Affiliates, to attract new employees with outstanding qualifications, and to afford additional incentives to others to increase their efforts in providing significant services to the Company and its Affiliates. In furtherance thereof, the Plan permits awards of equity‑based and cash incentives to key employees, officers and directors of, and certain other providers of services to, the Company and its Affiliates.

ARTICLE II

DEFINITIONS

Section 2.1. Definitions. The following terms shall have the following meanings when used herein, unless the context clearly indicates otherwise.

(a)	“2011 Amendments” means the amendments to the Plan approved by the stockholders of the Company at the Annual Meeting of Stockholders held May 17, 2011.

(b)	“2013 Amendments” means the amendments to the Plan approved by the stockholders of the Company at the Annual Meeting of Stockholders held August 20, 2013.

(c)	“Act” means the Securities Act of 1933, as amended.

(d)	“Affiliate” means any “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Code Sections 424(e) and (f), respectively.

(e)	“Agreement” means a written agreement entered into between the Company and the recipient of a Grant which sets forth the terms and conditions of the Grant.

(f)	“Board” means the Board of Directors of the Company.

(g)
“Cause” means, unless otherwise provided in a Participant's Agreement, (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect, (ii) repeatedly failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company, (iii) the commission of a felony, a crime of moral turpitude or any crime involving the Company, (iv) fraud, misappropriation, dishonesty or embezzlement, (v) incompetence or a material breach of the Participant's employment agreement (if any) with the Company (other than a termination of employment by the Participant), or (vi) any unlawful act detrimental to the Company, all as determined in the sole discretion of the Committee.

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(h)
“Change in Control” means any one of the following events: (i) a complete dissolution or liquidation of the Company, (ii) a sale of substantially all of the assets of the Company, (iii) a merger or combination involving the Company after which the owners of Common Stock of the Company immediately prior to the merger or combination own less than 50% of the outstanding shares of common stock of the surviving corporation, or (iv) the acquisition of more than 25% of the outstanding shares of Common Stock of the Company, whether by tender offer or otherwise, by any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company. The decision of the Committee as to whether a Change in Control has occurred shall be conclusive and binding.

(i)	“Code” means the Internal Revenue Code of 1986, as amended, and any related rules, regulations and interpretations.

(j)
“Committee” means the Compensation Committee of the Board; provided that the Committee shall at all times consist solely of at least two persons who each qualify as a “Non‑Employee Director” under Rule 16b‑3(b)(3)(i) promulgated under the Exchange Act and, to the extent that relief from the limitation of Section 162(m) of the Code is sought, as an “Outside Director” under Section 1.162‑27(e)(3)(i) of the Treasury Regulations.

(k)
“Common Stock” means the Company's Common Stock, par value $0.01, either currently existing or authorized hereafter and any other stock or security resulting from adjustment thereof as described herein, or the Common Stock of any successor to the Company which is designated for the purpose of the Plan.

(l)
“Company” means Flagstar Bancorp, Inc., a Michigan corporation, and any successor or assignee corporation(s) into which the Company may be merged, changed or consolidated; any corporation for whose Securities the Securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

(m)
“Disability” means a physical or mental condition, which in the sole and absolute discretion of the Committee is reasonably expected to be of indefinite duration and substantially prevents a Participant from fulfilling his or her duties or responsibilities to the Company or an Affiliate.

(n)	“Effective Date” means the date this Plan is approved by the Company's shareholders.

(o)
“Eligible Persons” means officers, directors and Employees of the Company and its Affiliates and other persons expected to provide significant services (of a type expressly approved by the Committee as covered services for these purposes) to the Company or its Affiliates. The Committee will determine the eligibility of Employees, officers, directors and others expected to provide significant services to the Company and its Affiliates based on, among other factors, the position and responsibilities of such individuals and the nature and value to the Company or its Affiliates of such individual's accomplishments and potential contribution to the success of the Company or its Affiliates.

(p)
“Employee” means an individual, including an officer or director of the Company or an Affiliate, who is employed as a common‑law employee of the Company or an Affiliate. An “Employee” shall not include any person classified by the Company as an independent contractor even if the individual is subsequently reclassified as a common‑law employee by a court, administrative agency or other adjudicatory body. The payment of director's fees by the Company is not sufficient to constitute “employment” of the director by the Company.

(q)	“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

(r)	“Exercise Price” means the price per share of Common Stock, determined by the Board or the Committee, at which an Option or SAR may be exercised.

(s)	“Fair Market Value” means the value of one share of Common Stock, determined as follows:

(i)
If the Common Stock is listed on a national stock exchange, the average of the highest and lowest selling prices on the exchange for the date of determination, but if no sales were reported for the date of determination, the average of the highest and lowest selling prices on the exchange for the last preceding date on which there was a sale of Common Stock on such exchange, as determined by the Committee, or such other reasonable basis determined by the Committee using actual transactions in the Common Stock as reported by such market and consistently applied by the Committee.

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(ii)
If the Common Stock is not then listed on a national stock exchange but is traded on an over‑the‑counter market, the average of the closing bid and asked prices for the Common Stock in such over‑the‑counter market for the last preceding date on which there was a sale of Common Stock in such market, as determined by the Committee.

(iii) If neither (i) nor (ii) applies, such value as the Committee in its discretion may in good faith determine. Notwithstanding the foregoing, where the Common Stock is listed or traded, the Committee may make discretionary determinations in good faith where the Common Stock has not been traded for 10 trading days.

(t)
“Grant” means an award of an Incentive Stock Option, Non‑qualified Stock Option, SAR, Restricted Stock, Restricted Stock Unit, Performance Unit, Performance Share, Incentive Award, Other Award or any combination thereof to an Eligible Person.

(u)	“Incentive Award” means a right granted a Participant under Section 11.4.

(v)	“Incentive Stock Option” means an Option of the type described in Section 422(b) of the Code awarded to an Employee.

(w)	“Non‑qualified Stock Option” means an Option not described in Section 422(b) of the Code awarded to an Eligible Person, the taxation of which is pursuant to Section 83 of the Code.

(x)
“Option” means any option, whether an Incentive Stock Option or a Non‑qualified Stock Option, to purchase shares of Common Stock at a price and for the term fixed by the Committee in accordance with Article VII of the Plan and subject to such other limitations and restrictions in the Plan and the applicable Agreement.

(y)	“Other Award” means a right granted a Participant under Section 11.3.

(z)	“Participant” means any Eligible Person to whom a Grant is made, or the Successors of the Participant, as the context so requires.

(aa)	“Performance Period” means the period established by the Committee during which any performance goals specified by the Committee with respect to a Grant are to be measured.

(ab)	“Performance Share” means a right granted a Participant under Section 11.2.

(ac)	“Performance Unit” means a right granted a Participant under Section 11.1.

(ad)	“Plan” means the Company's 2006 Equity Incentive Plan, as set forth herein, and as the same may from time to time be amended.

(ae)	“Purchase Price” means the Exercise Price times the number of shares of Common Stock with respect to which an Option is exercised.

(af)	“Restricted Stock” means Common Stock granted to a Participant subject to the terms and conditions established by the Committee pursuant to Article IX.

(ag)	“Restricted Stock Unit” means a right granted to a Participant under Article X.

(ah)	“Restriction Period” means the period of time during which restrictions established by the Committee shall apply to a Grant.

(ai)	“Retirement” means, unless otherwise provided by the Committee in the Participant's Agreement, the Termination of Service (other than for Cause) of a Participant:

(i)	on or after the Participant's attainment of age 65; or

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(ii)
on or after the Participant's attainment of age 55, provided the Participant's age plus years of service with the Company or an Affiliate, including service in the employer‑employee relationship, directorship or both, equals or exceeds 75 years.

(aj)	“Stock Appreciation Right” or “SAR” means a right granted to a Participant under Article VIII.

(ak)
“Successor of the Participant” means the legal representative of the estate of a deceased Participant or the person or persons who acquire the right to exercise an Option or SAR by bequest or inheritance or by reason of the death of the Participant.

(al)
“Termination of Service” means the time when the employee‑employer relationship or directorship or other service relationship (sufficient to constitute service as an Eligible Person) between the Participant and the Company or an Affiliate is terminated for any reason, with or without Cause, including, but not limited to, any termination by resignation, discharge, Disability, death or Retirement; provided, however, Termination of Service shall not include: (i) a termination where there is a simultaneous reemployment of the Participant by the Company or an Affiliate or other continuation of service (sufficient to constitute service as an Eligible Person) for the Company or an Affiliate or (ii) an employee who is on military leave, sick leave or other bona fide leave of absence (to be determined in the discretion of the Committee). The Committee, in its absolute discretion, shall determine the effects of all matters and questions relating to Termination of Service, including but not limited to the question of whether any Termination of Service was for Cause and all questions of whether particular leaves of absence constitute Terminations of Employment.

ARTICLE III

ADMINISTRATION

Section 3.1. General. The Plan shall be administered by the Committee.

Section 3.2. Committee Meetings. The Committee shall meet from time to time as determined by its chairman or by the Chairman or Chief Executive Officer of the Company. A majority of the members of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. To the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member.

Section 3.3. Powers of the Committee. Subject to the terms and conditions of the Plan and consistent with the Company's intention for the Committee to exercise the greatest permissible flexibility under Rule 16b‑3 of the Exchange Act in awarding Grants, the Committee shall have the power:

(a)
to determine from time to time the Eligible Persons who are to be awarded Grants and the nature and amount of Grants, and to generally determine the terms, provisions and conditions (which need not be identical) of Grants awarded under the Plan, not inconsistent with the terms of the Plan;

(b)
to construe and interpret the Plan and Grants thereunder and to establish, amend and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Agreement or in any related agreements in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(c)
to amend any outstanding Grant, subject to Sections 8.2(f), 12.3, 12.5 and 12.9, and to accelerate or extend the vesting or exercisability of any Grant, subject to Section 12.3, and to waive conditions or restrictions on any Grants, subject to Section 8.2(f), all to the extent it shall deem appropriate;

(d)	to cancel, with the consent of a Participant or as otherwise permitted by the Plan, outstanding Grants;

(e)	to determine whether, and to what extent and under what circumstances, Grants may be settled in cash, Common Stock, other property or a combination of the foregoing, subject to Section 8.2(f);

(f)	to appoint agents as the Committee deems necessary or desirable to administer the Plan;

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(g)	to provide for the forms of Agreements to be utilized in connection with the Plan, which need not be identical for each Participant;

(h)	to establish any “blackout” period the Committee in its sole discretion deems necessary or advisable; and

(i)
generally to exercise such powers and to perform such acts as are deemed necessary or expedient to carry out the terms of the Plan and to promote the best interests of the Company and its Affiliates with respect to the Plan.

Section 3.4. Grants to Committee Members. Notwithstanding Section 3.3, any Grant awarded under the Plan to an Eligible Person who is a member of the Committee shall be made by a majority of the directors of the Company who are not on the Committee; provided that any Grant to such person must satisfy the requirements for exemption under Rule 16b‑3 of the Exchange Act and does not cause any member of the Committee to be disqualified as a Non‑Employee Director under such Rule.

Section 3.5. Committee Decisions and Determinations. Any determination made by the Committee pursuant to the provisions of the Plan or an Agreement shall be made in its sole discretion in the best interest of the Company and its Affiliates, not as a fiduciary. All decisions made by the Committee pursuant to the provisions of the Plan or an Agreement shall be final and binding on all persons, including the Company, its Affiliates, Participants and Successors of the Participants. Any determination by the Committee shall not be subject to de novo review if challenged in any court or legal forum.

ARTICLE IV

ELIGIBILITY AND PARTICIPATION

Section 4.1. Eligibility. Any Eligible Person may receive Grants under the Plan.

Section 4.2. Participation. Whether an Eligible Person receives a Grant under the Plan will be determined by the Committee, in its sole discretion, as provided in Section 3.3. Except for Incentive Awards, to receive a Grant an Eligible Person must enter into an Agreement evidencing the Grant.

ARTICLE V

SHARES SUBJECT TO PLAN

Section 5.1. Available Shares. Shares hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares, including shares purchased by the Company on the open market for purposes of the Plan. The certificates for Common Stock issued hereunder may include any legend which the Committee deems appropriate to reflect any restrictions on transfer hereunder or under the Agreement or as the Committee may otherwise deem appropriate.

(a)
Grants. Subject to adjustment pursuant to Section 5.4 and except as provided in subsection (b), the maximum number of shares of Common Stock that may be issued under the Plan as a result of any Grants is: (i) 22,682 shares, which is the total shares attributable to any authorized shares not issued or not subject to outstanding awards under the Company's 1997 Employees and Directors Stock Option Plan and 2000 Stock Incentive Plan, both as amended, as of the Effective Date, plus (ii) any shares subject to outstanding awards under the Company's 1997 Employees and Directors Stock Option Plan and 2000 Stock Incentive Plan, both as amended, as of the Effective Date that on or after the Effective Date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), plus (iii) 750,000 shares, plus (iv) 1,500,000 shares effective on the date of adoption of the 2011 Amendments, plus (v) 5,000,000 shares effective on the date of the adoption of the 2013 Amendments.

(b)
Cash‑Settled SARs. Grants of SARs under which the Grant Agreement provides they will be settled only in cash shall not be considered in the limit under subsection (a); provided, however, once made, a Grant of a SAR which will be settled in only cash may not later be amended, modified or otherwise changed to be settled in Common Stock or a combination of Common Stock and cash, as provided in Section 8.2(f).

Section 5.2. Previously Granted Shares. Subject to Sections 5.1 and 5.3, the Committee has full authority to determine the number of shares of Common Stock available for Grants. In its discretion, the Committee may include as available for distribution all of the following:

(a)	Common Stock subject to a Grant that has been forfeited;

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(b)	Common Stock under a Grant that otherwise terminates, fails to vest, expires or lapses without issuance of Common Stock being made to a Participant; and

(c)	Common Stock subject to any Grant that settles in cash or a form other than Common Stock.

Section 5.3. Incentive Stock Option Restriction. Solely for purposes of determining whether shares are available for the issuance of Incentive Stock Options, and notwithstanding any provision of this Article V to the contrary, the maximum aggregate number of shares that may be issued through Incentive Stock Options under the Plan is 150,000. The terms of Section 5.2 apply in determining the number of shares available under this Section for issuance through Incentive Stock Options.

Section 5.4. Adjustments. In the event that the outstanding shares of Common Stock hereafter are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split‑up, or stock dividend, or in the event that there should be any other stock splits, stock dividends or other relevant changes in capitalization occurring after the effective date of this Plan:

(a)	The aggregate number and kind of shares that may be issued under this Plan may be adjusted appropriately; and

(b)	Rights under outstanding Grants made to Eligible Persons hereunder, both as to the number of subject shares and the Exercise Price, may be adjusted appropriately.

Notwithstanding anything herein to the contrary, without affecting the number of shares of Common Stock reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate (including but not limited to a conversion of equity awards in Grants under this Plan in a manner consistent with paragraph 53 of FASB Interpretation No. 44), subject to compliance with the rules under Code Sections 422 and 424, as applicable.

The foregoing adjustments and the manner of application of the foregoing provisions to Grants shall be determined solely by the Committee on a case‑by‑case basis, applied to similarly situated groups or in any other manner as it deems in its sole discretion. Any adjustment hereunder may provide for the elimination of fractional share interests.

Section 5.5. Code Section 409A Limitation. Any adjustment made pursuant to Section 5.4 to any Grant that is considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Code Section 409A. Any adjustments made pursuant to Section 5.4 to any Grant that is not considered “deferred compensation” shall be made in a manner to ensure that after such adjustment, the Grant either continues not to be subject to Code Section 409A or complies with the requirements of Code Section 409A.

ARTICLE VI

GRANTS IN GENERAL

Section 6.1. Agreement. Except for Incentive Awards, each Grant hereunder shall be evidenced by a written Agreement as of the date of the Grant and executed by the Company and the Eligible Person. Each Agreement shall set forth the terms and conditions as may be determined by the Committee consistent with the Plan. The Agreement shall state the number of shares of Common Stock to which the Grant pertains and may provide for adjustment in accordance with Section 5.4. As applicable, each Agreement must state the Exercise Price or other consideration to be paid for any Grant.

Section 6.2. Time of Granting of an Award. The award date of a Grant shall, for all purposes, be the date on which the Committee makes the determination awarding such Grant, or such other date as is determined by the Board. Notice of the determination of a Grant shall be given to each Eligible Person to whom a Grant is awarded within a reasonable period of time after the date of such Grant.

Section 6.3 Term and Nontransferability of Grants. No Grant is exercisable except by the Participant or a Successor of the Participant permitted by the Plan. No Grant is assignable or transferable, except by will or the laws of descent and distribution of the state wherein the Participant was domiciled at the time of his or her death; provided, however, that the Committee may permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to be described in Code Section 422(b), (iii) is in no event a transfer for value, and (iv) is otherwise appropriate and desirable.

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Section 6.4 Termination of Service as Applied to Options and SARs. Unless otherwise provided in the applicable Agreement or as otherwise determined by the Committee, Options and SARs shall be governed by the following provisions in the event of a Participant's Termination of Service:

(a)
Termination of Service, Except by Death, Retirement or Disability. Upon any Termination of Service for any reason other than a Participant's death, Retirement or Disability, the Participant has the right, subject to the restrictions of Section 7.4, to exercise his or her Options or SARs at any time within three months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Participant's right to exercise such Options or SARs had accrued pursuant to the terms of the Agreement and had not previously been exercised; provided, however, that, unless otherwise provided in the Agreement, if there occurs a Termination of Service for Cause, any Option or SAR not exercised in full prior to such Termination of Service shall be canceled.

(b)
Death of Participant. If the Participant dies while an Eligible Person or within three months after any Termination of Service other than for Cause, his or her Options or SARs may be exercised in full, subject to the restrictions of Section 7.4, at any time within 24 months after the Participant's death, by the Successor of the Participant, but only to the extent that, at the date of death, the Participant's right to exercise such Options or SARs had accrued, had not been forfeited pursuant to the terms of the Agreement and had not previously been exercised.

(c)
Disability or Retirement of Participant. Upon Termination of Service for reason of Disability or Retirement, a Participant shall have the right, subject to the restrictions of Section 7.4, to exercise his or her Options or SARs in full at any time within 12 months after Termination of Service, but only to the extent that, at the date of Termination of Service, the Participant's right to exercise such Options or SARs had accrued pursuant to the terms of the applicable Agreement and had not previously been exercised.

Section 6.5 Termination of Service as Applied to Grants Other Than Options and SARs. Unless otherwise provided in the applicable Agreement or as determined by the Committee, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Incentive Awards and Other Awards shall be governed by the following provisions:

(a)
Termination of Service, Except by Death, Retirement or Disability. In the event of a Participant's Termination of Service for any reason other than the Participant's death, Retirement or Disability, the Participant's Grants of Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Incentive Awards and Other Awards shall be forfeited upon the Participant's Termination of Service.

(b)
Death, Retirement or Disability of Participant. Restricted Stock, Restricted Stock Units and Other Awards shall fully vest on a Participant's Termination of Service by reason of the Participant's death, Retirement or Disability. Performance Units, Performance Shares and Incentive Awards or any award tied to performance may be paid out at a target level and paid or distributed at the same time payments are made to other Participants who did not incur such a Termination of Service as determined by the Committee.

Section 6.6. Dividends and Distributions. Participants awarded Grants of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units may, if the Committee so determines, be credited with dividends paid with respect to the underlying shares or dividend equivalents while the Grants are held in a manner determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends or dividend equivalents that the Committee deems appropriate. The Committee, in its sole discretion, may determine the form of payment of dividends or dividend equivalents, including in the form of cash, Common Stock, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units.

Section 6.7. Participation. There is no guarantee that any Eligible Person will receive a Grant under the Plan or, having received a Grant, that the Participant will receive a future Grant on similar terms or at all. There is no obligation for uniformity of treatment of Eligible Persons with respect to who receives a Grant or the terms and conditions of Participants' Grants.

Section 6.8. Section 83(b) Election. The Committee may prohibit a Participant from making an election under Section 83(b) of the Code. If the Committee has not prohibited such election, and if the Participant elects to include in such Participant's gross income in the year of transfer the amounts specified in Section 83(b) of the Code, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, and will provide the required withholding pursuant to Section 12.8, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.

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ARTICLE VII

STOCK OPTIONS

Section 7.1. Grants. The Committee may grant Options in accordance with this Article. The Exercise Price for any Option shall not be less than Fair Market Value on the date of Grant. Each Agreement for an Option shall state whether such Option is an Incentive Stock Option or a Non‑qualified Stock Option. Incentive Stock Options may not be granted to an Eligible Person who is not an Employee of the Company or an Affiliate. Options may be awarded alone or in addition to other Grants made under the Plan.

Section 7.2. Exercise of Options.

(a)
Options may be exercised in whole or part at any time within the period permitted for the exercise thereof and shall be exercised by written notice of intent to exercise the Option delivered to the Secretary of the Company at its principal executive offices.

(b)
Except as may otherwise be provided below, the Purchase Price for each Option granted to an Eligible Person shall be payable in full in United States dollars upon the exercise of the Option. In the event the Company determines that it is required to withhold taxes as a result of the exercise of an Option, as a condition to the exercise thereof, an Employee may be required to make arrangements satisfactory to the Company to enable it to satisfy such withholding requirements in accordance with Section 12.8 hereof. If the applicable Agreement so provides, and the Committee otherwise so permits, the Purchase Price may be paid in one or a combination of the following:

(i)	by a certified or bank cashier's check;

(ii)
by the surrender of shares of Common Stock in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and shares of Common Stock, as long as the sum of the cash so paid and the Fair Market Value of the shares of Common Stock so surrendered equals the Purchase Price;

(iii)	by cancellation of indebtedness owed by the Company to the Participant; or

(iv)	by any combination of such methods of payment or any other method acceptable to the Committee in its discretion.

Except in the case of exercised Options paid for by certified or bank cashier's check, the Committee may impose limitations and prohibitions on the exercise of Options as it deems appropriate, including, without limitation, any limitation or prohibition designed to avoid accounting consequences which may result from the use of Common Stock as payment upon exercise of an Option. Any fractional shares of Common Stock resulting from a Participant's election that are accepted by the Company will be paid in cash or forfeited in the discretion of the Committee.
Section 7.3. Term of Options. The period during which any Option may be exercised shall not exceed ten (10) years from the Grant Date. No Option shall be exercisable until such time as set forth in the applicable Agreement (but in no event after the expiration of such Option).

Section 7.4. Special Rules For Incentive Stock Options.

(a)
Aggregate Fair Market Value. In the case of Incentive Stock Options granted hereunder, the aggregate Fair Market Value (determined as of the date of the Grant thereof) of the Common Stock with respect to which Incentive Stock Options become exercisable by any Participant for the first time during any calendar year (under the Plan and all other plans maintained by the Company or its Affiliates) shall not exceed $100,000.

(b)
Rules Applicable to Certain Owners. In the case of an individual described in Section 422(b)(6) of the Code (relating to certain 10 % owners), the Exercise Price with respect to an Incentive Stock Option shall not be less than 110 % of the Fair Market Value of a share of Common Stock on the day the Option is granted and the term of an Incentive Stock Option shall be no more than five years from the date of grant.

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(c)
Disqualifying Disposition. If shares of Common Stock acquired upon exercise of an Incentive Stock Option are disposed of in a disqualifying disposition within the meaning of Section 422 of the Code by a Participant prior to the expiration of either two years from the date of grant of such Option or one year from the transfer of such shares to the Participant pursuant to the exercise of such Option, or in any other disqualifying disposition within the meaning of Section 422 of the Code, such Participant shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company thereupon has a tax‑withholding obligation, shall pay to the Company an amount equal to any withholding tax the Company is required to pay as a result of the disqualifying disposition.

(d)
Disability. Solely for purposes of the provisions of the Plan as applied to Incentive Stock Options and notwithstanding any other provision of the Plan, “Disability” means a Participant's inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

Section 7.5. Grants to Non‑Employee Directors. Notwithstanding any other provision of the Plan to the contrary, this Section shall govern Grants to directors who are not Employees.

(a)
Grants. Each director who is not an Employee on the date he or she takes office as a director on or after the Effective Date shall receive a Grant of 100 Non‑qualified Stock Options as of such date. Each director is entitled to such other Grants (excluding Incentive Stock Options) as the Board may award at any time and from time to time.

(b)	Exercise Price. The Exercise Price of Non‑qualified Stock Options granted to a director equals the Fair Market Value of the Common Stock on such date.

(c)
Term. Non‑qualified Stock Options granted to directors hereunder shall have a term of five years; provided that Grants of Non‑qualified Stock Options expire one year after the date of which a director terminates his or her service as a director, but in no event later than the date on which such Non‑qualified Stock Options would otherwise expire. Grants other than Non‑qualified Stock Options shall have such terms as set by the Board in the applicable Agreement.

(d)
Exercise and Expiration. Unless provided otherwise by the Board in an Agreement, Options and SARs granted to a director hereunder are fully (100%) exercisable on the one‑year anniversary of the date of grant. Directors may exercise Non‑qualified Stock Options in the manner set forth in Section 7.2. Grants to directors pursuant to this Section 7.5 shall be governed by the same provisions for termination in the event of the director's death as contained in Sections 6.4(b) and 6.5(b) and in the event of the director's Disability as contained in Sections 6.4(c) and 6.5(b).

ARTICLE VIII

STOCK APPRECIATION RIGHTS

Section 8.1. Grant. The Committee has authority to grant Stock Appreciation Rights (“SARs”) under the Plan at any time or from time to time. A SAR shall entitle the Participant to receive Common Stock or cash upon exercise of such SAR equal in value to the excess of the Fair Market Value per share of Common Stock over the exercise price per share of Common Stock specified in the related Agreement, multiplied by the number of shares in respect of which the SAR is exercised, less any amount retained to cover tax withholdings, if necessary. The aggregate Fair Market Value per share of Common Stock shall be determined as of the date of exercise of such SAR. Settlement of a SAR shall be subject to the Participant's satisfaction in full of any conditions, restrictions or limitations imposed in accordance with the Plan or any Agreement. SARs may be awarded alone or in addition to other Grants made under the Plan.

Section 8.2. Required Terms and Conditions. SARs shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee deems desirable.

(a)
Price. The grant price of a SAR may not be less than 100% of the Fair Market Value per share of Common Stock on the date of grant, and the exercise price of a SAR may not be less than 100% of the Fair Market Value per share of Common Stock on the date of exercise.

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(b)
Term and Exercisability. The term and exercisability of a SAR shall be no longer than ten (10) years after the Grant Date. The Committee may provide in a SAR Agreement or thereafter for an accelerated exercise of all or part of a SAR upon such events or standards that it may determine, including one or more performance measures.

(c)
Method of Exercise. A Participant shall exercise a SAR by giving written notice of exercise to the Company specifying in whole shares the portion of the SAR to be exercised and if the Participant has more than one Grant of SARs which could be exercised, designating the particular Grant to be exercised.

(d)
No Deferral Features. To the extent necessary to comply with Code Section 409A, the SAR Agreement shall not include any features allowing the Participant to defer recognition of income past the date of exercise.

(e)
Modification. Notwithstanding any provision of the Plan to the contrary, the Committee shall not amend or otherwise modify a Grant of a SAR, which explicitly requires settlement only in cash, after the date of grant to permit settlement in Common Stock or a combination of Common Stock and cash.

Section 8.3. Standard Terms and Conditions. Unless the Committee specifies otherwise in the SAR Agreement, the terms set forth in this Section 8.4 shall apply to all SARs granted under the Plan. An SAR Agreement that incorporates the terms of the Plan by reference shall be deemed to have incorporated the terms set forth in this Section.

(a)	Term. The standard term of a SAR shall be seven (7) years beginning on the Grant Date.

(b)	Exercisability. The standard rate at which a SAR shall be exercisable shall be 25 percent of the Grant on each of the first four annual anniversaries of the Grant Date.

(c)
Nontransferability of Stock Appreciation Rights. The standard SAR Agreement shall provide that no SAR shall be sold, assigned, margined, transferred, encumbered, conveyed, gifted, alienated, hypothecated, pledged or otherwise disposed of, other than by will or the laws of descent and distribution, and all SARs shall be exercisable during the Participant's lifetime only by the Participant.

ARTICLE IX

RESTRICTED STOCK

Section 9.1. General. The Committee has authority to grant Restricted Stock under the Plan at any time or from time to time. The Committee shall determine the number of shares of Restricted Stock to be awarded to any Eligible Person, the Restriction Period within which such Grants may be subject to forfeiture and any other terms and conditions of the Grants, including without limitation providing for either grant or vesting upon the achievement of performance goals. To the extent the Company desires to avoid the deduction limit of Code Section 162(m) as applied to Restricted Stock, Grants of Restricted Stock must comply with Section 11.5.

Section 9.2. Required Terms and Conditions. Restricted Stock shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee deems desirable:

(a)	Restrictions. The Committee may condition the grant or vesting of the Restricted Stock on the performance of services for the Company or the attainment of performance goals, or both.

(b)
Delivery. The Company shall issue the shares of Restricted Stock to each recipient who is awarded a Grant of Restricted Stock either in certificate form or in book entry form, registered in the name of the recipient, with legends or notations, as applicable, referring to the terms, conditions and restrictions applicable to any such Grant and record the transfer on the Company's official shareholder records; provided that the Company may require that any stock certificates evidencing Restricted Stock granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that as a condition of any Grant of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such Grant.

Section 9.3. Standard Terms and Conditions. Unless the Committee specifies otherwise in the Restricted Stock Agreement, the terms set forth in this Section 9.3 shall apply to all Restricted Stock granted under the Plan. A Restricted Stock Agreement that incorporates the terms of the Plan by reference shall be deemed to have incorporated the terms set forth in this Section.

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(a)	Restriction Period. Standard Grants of Restricted Stock will vest in 50% increments on each annual anniversary of the date of grant beginning with the first anniversary.

(b)	Restrictions. The standard restrictions applicable to Restricted Stock are continued service of the Participant for the Company during the Restriction Period.

(c)
Rights. The standard terms of a Restricted Stock Agreement shall provide that the Participant shall have, with respect to the Restricted Stock, all of the rights of a shareholder of the Company holding the class of Common Stock that is the subject of the Restricted Stock, including, if applicable, the right to vote the shares and the right to receive any cash dividends, subject to Section 6.3.

Section 9.4. Price. The Committee may require a Participant to pay a stipulated purchase price for each share of Restricted Stock.

ARTICLE X

RESTRICTED STOCK UNITS

Section 10.1. General. The Committee has authority to grant Restricted Stock Units under the Plan at any time or from time to time. A Restricted Stock Unit is a bookkeeping entry of a grant of Common Stock that will be settled either by delivery of Common Stock or the payment of cash based upon the Fair Market Value of a specified number of Common Stock. The Committee shall determine the number of Restricted Stock Units to be awarded to any Participant, the Restriction Period within which such Grants may be subject to forfeiture and any other terms and conditions of the Grants, including, without limitation, providing for either grant or vesting upon the achievement of performance goals. To the extent the Company desires to avoid the deduction limit of Code Section 162(m) as applied to Restricted Stock Units, Grants of Restricted Stock Units must comply with Section 11.5. The Grant of a Restricted Stock Unit shall occur as of the grant date determined by the Committee. Restricted Stock Units may be awarded alone or in addition to other Grants made under the Plan.

Section 10.2. Required Terms and Conditions. Restricted Stock Units shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee deems desirable:

(a)
Restrictions. The Committee may condition the grant or vesting of the Restricted Stock Units on the performance of services for the Company, the attainment of performance goals, or both. To the extent tied to performance, the Company will comply with Section 11.5 if it desires to obtain a deduction.

(b)
Rights. The Committee shall be entitled to specify in a Restricted Stock Unit Agreement the extent to which and on what terms and conditions the applicable Participant shall be entitled to receive payments corresponding to the dividends payable on the Common Stock.

Section 10.3. Standard Terms and Conditions. Unless the Committee specifies otherwise in the Restricted Stock Unit Agreement, the terms set forth in this Section 10.3 shall apply to all Restricted Stock Units granted under the Plan. A Restricted Stock Unit Agreement that incorporates the terms of the Plan by reference shall be deemed to have incorporated the terms set forth in this Section:

(a)	Restriction Period. The standard Restriction Period shall be one year from the Grant Date.

(b)	Restrictions. The standard restrictions applicable to a Restricted Stock Unit are continued service of the Participant for the Company during the Restriction Period.

(c)	Rights. The standard terms of the Restricted Stock Units shall provide that the Participant is entitled to receive current payments corresponding to the dividends payable on the Common Stock.

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ARTICLE XI

OTHER AWARDS AND PERFORMANCE‑BASED GRANTS

Section 11.1. Performance Units. The Committee has authority to grant Performance Units under the Plan at any time or from time to time. A Performance Unit consists of the right to receive cash upon achievement of a performance goal or goals (as the case may be) and satisfaction of such other terms and conditions as the Committee determines. The Committee shall have complete discretion to determine the number of Performance Units granted to each Participant and any applicable conditions. An award of Performance Units shall be earned in accordance with the Agreement over a specified period of performance, as determined by the Committee. Unless expressly waived in the Agreement, an award of Performance Units must vest solely on the attainment of one or more performance goals. Performance Units may be granted alone or in addition to other Awards made under the Plan. The Committee, in its discretion, may substitute actual shares of Common Stock for the cash payment otherwise required to be made to a Participant pursuant to a Performance Unit. To the extent the Company desires to avoid the application of the deduction limit of Code Section 162(m) as applied to Performance Units, Grants of Performance Units will comply with the provisions of Section 11.5.

Section 11.2. Performance Shares. The Committee has authority to grant Performance Shares under the Plan at any time or from time to time. A Performance Share consists of the right to receive shares of Common Stock upon achievement of a performance goal or goals (as the case may be) and satisfaction of such other terms and conditions as the Committee determines. The Committee shall have complete discretion to determine the number of Performance Shares granted to each Participant and any applicable conditions. An award of Performance Shares shall be earned in accordance with the Agreement over a specified period of performance, as determined by the Committee. Unless expressly waived in the Agreement, an award of Performance Shares must vest solely on the attainment of one or more performance goals. Performance Shares may be granted alone or in addition to other Awards made under the Plan. The Committee, in its discretion, may make a cash payment equal to the Fair Market Value of the Common Stock otherwise required to be issued to a Participant pursuant to a Performance Share. To the extent the Company desires to avoid the application of the deduction limit of Code Section 162(m) as applied to Performance Shares, Grants of Performance Shares will comply with the provisions of Section 11.5.

Section 11.3. Other Awards. The Committee has authority to grant Other Awards under the Plan at any time and from time to time. An Other Award is a Grant not otherwise specifically provided for under the terms of the Plan that is valued in whole or in part by reference to, or is otherwise based upon or settled in, Common Stock. The Grant of an Other Award shall be evidenced by an Agreement, setting forth the terms and conditions of the Grant as the Committee, in its sole discretion within the terms of the Plan, deems desirable. Other Awards may be awarded alone or in addition to other Grants made under the Plan.

Section 11.4. Incentive Awards. The Committee has authority to grant Incentive Awards, which are annual cash payments to select officers and Employees based on the attainment of one or more performance goals as the Committee may determine. Incentive Awards must comply with the requirements of Section 11.5.

Section 11.5. Provisions Relating to Code Section 162(m). Unless expressly waived (either with respect to an individual Participant or a class of individual Participants) in writing by the Committee, it is the intent of the Company that Grants made to persons who are (or may become) “Covered Employees” (within the meaning of Section 162(m) of the Code) shall constitute “qualified performance‑based compensation” satisfying the relevant requirements of Code Section 162(m) and the guidance thereunder. Accordingly, the Plan shall be administered and the provisions of the Plan shall be interpreted in a manner consistent with Code Section 162(m). If any provision of the Plan or any Agreement relating to such a Grant does not comply or is inconsistent with the requirements of Code Section 162(m), unless expressly waived as described above, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. In addition, the following provisions shall apply to the Plan or a Grant to the extent necessary to obtain a tax deduction for the Company or an Affiliate:

(a)
Awards subject to this Section must vest (or may be granted or vest) solely on the attainment of one or more objective performance goals unrelated to term of employment. Grants will also be subject to the general vesting provisions provided in the Agreement and this Plan.

(b)
Within the first 90 days of the year, but in no event later than completion of 25% of the Performance Period or such earlier date as required under Section 162(m), the Committee must establish performance goals (in accordance with subsection (e) below) in writing (including but not limited to Committee minutes) for Covered Employees who will receive Grants that are intended as qualified performance‑based compensation. The outcome of the goal must be substantially uncertain at the time the Committee actually establishes the goal.

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(c)	The performance goal must state, in terms of an objective formula or standard, the method for computing the Grant payable to the Participant if the goal is attained.

(d)
The terms of the objective formula or standard must prevent any discretion being exercised by the Committee to later increase the amount payable that otherwise would be due upon attainment of the goal, but may allow discretion to decrease the amount payable.

(e)
The material terms of the performance goal must be disclosed to and subsequently approved in a separate vote by the stockholders before the payout is executed, unless they conform to one or any combination of the following goals/targets, each determined in accordance with generally accepted accounting principles or similar objective standards (and/or each as may appear in the annual report to stockholders, Form 10K or Form 10Q) as applied to the Company's activities or performance or relative to comparison companies and as applied to the Company as a whole or business units or divisions: revenue; revenue growth; earnings (including earnings per share, earnings before interest, taxes, depreciation and amortization, earnings before interest and taxes, and earnings before or after taxes); operating income; gross profit; net income; profit margins; earnings per share; return on assets; return on equity; return on invested capital; economic value‑added; efficiency ratio (other expenses as a percentage of other income plus net interest income); stock price; gross dollar volume; cost containment or reduction; total shareholder return; market share; asset growth; deposit growth; book value; expense deposit ratios; management; cash flow; customer satisfaction; regulatory compliance metrics; CAMELS rating; and loan originations.

The foregoing criteria may relate to the Company or its Affiliates, one or more of their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, all as the Committee shall determine.

(f)	A combination of the above performance goals may be used with a particular Agreement evidencing a Grant.

(g)
The Committee in its sole discretion in setting the goals/targets in the time prescribed above may provide for the making of equitable adjustments (singularly or in combination) to the goals/targets in recognition of unusual or nonrecurring events for the following qualifying objective items: asset impairments under Statement of Financial Accounting Standards No. 121, as amended or superseded; acquisition‑related charges; accruals for restructuring and/or reorganization program charges; merger integration costs; merger transaction costs; any profit or loss attributable to the business operations of any entity or entities acquired during the period of service to which the performance goal relates; tax settlements; any extraordinary, unusual‑in‑nature, infrequent‑in‑occurrence or other nonrecurring items (not otherwise listed) as described in Accounting Principles Board Opinion No. 30; any extraordinary, unusual‑in‑nature, infrequent‑in‑occurrence or other nonrecurring items (not otherwise listed) in management's discussion and analysis of financial condition results of operations, selected financial data, financial statements and/or in the footnotes, each as appearing in the annual report to stockholders; unrealized gains or losses on investments; charges related to derivative transactions contemplated by Statement of Financial Accounting Standards No. 133, as amended or superseded; and compensation charges related to FAS 123 (Revised) or its successor provision.

(h)
The Committee must certify in writing prior to payout that the performance goals and any other material terms were in fact satisfied. In the manner required by Section 162(m) of the Code, the Committee shall, promptly after the date on which the necessary financial and other information for a particular Performance Period becomes available, certify the extent to which performance goals have been achieved with respect to any Grant intended to qualify as “performance‑based compensation” under Section 162(m) of the Code. In addition, the Committee may, in its discretion, reduce or eliminate the amount of any Grant payable to any Participant, based on such factors as the Committee may deem relevant.

(i)	Limitation on Grants.

(i)
If a Grant is canceled, the canceled Grant continues to be counted against the maximum number of shares for which Grants may be awarded to the Participant under the Plan, but not towards the total number of shares reserved and available under the Plan pursuant to Section 5.1.

(ii)	During any fiscal year, the maximum aggregate number of shares of Common Stock for which Options and Stock Appreciation Rights may be granted to any Covered Employee shall not exceed 1,300,000 shares.

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(iii)
During any fiscal year, the maximum aggregate numbers of shares of Common Stock for which Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares and Other Awards may be granted to any Covered Employee shall not exceed 1,300,000 shares.

(iv)	During any fiscal year, the maximum cash payment hereunder for performance‑based compensation purposes under Code Section 162(m) to any Covered Employee shall not exceed $6,000,000.

(v)
In the case of an outstanding Grant intended to qualify for the performance‑based compensation exception under Section 162(m), the Committee shall not, without approval of a majority of the shareholders of the Company, amend the Plan or the Grant in a manner that would adversely affect the Grant's continued qualification for the performance‑based exception.

(vi)
Effective for any Performance Period beginning after January 1, 2009, notwithstanding any provision of the Plan to contrary, a Covered Employee whose employment with the Company terminates mid‑Performance Period, other than a termination because of death or Disability, shall not be entitled to a payout of a performance‑based Grant in any amount greater than the amount payable based on actual performance during the Performance Period, prorated based on the number of days during the Performance Period the Covered Employee was in employment with the Company.

ARTICLE XII

MISCELLANEOUS

Section 12.1. Effect of a Change in Control. Notwithstanding any other provision of this Plan to the contrary, all unvested, unexercisable or restricted Grants shall automatically vest, become exercisable and become unrestricted without further action by the Board or Committee upon a Change in Control, unless provisions are made in connection with the transaction resulting in the Change in Control for the assumption of Grants theretofore awarded, or the substitution for such Grants of new grants, by the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and the per share exercise prices, as provided in Section 5.4.

Section 12.2. Rights as a Shareholder. Other than certain voting rights permitted by the Plan or an Agreement, no person shall have any rights of a shareholder as to Common Stock subject to a Grant until, after proper transfer of the Common Stock subject to a Grant or other required action, such shares have been recorded on the Company's official shareholder records as having been issued and transferred. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued and transferred in the Company's official shareholder records.

Section 12.3. Modification, Extension and Renewal of Grants.

(a)
Ability. Within the limitations of the Plan, including the limits of Sections 8.2(f) and 12.9, the Committee may modify, extend or renew outstanding Grants, accept the cancellation of outstanding Grants (to the extent not previously exercised) to make new Grants in substitution therefor, accelerate vesting and waive any restrictions, forfeiture provisions or other terms and conditions on Grants, unless such action would not satisfy any applicable requirements of Rule 16b‑3 of the Exchange Act; provided, however, no such action shall result in an adjustment to the performance goals of any Grant intended to be exempt under Code Section 162(m) if the action results in such Grant not being deductible or increases the amount of compensation otherwise payable to a Participant. The foregoing notwithstanding, no such action shall apply to a Grant without the consent of the Participant if it would alter or impair any rights or obligations under any Grant previously made.

(b)
Code Section 409A Limitation. Any action taken under subsection (a) hereunder to any Grant that is considered “deferred compensation” within the meaning of Section 409A of the Code shall be made in compliance with the requirements of Code Section 409A. Any action taken under subsection (a) hereunder to any Grant that is not considered “deferred compensation” within the meaning of Code Section 409A shall be made in a manner to ensure that after such action, the Grant either continues not to be subject to Code Section 409A or complies with the requirements of Code Section 409A.

Section 12.4. Term of Plan. Grants may be made pursuant to the Plan until the expiration of ten (10) years from the Effective Date of the Plan, unless the Company sooner terminates the Plan under Section 12.6.

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Section 12.5. Securities Law Requirements.

(a)	Legality of Issuance. The issuance of any Common Stock in connection with a Grant shall be contingent upon the following:

(i)
the obligation of the Company to sell Common Stock with respect to Grants shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee;

(ii)	the Committee may make such changes to the Plan as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain tax benefits; and

(iii)
each Grant is subject to the requirement that if at any time the Committee determines, in its discretion, that the listing, registration or qualification of Common Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the Grant or the issuance of Common Stock, no Grants shall be granted or payment made or Common Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions in a manner acceptable to the Committee.

(b)
Restrictions on Transfer. Regardless of whether the offering and sale of Common Stock under the Plan has been registered under the Act or has been registered or qualified under the securities laws of any state, the Company may impose restrictions on the sale, pledge or other transfer of shares of Common Stock (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company and its counsel, such restrictions are necessary or desirable in order to achieve compliance with the provisions of the Act, the securities laws of any state or any other law. In the event that the sale of Common Stock under the Plan is not registered under the Act but an exemption is available which requires an investment representation or other representation, each Participant shall be required to represent that such shares of Common Stock are being acquired for investment, and not with a view to the sale or distribution thereof, and to make such other representations as are deemed necessary or appropriate by the Company and its counsel. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section shall be conclusive and binding on all persons.

(c)
Registration or Qualification of Securities. The Company may, but shall not be obligated to, register or qualify the issuance of Grants and/or the sale of Common Stock under the Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the issuance of Grants or the sale of Common Stock under the Plan to comply with any law.

(d)
Exchange of Certificates. If, in the opinion of the Company and its counsel, any legend placed on a stock certificate representing Common Stock sold under the Plan is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of shares of Common Stock but lacking such legend.

Section 12.6. Amendment of the Plan. The Board may from time to time, with respect to any Common Stock at the time not subject to Grants, suspend or discontinue the Plan or revise or amend it in any respect whatsoever. The Board may amend the Plan as it shall deem advisable, except that no amendment may adversely affect a Participant with respect to Grants previously made without the written consent of the Participant holding such Grant and unless such amendments are in connection with compliance with applicable laws (including Code Section 409A), stock exchange rules or accounting rules; provided that the Board may not make any amendment in the Plan, including the repricing, replacement or regranting through cancellation of Options or SARs, that would, if such amendment were not approved by the holders of the Common Stock, cause the Plan to fail to comply with any requirement or applicable law or regulation, unless and until the approval of the holders of such Common Stock is obtained.

Section 12.7. Application of Funds. The proceeds received by the Company from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.

Section 12.8. Tax Withholding. Each recipient of a Grant shall, no later than the date as of which the value of any Grant first becomes includable in the gross income of the recipient for federal income tax purposes, pay to the Company, or make

15

arrangements satisfactory to the Company regarding payment of any federal, state or local taxes of any kind that are required by law to be withheld with respect to such income. A Participant may elect to have such tax withholding satisfied, in whole or in part, by (i) authorizing the Company to withhold a number of shares of Common Stock to be issued pursuant to a Grant equal to the Fair Market Value as of the date withholding is effected that would satisfy the withholding amount due, (ii) transferring to the Company shares of Common Stock owned by the Participant with a Fair Market Value equal to the amount of the required withholding tax, or (iii) in the case of a Participant who is an Employee of the Company at the time such withholding is effected, by withholding from the Participant's cash compensation. Notwithstanding anything contained in the Plan to the contrary, the Participant's satisfaction of any tax‑withholding requirements imposed by the Committee shall be a condition precedent to the Company's obligation as may otherwise be provided hereunder to provide shares of Common Stock to the Participant, and the failure of the Participant to satisfy such requirements with respect to the exercise of an Option shall cause such Option to be forfeited. Any Participant who surrenders previously owned shares of Common Stock to satisfy withholding obligations incurred in connection with a Grant must comply with the applicable provisions of Rule 16b‑3 of the Exchange Act, if applicable.

Section 12.9. No Reload Rights and No Repricings. Options and SARs shall not contain any provisions entitling a Participant to an automatic grant of additional Options or SARs in connection with any exercise of the original Option or SAR. In no event will the Committee be permitted to reprice any Grant unless approved pursuant to a vote of the shareholders.

Section 12.10. Notices. All notices under the Plan shall be in writing and if to the Company, shall be delivered personally to the Secretary of the Company or mailed to its principal office, addressed to the attention of the Secretary, and if to a Participant or recipient of a Grant, shall be delivered personally or mailed to the Participant or recipient of a Grant at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section.

Section 12.11. Rights to Employment or Other Service. Nothing in the Plan or in any Option or Grant granted pursuant to the Plan shall confer on any individual any right to continue in the employ or other service of the Company (if applicable) or interfere in any way with the right of the Company and its shareholders to terminate the individual's employment or other service at any time.

Section 12.12. Exculpation and Indemnification. To the maximum extent permitted by law, the Company shall indemnify and hold harmless the members of the Board and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person's duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct or criminal acts of such persons.

Section 12.13. No Fund Created. Any and all payments hereunder to recipients of Grants hereunder shall be made from the general funds of the Company (or, if applicable, a Participating Company), and no special or separate fund shall be established or other segregation of assets made to assure such payments; provided that bookkeeping reserves may be established in connection with the satisfaction of payment obligations hereunder. The obligations of the Company under the Plan are unsecured and constitute a mere promise by the Company to make benefit payments in the future, and to the extent that any person acquires a right to receive payments under the Plan from the Company (or, if applicable, a Participating Company), such right shall be no greater than the right of a general unsecured creditor of the Company (or, if applicable, a Participating Company).

Section 12.14. Additional Arrangements. Nothing contained herein precludes any Participating Company from adopting other or additional compensation or benefit arrangements.

Section 12.15. Code Section 409A Savings Clause.

(a)
It is the intention of the Company that no Grant shall be “deferred compensation” subject to Section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise as provided below, and the Plan and the terms and conditions of all Grants shall be interpreted accordingly.

(b)
The terms and conditions governing any Grants that the Committee determines will be subject to Section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Common Stock pursuant thereto and any rules regarding treatment of such Grants in the event of a Change in Control, shall be set forth in the applicable Agreement and shall comply in all respects with Section 409A of the Code.

(c)
Following a Change in Control, no action shall be taken under the Plan that will cause any Grant that the Committee has previously determined is subject to Section 409A of the Code to fail to comply in any respect with Section 409A of the Code without the written consent of the Participant.

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Section 12.16. Captions. The use of captions in the Plan is for convenience. The captions are not intended to provide substantive rights and shall not be used in construing the terms of the Plan.

Section 12.17. Governing Law. The laws of Michigan shall govern the plan, without reference to principles of conflict of laws.

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FLAGSTAR BANCORP, INC.
5151 CORPORATE DR.
TROY, MICHIGAN 48098
REVOCABLE PROXY FOR THE ANNUAL MEETING
OF STOCKHOLDERS
August 20, 2013

The undersigned hereby constitutes and appoints Christine M. Reid and Danielle Tatum, and each of them, the proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of Stockholders of Flagstar Bancorp, Inc. (the “Company”) to be held at the national headquarters of the Company and Flagstar Bank, FSB, located at 5151 Corporate Dr., Troy, Michigan on August 20, 2013, at 11:00 a.m., local time, and any adjournments thereof, and to vote all the shares of stock of the Company which the undersigned may be entitled to vote, upon the following matters.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS MARKED HEREIN, AND WILL BE VOTED FOR THE APPROVAL OF ALL PROPOSALS SET FORTH BELOW, AND AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS, IF NO INSTRUCTIONS TO THE CONTRARY ARE MARKED HEREIN AND TO THE EXTENT THIS PROXY CONFERS SUCH DISCRETIONARY AUTHORITY.

(1)	The election of directors: Walter Carter, Alessandro DiNello, Jay J. Hansen, John D. Lewis, David J. Matlin, James A. Ovenden, Peter Schoels, Michael J. Shonka, and David L. Treadwell.

	For	Against	Abstain
Walter Carter	☐	☐	☐
Alessandro DiNello	☐	☐	☐
Jay J. Hansen	☐	☐	☐
John D. Lewis	☐	☐	☐
David J. Matlin	☐	☐	☐
James A. Ovenden	☐	☐	☐
Peter Schoels	☐	☐	☐
Michael J. Shonka	☐	☐	☐
David L. Treadwell	☐	☐	☐

(2) To vote on an advisory (non-binding) resolution to approve named executive officer compensation.

☐For	☐Against	☐Abstain

(3)	To hold an advisory (non-binding) vote on the frequency of future advisory votes on named executive officer compensation.

☐Every One Year	☐Every Two Years	☐Every Three Years	☐Abstain

(4)	To reapprove the performance criteria set forth in the Flagstar Bancorp, Inc. 2006 Equity Incentive Plan.

☐For	☐Against	☐ Abstain

(5)	To approve an amendment to the Flagstar Bancorp, Inc. 2006 Equity Incentive Plan to increase the number of shares available for awards and the individual award limits thereunder.

☐For	☐Against	☐Abstain

(6)	To ratify the appointment of Baker Tilly Virchow Krause, LLP as the Company's independent registered public accountants for the year ending December 31, 2013.

☐For	☐Against	☐Abstain

(7)	The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2012, and hereby revokes any proxy heretofore given. THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE ITS EXERCISE IN ACCORDANCE WITH THE PROCEDURES DESCRIBED IN THE PROXY STATEMENT.

Date:

Signature:

Signature:

PLEASE MARK, DATE AND SIGN AS YOUR NAME APPEARS HEREIN AND RETURN IN THE ENCLOSED ENVELOPE. If acting as executor, administrator, trustee, guardian, etc. you should so indicate when signing. If the signor is a corporation, please sign the full name by duly appointed officer. If a partnership, please sign in partnership name by authorized person. If shares are held jointly, each stockholder named should sign.

Important notice regarding the availability of proxy materials for the annual stockholder meeting to be held on August 20, 2013.

The Notice of Annual Meeting of Stockholders and the Proxy Statement relating to the Annual Meeting of Stockholders, as well as the 2012 Annual Report to Stockholders, are available at http://investors.flagstar.com/phoenix.zhtml?c=91343&p=irol-proxy. This proxy will not be used if you attend the Annual Meeting and choose to vote in person.